Exhibit 10.2

SECOND AMENDMENT dated as of August 5, 2020 (this “Amendment”), to the AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 5, 2020 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”), among EXPEDIA GROUP, INC., a Delaware corporation, the Borrowing Subsidiaries from time to time party thereto, the LENDERS from time to time party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent and London Agent.

WHEREAS, the Lenders have agreed to extend credit to the Borrowers under the Credit Agreement on the terms and subject to the conditions set forth therein;

WHEREAS, substantially concurrently with the effectiveness of this Amendment, the Company and Expedia Group International Holdings III, LLC, a Delaware limited liability company (the “Foreign Borrower”), intend to enter into the Credit Agreement dated as of August 5, 2020 (the “Foreign Facility Credit Agreement”), among the Company, the Foreign Borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and London agent;

WHEREAS, the Company has requested that the Lenders agree to effect certain amendments to the Credit Agreement as set forth herein, including amendments conforming the provisions of the Credit Agreement to the corresponding provisions agreed by the parties thereto in the Foreign Facility Credit Agreement; and

WHEREAS, the parties hereto, which include each Person that is a Lender as of the Second Amendment Effective Date (as defined below), are willing to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the preamble and the recitals hereto) have the meanings assigned to them in the Credit Agreement (as amended hereby).

SECTION 2. Amendment of Credit Agreement. Effective as of the Second Amendment Effective Date:

(a) The Credit Agreement (excluding, except as set forth below, all Schedules and Exhibits thereto, each of which shall remain as in effect immediately prior to the Second Amendment Effective Date) is hereby amended by inserting the language indicated in single underlined text (indicated textually in the same manner as the following example: single-underlined text or single-underlined text) in Exhibit A hereto and by deleting the language indicated by strikethrough text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) in Exhibit A hereto.

(b) Exhibit A to the Credit Agreement is hereby amended and restated in its entirety to be in the form of Exhibit B hereto.

(c) Exhibit I to the Credit Agreement is hereby deleted in its entirety.

(d) Upon the effectiveness of the Foreign Facility Credit Agreement and after giving effect to the automatic reduction in the aggregate amount of the Tranche 1 Commitments provided for in Section 2.09(c) of the Credit Agreement in connection therewith, Schedule 2.01 to the Credit Agreement is hereby replaced in its entirety with Schedule 2.01 hereto.

SECTION 3. Tranche 1 Reduction/Prepayment Amount; Net Settlement. (a) The parties hereto acknowledge that the effectiveness of the Foreign Facility Credit Agreement in accordance with the terms thereof constitutes a Tranche 1 Reduction/Prepayment Event pursuant to clauses (a) and (b) of the definition of such term (the “Specified Tranche 1 Reduction/Prepayment Event”), and hereby agree that, notwithstanding anything to the contrary in the Credit Agreement, the Tranche 1 Reduction/Prepayment Amount in respect thereof as of the Second Amendment Effective Date is (i) for purposes of Section 2.09(c), US$855,000,000 and (ii) for purposes of Sections 2.11(b) and 2.11(d), US$772,000,000.

(b) The parties hereto agree that, notwithstanding anything to the contrary in the Credit Agreement, the principal amount of Tranche 1 Revolving Loans of any Lender required to be prepaid pursuant to Sections 2.11(b) and 2.11(d) of the Credit Agreement on the Second Amendment Effective Date as a result of the occurrence of the Specified Tranche 1 Reduction/Prepayment Amount may be net settled, on a dollar for dollar basis, against the aggregate principal amount of the Loans (as defined in the Foreign Facility Credit Agreement) required to be made by such Lender (or an Affiliate thereof) on the Second Amendment Effective Date pursuant to the Foreign Facility Credit Agreement, such net settlement to be made pursuant to procedures approved by the Company, the Foreign Borrower and the Administrative Agent, with each Lender acknowledging and agreeing that, notwithstanding such net settlement and upon the occurrence thereof, such Lender shall have received (and hereby acknowledges receipt) of a prepayment of a principal amount of its Tranche 1 Revolving Loans equal to the aggregate principal amount of the Loans (as defined in the Foreign Facility Credit Agreement) of such Lender (or such Affiliate thereof) the funding of which shall have been so net settled. Each Lender hereby authorizes the Administrative Agent to enter into an agreement with the Company and the Foreign Borrower to provide for, and to set forth the mechanics and procedures of, the foregoing net settlement, all on such terms as the Administrative Agent shall deem to be reasonable in its sole discretion.

SECTION 4. Representations and Warranties. The Company and each Borrowing Subsidiary represents and warrants to the Lenders that:

(a) This Amendment has been duly executed and delivered by the Company and each Borrowing Subsidiary and (assuming due execution by the parties hereto other than the Company and the Borrowing Subsidiaries) constitutes a legal, valid and binding obligation of the Company and each Borrowing Subsidiary, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

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(b) Before and after giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects (in all respects in the case of representations and warranties qualified by materiality in the text thereof) on and as of the Second Amendment Effective Date with the same effect as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were so true and correct as of such earlier date.

(c) As of the Second Amendment Effective Date, before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 5. Effectiveness. This Amendment shall become effective as of the first date (the “Second Amendment Effective Date”) on which:

(a) the Administrative Agent and the London Agent shall have signed a counterpart of this Amendment and shall have received from the Company, each Borrowing Subsidiary and each Lender a counterpart of this Amendment executed by such Person (which, subject to Section 9.06(b) of the Credit Agreement, may include any Electronic Signatures transmitted by fax, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page of this Amendment); and

(b) the Foreign Facility Credit Agreement shall have become, or substantially concurrently with the effectiveness of this Amendment shall become, effective in accordance with its terms.

The Administrative Agent shall notify the Company, the Lenders and the Issuing Banks of the Second Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 6. Effect of this Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Agents, the Issuing Banks or the Lenders under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to any other consent to, or any other waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

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(b) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, refer to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other Loan Document shall be deemed to be a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 7. Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 8. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute a single instrument.

SECTION 9. Fees and Expenses. The Company agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent. All fees shall be payable in immediately available funds and shall not be refundable.

SECTION 10. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

SECTION 11. Incorporation by Reference. The provisions of Sections 9.06(b), 9.07, 9.09(b), 9.09(c), 9.09(d), 9.10 and 9.11 of the Credit Agreement are hereby incorporated by reference as if set forth in full herein, mutatis mutandis.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

EXPEDIA GROUP, INC.,

by:
/s/ Robert J. Dzielak
	Name:	Robert J. Dzielak
	Title:	Chief Legal Officer & Secretary

EXPEDIA, INC.,

by:
/s/ Robert J. Dzielak
	Name:	Robert J. Dzielak
	Title:	Chief Legal Officer & Secretary

travelscape, llc,

by:
/s/ Robert J. Dzielak
	Name:	Robert J. Dzielak
	Title:	Chief Legal Officer & Secretary

hotwire, inc.,

by:
/s/ Robert J. Dzielak
	Name:	Robert J. Dzielak
	Title:	Chief Legal Officer & Secretary

[Signature Page to Second Amendment]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, London Agent and Issuing Bank,

by:
/s/ John G. Kowalczuk
	Name:	John G. Kowalczuk
	Title:	Executive Director

[Signature Page to Second Amendment]

SIGNATURE PAGE TO

SECOND AMENDMENT TO

CREDIT AGREEMENT DATED AS OF MAY 5, 2020 OF

EXPEDIA GROUP, INC.

Bank of America, N.A., as a Lender and Issuing Bank

by:
/s/ Eric Ridgway
	Name:	Eric Ridgway
	Title:	Director

[Signature Page to Second Amendment]

SIGNATURE PAGE TO

SECOND AMENDMENT TO

CREDIT AGREEMENT DATED AS OF MAY 5, 2020 OF

EXPEDIA GROUP, INC.

Name of Institution (with any institution that is both a Lender and an Issuing Bank executing and delivering this Amendment in both such capacities): BNP PARIBAS by:
/s/ Barbara Nash
	Name:	Barbara Nash
	Title:	Managing Director

by:
/s/ Stefano Locatelli
Name:	Stefano Locatelli
Title:	Vice President

[Signature Page to Second Amendment]

SIGNATURE PAGE TO
SECOND AMENDMENT TO
CREDIT AGREEMENT DATED AS OF MAY 5, 2020 OF
EXPEDIA GROUP, INC.

Name of Institution: Mizuho Bank, Ltd.

by:
/s/ Tracy Rahn
Name: Tracy Rahn Title: Executive Director

[Signature Page to Second Amendment]

SIGNATURE PAGE TO
SECOND AMENDMENT TO
CREDIT AGREEMENT DATED AS OF MAY 5, 2020 OF
EXPEDIA GROUP, INC.

Lender: HSBC Bank USA, National Association

by:
/s/ Chris Burns
Name: Chris Burns Title: Senior Vice President

[Signature Page to Second Amendment]

SIGNATURE PAGE TO
SECOND AMENDMENT TO
CREDIT AGREEMENT DATED AS OF MAY 5, 2020 OF
EXPEDIA GROUP, INC.

Name of Institution: MUFG BANK, LTD.

by:
/s/ Ted Jurgielewicz
Name: Ted Jurgielewicz Title: Vice President

[Signature Page to Second Amendment]

SIGNATURE PAGE TO
SECOND AMENDMENT TO
CREDIT AGREEMENT DATED AS OF MAY 5, 2020 OF
EXPEDIA GROUP, INC.

Name of Institution (with any institution that is both a Lender and an Issuing Bank executing and delivering this Amendment in both such capacities): Royal Bank of Canada by:
/s/ Jenny Wang
Name: Jenny Wang Title: Vice President

[Signature Page to Second Amendment]

SIGNATURE PAGE TO
SECOND AMENDMENT TO
CREDIT AGREEMENT DATED AS OF MAY 5, 2020 OF
EXPEDIA GROUP, INC.

Name of Institution (with any institution that is both a Lender and an Issuing Bank executing and delivering this Amendment in both such capacities): Sumitomo Mitsui Banking Corporation by:
/s/ Richard Eisenberg
Name: Richard Eisenberg Title: Managing Director

[Signature Page to Second Amendment]

SIGNATURE PAGE TO
SECOND AMENDMENT TO
CREDIT AGREEMENT DATED AS OF MAY 5, 2020 OF
EXPEDIA GROUP, INC.

Name of Institution (with any institution that is both a Lender and an Issuing Bank executing and delivering this Amendment in both such capacities): U.S. Bank National Association by:
/s/ Lukas Coleman
\	Name: Lukas Coleman Title: Vice President

[Signature Page to Second Amendment]

SIGNATURE PAGE TO
SECOND AMENDMENT TO
CREDIT AGREEMENT DATED AS OF MAY 5, 2020 OF
EXPEDIA GROUP, INC.

Name of Lender: THE BANK OF NOVA SCOTIA

by:
/s/ Michelle C. Phillips
Name: Michelle C. Phillips Title: Managing Director

[Signature Page to Second Amendment]

SIGNATURE PAGE TO
SECOND AMENDMENT TO
CREDIT AGREEMENT DATED AS OF MAY 5, 2020 OF
EXPEDIA GROUP, INC.

Name of Institution (with any institution that is both a Lender and an Issuing Bank executing and delivering this Amendment in both such capacities): GOLDMAN SACHS BANK USA by:
/s/ Jamie Minieri
Name: Jamie Minieri Title: Authorized Signatory

[Signature Page to Second Amendment]

SIGNATURE PAGE TO
SECOND AMENDMENT TO
CREDIT AGREEMENT DATED AS OF MAY 5, 2020 OF
EXPEDIA GROUP, INC.

Name of Institution (Lender): STANDARD CHARTERED BANK

by:
/s/ James Beck
Name: James Beck Title: Associate Director

[Signature Page to Second Amendment]

Amendments to Credit Agreement

EXHIBIT A

~~This Composite Copy has been prepared solely for convenience of reference and is not a legal document. Reference should be made to the Amended and Restated Credit Agreement as originally executed and the First Amendment thereto dated as of July 6, 2020, as it is those documents, and not this Composite Copy, that set forth the rights and obligations of the parties thereto with respect to the Amended and Restated Credit Agreement~~

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of the Restatement Effective Date,

among

EXPEDIA GROUP, INC.,

the BORROWING SUBSIDIARIES from time to time party hereto,

the LENDERS from time to time party hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and London Agent

___________________________

JPMORGAN CHASE BANK, N.A.,

BOFA SECURITIES, INC.,

BNP PARIBAS SECURITIES CORP.,

MIZUHO BANK, LTD.,

and

HSBC BANK USA, NATIONAL ASSOCIATION,

as Joint Lead Arrangers and Joint Bookrunners

BANK OF AMERICA, N.A.

and

MIZUHO BANK, LTD.,

as Co-Syndication Agents

BNP PARIBAS

and

HSBC BANK USA, NATIONAL ASSOCIATION,

as Co-Documentation Agents

[CS&M Ref. No. 6701-507]

TABLE OF CONTENTS

Page

ARTICLE I

Definitions

SECTION 1.01. Defined Terms	1
SECTION 1.02. Classification of Loans and Borrowings	~~51~~56
SECTION 1.03. Terms Generally	~~51~~56
SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations	~~51~~57
SECTION 1.05. Currency Translation	~~52~~58
SECTION 1.06. Interest Rates; LIBOR Notification	~~53~~59
SECTION 1.07. Divisions	~~54~~59
SECTION 1.08. Foreign Facility Cashless Rollover	~~54~~60
SECTION 1.09. Restricted Secured Obligations	~~54~~60

ARTICLE II

The Credits

SECTION 2.01. Commitments	~~55~~60
SECTION 2.02. Loans and Borrowings	~~55~~60
SECTION 2.03. Requests for Borrowings	~~56~~61
SECTION 2.04. Borrowing Subsidiaries	~~57~~62
SECTION 2.05. [Reserved]	~~57~~63
SECTION 2.06. Letters of Credit	~~57~~63
SECTION 2.07. Funding of Borrowings	~~65~~70
SECTION 2.08. Interest Elections	~~66~~71
SECTION 2.09. Termination and Reduction of Commitments; Conversion of Commitments	~~67~~72
SECTION 2.10. Repayment of Loans; Evidence of Debt	~~70~~75
SECTION 2.11. Prepayment of Loans	~~70~~75
SECTION 2.12. Fees ~~72~~ 77
SECTION 2.13. Interest	~~73~~78
SECTION 2.14. Alternate Rate of Interest	~~74~~79
SECTION 2.15. Increased Costs	~~76~~82
SECTION 2.16. Break Funding Payments	~~78~~84
SECTION 2.17. Taxes	~~78~~85
SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~82~~89
SECTION 2.19. Mitigation Obligations; Replacement of Lenders	~~84~~91
SECTION 2.20. Defaulting Lenders	~~85~~92

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ARTICLE III

Representations and Warranties

SECTION 3.01. Organization; Powers	~~87~~94
SECTION 3.02. Authorization; Enforceability	~~87~~94
SECTION 3.03. Governmental Approvals; No Conflicts	~~88~~94
SECTION 3.04. Financial Condition; No Material Adverse Change	~~88~~95
SECTION 3.05. Properties	~~88~~95
SECTION 3.06. Litigation and Environmental Matters	~~89~~95
SECTION 3.07. Compliance with Laws and Agreements	~~89~~96
SECTION 3.08. Investment Company Status	~~89~~96
SECTION 3.09. Taxes	~~89~~96
SECTION 3.10. ERISA	~~90~~96
SECTION 3.11. Disclosure	~~90~~96
SECTION 3.12. Subsidiaries	~~90~~97
SECTION 3.13. Use of Proceeds; Margin Regulations	~~90~~97
SECTION 3.14. Anti-Corruption Laws and Sanctions	~~90~~97
SECTION 3.15. Collateral Matters	~~90~~97

ARTICLE IV

Conditions

SECTION 4.01. Restatement Effective Date	~~92~~98
SECTION 4.02. Each Credit Event	~~92~~98
SECTION 4.03. Initial Credit Event in Respect of Each Borrowing Subsidiary	~~93~~99

ARTICLE V

Affirmative Covenants

SECTION 5.01. Financial Statements and Other Information	~~94~~100
SECTION 5.02. Notices of Material Events	~~96~~103
SECTION 5.03. Existence; Conduct of Business	~~97~~103
SECTION 5.04. Payment of Tax Liabilities	~~97~~103
SECTION 5.05. Maintenance of Properties; Insurance	~~97~~104
SECTION 5.06. Books and Records; Inspection Rights	~~98~~104
SECTION 5.07. Compliance with Laws	~~98~~105
SECTION 5.08. Guarantee and Collateral Requirement ~~98.~~	105
SECTION 5.09. Further Assurances	~~99~~106
~~SECTION 5.10. Foreign Facility~~	~~99~~

ARTICLE VI

Negative Covenants

SECTION 6.01. Indebtedness	~~100~~106
SECTION 6.02. Liens	~~104~~ 111
SECTION 6.03. Sale/Leaseback Transactions	~~107~~113
SECTION 6.04. Fundamental Changes; Business Activities	~~107~~114
SECTION 6.05. Restricted Payments	~~108~~115
SECTION 6.06. Transactions with Affiliates	~~109~~116
SECTION 6.07. Restrictive Agreements	~~110~~117
SECTION 6.08. Asset Dispositions	~~111~~118
SECTION 6.09. Use of Proceeds and Letters of Credit; Margin Regulations	~~115~~122
SECTION 6.10. Leverage Ratio	~~116~~122
SECTION 6.11. Minimum Liquidity	~~116~~123
SECTION 6.12. Investments and Acquisitions	~~116~~123
SECTION 6.13. Maintenance of Borrowing Subsidiaries as Wholly Owned Subsidiaries	~~119~~126

ARTICLE VII

Events of Default

SECTION 7.01. Events of Default	~~119~~126

ARTICLE VIII

The Agents

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices	~~129~~137
SECTION 9.02. Waivers; Amendments	~~131~~139
SECTION 9.02A. Certain Agreements	~~134~~141
SECTION 9.03. Expenses; Indemnity; Damage Waiver	~~135~~143
SECTION 9.04. Successors and Assigns	~~137~~144
SECTION 9.05. Survival	~~141~~148
SECTION 9.06. Counterparts; Integration; Effectiveness; Issuing Banks	~~142~~149
SECTION 9.07. Severability	~~142~~150
SECTION 9.08. Right of Setoff	~~143~~150
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process	~~143~~150
SECTION 9.10. WAIVER OF JURY TRIAL	~~144~~151
SECTION 9.11. Headings	~~144~~151
SECTION 9.12. Confidentiality	~~144~~152
SECTION 9.13. Interest Rate Limitation	~~145~~153

SECTION 9.14. Release of Guarantees and Collateral	~~146~~153
SECTION 9.15. Conversion of Currencies	~~147~~154
SECTION 9.16. Certain Notices	~~147~~155
SECTION 9.17. No Fiduciary Relationship	~~147~~155
SECTION 9.18. Non-Public Information	~~148~~155
SECTION 9.19. Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~148~~156
SECTION 9.20. Acknowledgement Regarding Any Supported QFCs	~~149~~156
SECTION 9.21. MIRE Event	~~149~~157

SCHEDULES:

Schedule 1.01 — Certain Disclosure

Schedule 2.06 — Initial Issuing Bank LC Commitment

Schedule 3.06 — Disclosed Matters

Schedule 3.12 — Subsidiaries

Schedule 6.01 — Existing Indebtedness

Schedule 6.02 — Existing Liens

Schedule 6.07 — Existing Restrictions

Schedule 6.11 — Sample Liquidity Calculation

Schedule 9.12 — Participant Confidentiality Restricted List

EXHIBITS:

Exhibit A — Form of Assignment and Assumption

Exhibit B — Form of Borrowing Request
Exhibit C — Form of Issuing Bank Agreement

Exhibit D — Form of Interest Election Request

Exhibit E — Form of Borrowing Subsidiary Agreement

Exhibit F — Form of Borrowing Subsidiary Termination

Exhibit G-1 — Form of US Tax Compliance Certificate (For Non-U.S. Lenders That Are

Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit G-2 — Form of US Tax Compliance Certificate (For Non-U.S. Participants That

Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit G-3 — Form of US Tax Compliance Certificate (For Non-U.S. Participants That

Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit G-4 — Form of US Tax Compliance Certificate (For Non-U.S. Lenders That Are

Partnerships For U.S. Federal Income Tax Purposes)

Exhibit H — Form of Supplemental Perfection Certificate

Exhibit I — ~~Foreign Facility Term Sheet~~[Reserved]

Exhibit J — Form of Intercompany Indebtedness Subordination Agreement

v

AMENDED AND RESTATED CREDIT AGREEMENT dated as of the Restatement Effective Date, among EXPEDIA GROUP, INC., a Delaware corporation; the BORROWING SUBSIDIARIES from time to time party hereto; the LENDERS from time to time party hereto; and JPMORGAN CHASE BANK, N.A., as Administrative Agent and London Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” means any acquisition, or series of related acquisitions (including pursuant to any merger or consolidation), of property that constitutes (a) assets comprising all or substantially all of a division, business or operating unit or product line of any Person or (b) at least a majority of the Equity Interests in a Person.

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in US Dollars for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1% (with 0.005% being rounded up)) equal to the product of (a) the LIBO Rate for US Dollars for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII, or such Affiliates or branches thereof as it shall from time to time designate by notice to the Company and the Lenders for the purpose of performing any of its obligations hereunder or under any other Loan Document.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Holders” means, with respect to any specified natural person, (a) such specified natural person’s parents, spouse, siblings, descendants, step children, step grandchildren, nieces and nephews and their respective spouses, (b) the estate, legatees and devisees of such specified natural person and each of the persons referred to in clause (a) of this definition, and (c) any company, partnership, trust or other entity or investment vehicle created for the benefit of, or Controlled by, such specified natural person or any of the persons referred to in clause (a) or (b) of this definition or the holdings of which are for the primary benefit of such specified natural person or any of the persons referred to in clause (a) or (b) of this definition or created by any such person for the benefit of any charitable organization or for a charitable purpose.

“Agents” means the Administrative Agent and the London Agent.

“Agreement” means this Amended and Restated Credit Agreement.

“Agreement Currency” has the meaning assigned to such term in Section 9.15(b).

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% per annum and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in US Dollars with a maturity of one month plus 1% per annum. For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the applicable Screen Rate (or, if such Screen Rate is not available for a maturity of one month with respect to US Dollars but is available for periods both longer and shorter than such period, the Interpolated Screen Rate) at approximately 11:00 a.m., London time, on such day for deposits in US Dollars with a maturity of one month; provided that if such rate shall be less than zero, such rate shall be deemed to be zero. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until an amendment hereto has become effective pursuant to Section 2.14(b)), then for purposes of clause (c) above the Adjusted LIBO Rate shall be deemed to be zero. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, as the case may be.

“Alternative LC Currency” means Euro, Sterling, Australian Dollars, Singapore Dollars, Canadian Dollars and any other currency (other than US Dollars) for which an Exchange Rate and an LC Exchange Rate may be obtained; provided that at the time of the issuance, amendment or extension of any Letter of Credit denominated in a currency other than US Dollars, Euro, Sterling, Australian Dollars, Singapore Dollars or Canadian Dollars, such other currency is reasonably acceptable to the Applicable Agent and the Issuing Bank in respect of such Letter of Credit.

“Ancillary Document” has the meaning assigned to such term in Section 9.06(b).

“Annualized Basis” means, when used in reference to any calculation of Leverage Ratio, (a) in the case of any calculation of Leverage Ratio as of any date prior to June 30, 2022, that Consolidated EBITDA used in the denominator thereof be calculated on an annualized basis using Consolidated EBITDA for the two consecutive fiscal quarter period of the Company most recently ended on or prior to such date multiplied by two and (b) in the case of any calculation of Leverage Ratio as of June 30, 2022, that Consolidated EBITDA used in the denominator thereof be calculated on an annualized basis using Consolidated EBITDA for the three consecutive fiscal quarter period of the Company ending on March 31, 2022 multiplied by 4/3.

“Anti-Corruption Laws” means all laws, rules~~,~~ and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977.

“Applicable Agent” means (a) with respect to a Loan or Borrowing denominated in US Dollars or Canadian Dollars or any Letter of Credit, and with respect to any payment hereunder that does not relate to a particular Loan or Borrowing, the Administrative Agent and (b) with respect to a Loan or Borrowing denominated in any currency other than US Dollars or Canadian Dollars, the London Agent.

“Applicable Creditor” has the meaning assigned to such term in Section 9.15(b).

“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurocurrency Loan, or with respect to the commitment fees payable hereunder, as the case may be, (a) in the case of the Tranche 1 Revolving Loans and commitment fees payable with respect to the Tranche 1 Commitments, (i) for any day that the Facility Exposure exceeds US$1,145,000,000, the applicable rate per annum set forth below in the Pricing Grid A—Tranche 1 under the caption “ABR Spread Tranche 1”, “Eurocurrency Spread Tranche 1” or “Commitment Fee Rate Tranche 1”, as the case may be, and (ii) for any day that the Facility Exposure does not exceed US$1,145,000,000, the applicable rate per annum set forth below in the Pricing Grid B—Tranche 1 under the caption “ABR Spread Tranche 1”, “Eurocurrency Spread Tranche 1” or “Commitment Fee Rate Tranche 1”, as the case may be, and (b) in the case of the Tranche 2 Revolving Loans and commitment fees payable with respect to the Tranche 2 Commitments, the applicable rate per annum set forth below in the Pricing Grid—Tranche 2 under the caption “ABR Spread Tranche 2”, “Eurocurrency Spread Tranche 2” or “Commitment Fee Rate Tranche 2”, as the case may be, in each case, based upon the Company’s senior unsecured non-credit-enhanced long-term debt ratings from S&P and Moody’s as of such date; provided that in the case of Tranche 1, (x) notwithstanding the foregoing but subject to clause (y) below, prior to December 31, 2021, the “Applicable Rate” for any day shall mean (A) in the case of Tranche 1 Revolving Loans, (1) for any day that the Facility Exposure exceeds US$1,145,000,000, 1.35% per annum with respect to ABR Loans and 2.35% per annum with respect to Eurocurrency Loans and (2) for any day that the Facility Exposure does not exceed US$1,145,000,000, 1.25% per annum with respect to ABR Loans and 2.25% per annum with respect to Eurocurrency Loans, and (B) in the case of the commitment fees payable with respect to Tranche 1 Commitments hereunder, 0.30% per annum and (y) in the event the Leverage Condition shall have been satisfied as of the end of the fiscal year or fiscal quarter of the Company ended after the Restatement Effective Date for which the consolidated financial statements of the Company have been most recently delivered pursuant to Section 5.01(a) or 5.01(b), then, on the third Business Day following the delivery of the related compliance certificate pursuant to Section 5.01(c) demonstrating such satisfaction, the provisions of clause (x) above shall cease to apply until the third Business Day following the next delivery of the consolidated financial statements of the Company pursuant to Section 5.01(a) or 5.01(b); provided further that in the event the Company has not delivered any consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or 5.01(b), then the provisions of clause (y) above shall cease to apply from and after the date such consolidated financial statements were required to have been so delivered and until the third Business Day following the date such consolidated financial statements are so delivered.

Pricing Grid A—Tranche 1

(basis points per annum)

Level	Level 1	Level 2	Level 3	Level 4	Level 5
Rating	At Least BBB+ by S&P/Baa1 Moody’s	BBB by S&P/Baa2 by Moody’s	BBB- by S&P/Baa3 by Moody’s	BB+ by S&P/Ba1 by Moody’s	Lower than BB+ by S&P/Ba1 by Moody’s or unrated
Commitment Fee Rate Tranche 1	12.5	15.0	17.5	25.0	35.0
Eurocurrency Spread Tranche 1	110.0	122.5	135.0	160.0	185.0
ABR Spread Tranche 1	10.0	22.5	35.0	60.0	85.0

Pricing Grid B—Tranche 1

(basis points per annum)

Level	Level 1	Level 2	Level 3	Level 4	Level 5
Rating	At Least BBB+ by S&P/Baa1 Moody’s	BBB by S&P/Baa2 by Moody’s	BBB- by S&P/Baa3 by Moody’s	BB+ by S&P/Ba1 by Moody’s	Lower than BB+ by S&P/Ba1 by Moody’s or unrated
Commitment Fee Rate Tranche 1	12.5	15.0	17.5	25.0	35.0
Eurocurrency Spread Tranche 1	100.0	112.5	125.0	150.0	175.0
ABR Spread Tranche 1	0.0	12.5	25.0	50.0	75.0

Pricing Grid – Tranche 2

(basis points per annum)

Level	Level 1	Level 2	Level 3	Level 4	Level 5
Rating	At Least BBB+ by S&P/Baa1 Moody’s	BBB by S&P/Baa2 by Moody’s	BBB- by S&P/Baa3 by Moody’s	BB+ by S&P/Ba1 by Moody’s	Lower than BB+ by S&P/Ba1 by Moody’s or unrated
Commitment Fee Rate Tranche 2	12.5	15.0	17.5	25.0	35.0
Eurocurrency Spread Tranche 2	100.0	112.5	125.0	150.0	175.0
ABR Spread Tranche 2	0.0	12.5	25.0	50.0	75.0

For purposes of the foregoing Pricing Grids, (i) if either Moody’s or S&P shall not have in effect a rating for the Company’s senior unsecured non-credit-enhanced long-term debt (other than by reason of the circumstances referred to in the last sentence of this definition), then the Commitment Fee Rate, the Eurocurrency Spread and the ABR Spread shall be based upon the rating of the other rating agency; (ii) if neither Moody’s nor S&P shall have in effect a rating for the Company’s senior unsecured non-credit-enhanced long-term debt (other than by reason of the circumstances referred to in the last sentence of this definition), then the Commitment Fee Rate, the Eurocurrency Spread and the ABR Spread shall be based upon Level 5 set forth in the applicable Pricing Grid; (iii) if the ratings or deemed ratings by S&P and Moody’s shall fall within different Levels, the Commitment Fee Rate, the Eurocurrency Spread and ABR Spread shall be based upon the higher rating, unless the ratings differ by two or more Levels, in which case the Commitment Fee Rate, the Eurocurrency Spread and ABR Spread will be based upon the Level set forth in the applicable Pricing Grid next below that corresponding to the higher rating; and (iv) if the rating established or deemed to have been established by Moody’s or S&P shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate as a result of a change in ratings or deemed ratings shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate, when determined by reference to the applicable Pricing Grid, shall be determined by reference to the ratings most recently in effect prior to such change or cessation.

“Approved Electronic Platform” means IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by any Agent to be its electronic transmission system.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means JPMorgan Chase Bank, N.A., BofA Securities, Inc., BNP Paribas Securities Corp., Mizuho Bank, Ltd. and HSBC Bank USA, National Association in their capacities as joint lead arrangers and joint bookrunners for the credit facility provided for herein.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an Approved Electronic ~~System~~Platform) approved by the Administrative Agent.

“Attributable Debt” has the meaning assigned to such term in the Existing Indentures; provided that, to the extent that the definitions in different Existing Indentures yield different amounts of Attributable Debt with respect to any sale and lease-back transaction, it shall have the meaning assigned to such term in the Existing Indenture that yields the greatest amount of Attributable Debt.

“AUD Bank Bill Rate” means, with respect to any Borrowing denominated in Australian Dollars for any Interest Period, the applicable Screen Rate as of the Specified Time on the Quotation Date.

“Australian Dollars” or “AUD$” refers to lawful money of Australia.

“Authorized Officer” means, with respect to any Person, any of the chairman of the board, the chief executive officer, the president, the chief financial officer, the treasurer, any assistant treasurer, the secretary, any assistant secretary, any vice president or any other officer or manager (or authorized signatory holding equivalent function) of such Person (or of such Person’s general partner, member or other similar Person); provided that, when such term is used in reference to any document executed by, or a certification of, an Authorized Officer, upon request of the Administrative Agent, the secretary, an assistant secretary or any other officer or manager (or authorized signatory holding equivalent function) of such Person (or of such Person’s general partner, member or other similar Person) shall have delivered (which delivery may be made on the Restatement Effective Date) an incumbency certificate to the Administrative Agent as to the authority of such individual.

“Availability Period” means the period from and including the Restatement Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments of the applicable Class.

“Average COF Rate” has the meaning assigned to such term in Section 2.14(a).

“Bail-In Action” means~~, as to any EEA Financial Institution,~~ the exercise of any Write-Down and Conversion Powers by an applicable Resolution Authority in respect of any liability of any Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom (to the extent that the United Kingdom is not an EEA Member Country which has implemented or implements Article 55 of Directive 2014/59/EU), Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code.

“Benchmark Rate” means the LIBO Rate, EURIBO Rate, CDO Rate or AUD Bank Bill Rate, as applicable.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Company giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the applicable Benchmark Rate for syndicated credit facilities denominated in the applicable currency and (b) the Benchmark Replacement Adjustment; provided that if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for all purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Adjustment” means the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Company giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the applicable Benchmark Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the applicable Benchmark Rate with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable currency at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Rate).

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Foreign Currency Overnight Rate”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to any Benchmark Rate:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the applicable Screen Rate permanently or indefinitely ceases to provide the applicable Screen Rate; or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to any Benchmark Rate:

(a) a public statement or publication of information by or on behalf of the administrator of the applicable Screen Rate announcing that such administrator has ceased or will cease to provide the applicable Screen Rate, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the applicable Screen Rate;

(b) a public statement or publication of information by the regulatory supervisor for the administrator of the applicable Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the applicable Screen Rate, a resolution authority with jurisdiction over the administrator for the applicable Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the applicable Screen Rate, in each case which states that the administrator of the applicable Screen Rate has ceased or will cease to provide the applicable Screen Rate permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the applicable Screen Rate; and/or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of the applicable Screen Rate announcing that the applicable Screen Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Company, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to any Benchmark Rate and solely to the extent that such Benchmark Rate has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark Rate for all purposes hereunder in accordance with Section 2.14 and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark Rate for all purposes hereunder pursuant to Section 2.14.

“Benefit Plan” means (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” means, with respect to any party, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such party.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means the Company or any Borrowing Subsidiary.

“Borrowing” means Loans of the same Class, Type and currency, made, converted or continued on the same date and to the same Borrower and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” means (a) in the case of a Borrowing denominated in US Dollars, US$5,000,000, (b) in the case of a Borrowing denominated in Euro, €5,000,000, (c) in the case of a Borrowing denominated in Sterling, £5,000,000, (d) in the case of a Borrowing denominated in Canadian Dollars, CAD$5,000,000 and (e) in the case of a Borrowing denominated in Australian Dollars, AUD$5,000,000.

“Borrowing Multiple” means (a) in the case of a Borrowing denominated in US Dollars, US$1,000,000, (b) in the case of a Borrowing denominated in Euro, €1,000,000, (c) in the case of a Borrowing denominated in Sterling, £1,000,000, (d) in the case of a Borrowing denominated in Canadian Dollars, CAD$1,000,000 and (e) in the case of a Borrowing denominated in Australian Dollars, AUD$1,000,000.

“Borrowing Request” means a request by a Borrower (or the Company on its behalf) for a Borrowing in accordance with Section 2.03, which shall be in the form of Exhibit B or any other form approved by the Administrative Agent.

“Borrowing Subsidiary” means, at any time, (a) each of Expedia, Inc., a Washington corporation, Travelscape, LLC, a Nevada limited liability company, and Hotwire, Inc., a Delaware corporation, and (b) each other Domestic Subsidiary that has been designated by the Company as a Borrowing Subsidiary pursuant to Section 2.04, other than any Subsidiary that has ceased to be a Borrowing Subsidiary as provided in Section 2.04.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit E.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit F.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with a Eurocurrency Loan denominated in US Dollars or Sterling or a Letter of Credit denominated in an Alternative LC Currency, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits denominated in such currency in the London interbank market, (b) when used in connection with a Eurocurrency Loan denominated in Euro, the term “Business Day” shall also exclude any day that is not a TARGET Day, (c) when used in connection with a Eurocurrency Loan or a Letter of Credit denominated in Canadian Dollars, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in Toronto and (d) when used in connection with a Eurocurrency Loan or a Letter of Credit denominated in Australian Dollars, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in Sydney.

“Canadian Dollars” or “CAD$” means the lawful money of Canada.

“Capital Lease” means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, the obligations under which are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. For purposes of Section 6.02 only, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Capped Adjustments” means (a) any additions to Consolidated EBITDA pursuant to clause (a)(vi) of the definition of such term and (b) any additions to Consolidated EBITDA pursuant to clause (ii) of Section 1.04(b).

“Cash Management Services” means (a) cash management and related services provided to the Company or any Subsidiary, including treasury, depository, foreign exchange, return items, overdraft, controlled disbursement, cash sweeps, zero balance arrangements, merchant stored value cards, e-payables, electronic funds transfer, interstate depository network and automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) services and credit cards, credit card processing services, credit and debit card payment processing services, debit cards, stored value cards, virtual cards (including single use virtual card accounts) and commercial cards (including so-called “‘purchase cards”, “procurement cards” or “p-cards”) arrangements and (b) letters of credit.

“CDO Rate” means, with respect to any Borrowing denominated in Canadian Dollars for any Interest Period, the applicable Screen Rate (rounded if necessary to the nearest 1/100 of 1% (with 0.005% being rounded up)) as of the Specified Time on the Quotation Date.

“Certificate of Designation” means that certain Certificate of Designations of Preferences, Rights and Limitations of Series A Preferred Stock filed by the Company with the Secretary of State of the State of Delaware, and accepted for record by the Secretary of State of the State of Delaware pursuant to the Delaware General Corporation Law, on the Restatement Effective Date.

“CFC Holdco” means (a) any Subsidiary that has no material assets other than Equity Interests and/or Indebtedness in one or more Persons that are Foreign Subsidiaries or (b) any Subsidiary that has no material assets other than Equity Interests and/or Indebtedness in one or more Persons that are described in clause (a) above and/or this clause (b).

“Change in Control” means (a) the acquisition of “beneficial ownership” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the Restatement Signing Date), other than the Permitted Holders, of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company (the “Total Voting Power”), unless either (i) the Permitted Holders beneficially own a majority of the Total Voting Power or (ii) if the Permitted Holders beneficially own less than a majority of the Total Voting Power, the excess of the percentage of Total Voting Power represented by the shares beneficially owned by the Permitted Holders over the percentage of Total Voting Power represented by shares beneficially owned by such acquiring Person or group is at least 5%, (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated or (c) the occurrence of any “change in control”, “change in control triggering event” or similar event, however denominated, with respect to the Company under and as defined in any indenture or other agreement or instrument evidencing, governing the rights of the holders of or otherwise relating to any Material Indebtedness of the Company or any Subsidiary, to the extent such occurrence gives rise to a put right, default, acceleration or similar consequence with respect to such Material Indebtedness.

“Change in Law” means (a) the adoption or taking effect of any law, rule or regulation after the Restatement Signing Date, (b) any change in any law, rule or regulation or in the administration, interpretation, implementation or application thereof by any Governmental Authority after the Restatement Signing Date or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Restatement Signing Date; provided that, for purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to have been adopted and become effective after the Restatement Signing Date.

“Charges” has the meaning assigned to such term in Section 9.13.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche 1 Revolving Loans or Tranche 2 Revolving Loans, (b) any Commitment, refers to whether such Commitment is a Tranche 1 Commitment or a Tranche 2 Commitment, (c) any LC Exposure, refers to whether such LC Exposure arises on account of a Tranche 1 Commitment or a Tranche 2 Commitment and (d) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.

“Code” means the Internal Revenue Code of 1986, as amended.

“COF Rate” has the meaning assigned to such term in Section 2.14(a).

“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Loan Documents as security, subject to Section 1.09, for the Secured Obligations.

“Collateral Agreement” means the Collateral Agreement dated as of the Restatement Effective Date, among the Company, the Subsidiaries party thereto and the Administrative Agent, together with all supplements thereto.

“Combined Tranche Percentage” means, at any time, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitments at such time; provided that, for purposes of Section 2.20 when any Lender shall be a Defaulting Lender, the “Combined Tranche Percentage” shall mean, with respect to any Lender, the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If all the Commitments have terminated or expired, the Combined Tranche Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Commitment” means a Tranche 1 Commitment or a Tranche 2 Commitment or any combination thereof (as the context requires). The aggregate amount of the Lenders’ Commitments as of the ~~Restatement~~Second Amendment Effective Date is US$~~2,000,000,000~~1,145,000,000.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) and any successor statute, and any regulations promulgated thereunder.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein that is distributed to any Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 9.01, including through an Approved Electronic ~~Systems~~Platform.

“Company” means Expedia Group, Inc., a Delaware corporation.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:

(a) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; or

(b) if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (a) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for US Dollar-denominated syndicated credit facilities at such time;

provided that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (a) or (b) above is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement”.

“Consolidated Adjusted Total Assets” means, at any time, (a) Consolidated Total Assets at such time minus (b) the amount of such Consolidated Total Assets attributable to goodwill in accordance with GAAP.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period (excluding, for the avoidance of doubt, amortization expense attributable to a prepaid cash item that was paid in a prior period), (iv) all losses for such period on sales or dispositions of assets outside the ordinary course of business, (v) any non-recurring non-cash charges for such period, (vi) any restructuring or other unusual, non-recurring charges for such period; provided that the amount of charges added back pursuant to this clause (vi) for such period, together with the aggregate amount of all other Capped Adjustments for such period, shall not exceed 15% of Consolidated EBITDA for such period (determined prior to giving effect to any addback for any Capped Adjustments), (vii) non-cash goodwill and intangible asset impairment charges for such period, (viii) charges for such period recognized on changes in the fair value of contingent consideration payable by, and non-cash charges for such period recognized on changes in the fair value of the noncontrolling interest in any acquiree acquired by, the Company or any Subsidiary in any business combination and non-cash charges for such period for changes in the fair value of minority equity investments (other than those accounted for under the equity method and those that are consolidated) of the Company or any Subsidiary, and (ix) any non-cash expenses for such period resulting from the grant of stock options or other equity-based incentives to any director, officer or employee of the Company and the Subsidiaries; provided that any cash payment made with respect to any non-cash items added back in computing Consolidated EBITDA for any prior period pursuant to clause (v), (viii) or (ix) shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made; and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) all gains for such period on sales or dispositions of assets outside the ordinary course of business, (ii) all gains for such period arising from business combinations, including gains on a “bargain purchase” and gains recognized on changes in the fair value of contingent consideration payable by, and gains recognized on changes in the fair value of the noncontrolling interest in any acquiree acquired by, the Company or any Subsidiary in connection therewith and gains for such period for changes in the fair value of minority equity investments (other than those accounted for under the equity method and those that are consolidated) of the Company or any Subsidiary, (iii) any extraordinary gains for such period and (iv) any non-cash items of income for such period that represent the reversal of any accrual of charges referred to in clauses (a)(v), (a)(vi) or (a)(ix) above, all determined on a consolidated basis in accordance with GAAP. In the event any Subsidiary shall be a Subsidiary that is not a Wholly Owned Subsidiary, all amounts added back in computing Consolidated EBITDA for any period pursuant to clause (a) above, and all amounts subtracted in computing Consolidated EBITDA pursuant to clause (b) above, to the extent such amounts are, in the reasonable judgment of a Financial Officer, attributable to such Subsidiary, shall be reduced by the portion thereof that is attributable to the noncontrolling interest in such Subsidiary. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters of the Company (each, a “Reference Period”) for the purposes of any determination of the Leverage Ratio, if during such Reference Period (or, in the case of pro forma calculations, during the period from the last day of such Reference Period to and including the date as of which such calculation is made) the Company or any Subsidiary shall have made a Material Disposition or Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition had occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any Acquisition that involves consideration in excess of US$125,000,000; and “Material Disposition” means any sale, transfer or other disposition of property or series of related sales, transfers or other dispositions of property that yields gross proceeds to the Company and the Subsidiaries in excess of US$125,000,000. Notwithstanding the foregoing, but subject to the immediately preceding sentence, solely in determining the Leverage Ratio for purposes of actual, but not pro forma, compliance with the covenant set forth in Section 6.10, Consolidated EBITDA for (A) the fiscal quarter of the Company ending March 31, 2021, shall be deemed to be equal to US$176,345,882, (B) the fiscal quarter of the Company ending June 30, 2021, shall be deemed to be equal to US$568,380,482 and (C) the fiscal quarter of the Company ending September 30, 2021, shall be deemed to be equal to US$911,928,019.

“Consolidated Funded Debt” means, on any date, the sum (without duplication) for the Company and the Subsidiaries of all (a) Indebtedness (but not including any Indebtedness in the form of contingent consideration obligations of the Company or any Subsidiary incurred in connection with any business combination) that would appear on a consolidated balance sheet of the Company prepared as of such date in accordance with GAAP, (b) Capital Lease Obligations, (c) Synthetic Lease Obligations, (d) Guarantees by the Company and the Subsidiaries of Indebtedness of Persons other than the Company and the Subsidiaries, (e) obligations, contingent or otherwise, of the Company and the Subsidiaries as an account party in respect of letters of credit and (f) Securitization Transactions.

“Consolidated Net Income” means, for any period, the net income or loss of the Company and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (after giving effect, for the avoidance of doubt, to the elimination of intercompany accounts in accordance with GAAP); provided that there shall be excluded the income or loss of any Subsidiary that is not a Wholly Owned Subsidiary to the extent such income or loss is attributable to the noncontrolling interest in such Subsidiary.

“Consolidated Revenues” means, for any period, the aggregate revenues of the Company and the Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Assets” means, at any time, the consolidated total assets of the Company and the Subsidiaries at such time, as such amount would appear on a consolidated balance sheet of the Company prepared in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” means, with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding any business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the applicable Benchmark Rate.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.20.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) shall have failed to fund its applicable Tranche Percentage of any Borrowing for three or more Business Days after the date such Borrowing is required to be funded by Lenders hereunder, unless such Lender, in good faith, notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) shall have failed to fund any portion of its participation in any LC Disbursement within three Business Days after the date on which such funding is to occur hereunder, (c) shall have failed to pay to the Administrative Agent or any Issuing Bank any other amount required to be paid by it within three Business Days after the day on which such payment is required to be made hereunder, (d) shall have notified the Administrative Agent (or shall have notified the Company or any Issuing Bank, which shall in turn have notified the Administrative Agent) in writing that it does not intend or is unable to comply with its funding obligations under this Agreement, or shall have made a public statement to the effect that it does not intend or is unable to comply with such funding obligations in accordance with the terms and subject to the conditions set forth herein (unless such writing or public statement states in good faith that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing or public statement, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or its funding obligations generally under other credit or similar agreements to which it is a party, (e) shall have failed (but not for fewer than three Business Days) after a written request by the Administrative Agent or an Issuing Bank to confirm in writing that it will comply with its obligations (and is financially able to meet such obligation) to make Loans and fund participations in LC Disbursements hereunder, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (e) upon the Administrative Agent’s or such Issuing Bank’s receipt of such certification in form and substance satisfactory to the Administrative Agent, or (f) shall have become the subject of a bankruptcy, liquidation or insolvency proceeding, or shall have had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or shall have taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or shall have, or has a direct or indirect Lender Parent that shall have, become the subject of a Bail-In Action or shall have a parent company that has become the subject of a bankruptcy, liquidation or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or has become the subject of a Bail-In Action; provided that a Lender shall not be deemed to be a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or Person controlling such Lender (whether controlling or otherwise), or the exercise of Control over a Lender or Person controlling such Lender, by a Governmental Authority, so long as such ownership interest or exercise of Control does not result in or provide such Lender or Person with immunity from jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender or Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender or Person.

“Designated Cash Management Obligations” means the due and punctual payment and performance of all obligations of the Company and any Subsidiary in respect of any Cash Management Services provided to the Company or any Subsidiary that are (a) owed to the Administrative Agent, any Arranger or an Affiliate of any of the foregoing, or to any Person that, at the time such obligations were incurred, was the Administrative Agent, an Arranger or an Affiliate of any of the foregoing, (b) owed on the Restatement Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Restatement Effective Date, (c) owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred or (d) owed pursuant to the terms of an agreement pertaining to Cash Management Services identified in writing by the Borrower to the Administrative Agent on or prior to the Restatement Signing Date (in the case of this clause (d), without giving effect to any amendment or other modification of such agreement compared to the terms thereof so identified except to the extent such amendment or other modification does not modify, in a manner adverse to the Lenders, the nature of the obligations thereunder that would constitute “Designated Cash Management Obligations” and, for the avoidance of doubt, only to the extent the obligations under such agreement do not constitute Restricted Secured Obligations), including, in each case, obligations with respect to fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including obligations accruing, at the rate specified therein, or incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding); provided that, other than any such obligations owing to the Administrative Agent or an Affiliate thereof or referred to in clause (d) above, obligations in respect of such Cash Management Services have been designated as “Designated Cash Management Obligations” by written notice from the Company to the Administrative Agent in form and detail reasonably satisfactory to the Administrative Agent. In the case of clause (d) above, the Company may give written notice to the Administrative Agent to the effect that the obligations that would otherwise constitute Designated Cash Management Obligations pursuant to such clause (d) cease to be Designated Cash Management Obligations, whereupon such obligations shall cease to be Designated Cash Management Obligations for all purposes of the Loan Documents and the provisions of such clause (d) shall cease to be in effect.

“Designated Subsidiary” means each Subsidiary that is (a) a Borrowing Subsidiary, (b) a Material Subsidiary or (c) an obligor (including pursuant to a Guarantee) under any Material Indebtedness (other than the Foreign Facility) of the Company or any other Domestic Subsidiary (other than any Specified Foreign Subsidiary or any CFC Holdco), in each case other than (i) except with respect to clause (c) above, any Specified Foreign Subsidiary or any CFC Holdco, (ii) except with respect to clause (a) or (c) above, (A) any other Foreign Subsidiary or (B) any subsidiary of a Foreign Subsidiary, other than any such subsidiary that is a Domestic Subsidiary if, prior to becoming a subsidiary of such Foreign Subsidiary, such Domestic Subsidiary was a direct subsidiary of the Company or any other Domestic Subsidiary (which other Domestic Subsidiary was not itself a subsidiary of a Foreign Subsidiary), (iii) the New Headquarters SPV and the New Headquarters Parent SPV, (iv) except with respect to clause (c) above, any Subsidiary if, and for so long as, such Subsidiary is not a Wholly Owned Subsidiary, (v) except with respect to clause (a) or (c) above, Classic Vacations, LLC, a Nevada limited liability company, and (vi) any Securitization Subsidiary.

“Designated Swap Obligations” means the due and punctual payment and performance of all obligations of the Company and the Subsidiaries under each Swap Agreement that (a) is with a counterparty that is, or was on the Restatement Effective Date, the Administrative Agent, an Arranger or an Affiliate of any of the foregoing, whether or not such counterparty shall have been the Administrative Agent, an Arranger or an Affiliate of any of the foregoing at the time such Swap Agreement was entered into, (b) is in effect on the Restatement Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Restatement Effective Date or (c) is entered into after the Restatement Effective Date with a counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into, including, in each case, obligations with respect to payments for early termination, fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including obligations accruing, at the rate specified therein, or incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding); provided that, if such obligations are owing to any Person other than the Administrative Agent or an Affiliate thereof, such obligations shall be “Designated Swap Obligations” only if so designated by written notice from the Company to the Administrative Agent in form and detail reasonably satisfactory to the Administrative Agent.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed on Schedule 3.06.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b) is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c) is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates (excluding, in the case of Equity Interests in the Company, IAC), in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date 180 days after the Maturity Date; provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Secured Obligations that are accrued and payable, the cancellation or expiration of all Letters of Credit and the termination of the Commitments and (ii) an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability. Notwithstanding anything to the contrary set forth herein, it is acknowledged that the Preferred Stock, and any warrants associated therewith, in each case issued in accordance with the terms of the Investment Agreements as in effect on the Restatement Signing Date, do not constitute Disqualified Equity Interests.

“Domestic Subsidiary” means a Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Early Opt-in Election” means the occurrence of:

(a) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Company) that the Required Lenders have determined that syndicated credit facilities denominated in the applicable currency being executed at such time, or that include language similar to that contained in Section 2.14(b), are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace any Benchmark Rate, and

(b) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

~~“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other substantially similar Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Agents or any Issuing Bank and any of their respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.~~

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, (i) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), (ii) a Defaulting Lender or (iii) the Company, any Subsidiary or any other Affiliate of the Company.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any toxic or hazardous substance or waste, or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests (including shares) in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest; provided that (a) Indebtedness (including Permitted Convertible Notes) that is convertible into Equity Interests in the Company shall not, prior to the date of conversion thereof, constitute Equity Interests in the Company and (b) Permitted Call Spread Swap Agreements shall not constitute Equity Interests in the Company.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any reportable event (within the meaning of Section 4043 of ERISA or the regulations issued thereunder) with respect to a Plan, other than an event for which the 30-day notice period is waived; (b) a failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in at-risk status (within the meaning of Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA); (e) the incurrence by the Company or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Company or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Title IV of ERISA) or in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the occurrence of a non-exempt “prohibited transaction” (within the meaning of Section 4975 of the Code or Section 406 of ERISA) concerning any Plan and with respect to which the Company or any ERISA Affiliate is a “disqualified person” (within the meaning of Section 4975 of the Code) or a party in interest (within the meaning of Section 406 of ERISA) or could otherwise be liable; or (j) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Company or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBO Rate” means, with respect to any Borrowing denominated in Euro for any Interest Period, the applicable Screen Rate as of the Specified Time on the Quotation Date.

“Euro” or “€” means the lawful currency of the member states of the European Union that have adopted a single currency in accordance with applicable law or treaty.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate, the LIBO Rate, the EURIBO Rate, the CDO Rate or the AUD Bank Bill Rate, as applicable.

“Events of Default” has the meaning assigned to such term in Section 7.01.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Exchange Rate” means, on any date of determination, for purposes of determining the US Dollar Equivalent of any currency other than US Dollars, the rate at which such other currency may be exchanged into US Dollars last provided (either by publication or as may otherwise be provided to the Applicable Agent) by the applicable Reuters source on the Business Day (determined based on New York City time) immediately preceding such day of determination (or, if a Reuters source ceases to be available or Reuters ceases to provide such rate of exchange, as last provided by such other publicly available information service that provides such rate of exchange at such time as shall be selected by the Applicable Agent from time to time in its reasonable discretion). Notwithstanding the foregoing provisions of this definition or the definition of “US Dollar Equivalent”, each Issuing Bank may, solely for purposes of computing the fronting fees owed to it under Section 2.12(b), compute the US Dollar amounts of the LC Exposures attributable to Letters of Credit issued by it by reference to exchange rates determined using any reasonable method customarily employed by it for such purpose. For the avoidance of doubt, any exchange rate used will be with no mark-up or spread added.

“Excluded Assets” has the meaning assigned to such term in the Collateral Agreement.

“Excluded Subsidiaries” means trivago and any subsidiary thereof, but only for so long as trivago shall be a Subsidiary that is not a Wholly Owned Subsidiary.

“Excluded Swap Obligation” means, with respect to any Subsidiary Loan Party, any Designated Swap Obligation if, and to the extent that, all or a portion of the Guarantee by such Subsidiary Loan Party of, or the grant by such Subsidiary Loan Party of a security interest to secure, such Designated Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule or regulation promulgated thereunder or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement”, as defined in the Commodity Exchange Act, that supports the obligations of such Subsidiary Loan Party and any and all Guarantees of such Subsidiary Loan Party’s Swap Obligations by the other Loan Parties) at the time the Guarantee of such Subsidiary Loan Party becomes effective with respect to such Swap Obligations or such Swap Obligations become secured by such security interest.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to either Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of ~~the Company or~~ any ~~Borrowing Subsidiary~~Loan Party hereunder or required to be withheld or deducted from such payment: (a) Taxes imposed on (or measured by) net income (however denominated), franchise Taxes and branch profits Taxes, in each case (i) imposed as a result of such recipient being organized under the laws of, or having its principal office, or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Foreign Lender, any U.S. withholding Tax that is imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law, rule or regulation in effect on the date on which such Lender becomes a party to this Agreement (other than pursuant to an assignment at the request of the Company under Section 2.19(b)) or designates a new lending office, except in each case to the extent that (i) such Lender (or its assignor, if any) was entitled, immediately before designation of a new lending office (or assignment), to receive additional amounts ~~from the Company or any Borrowing Subsidiary~~ with respect to such withholding tax pursuant to Section 2.17(a) or 2.17(c) or (ii) such withholding tax shall have resulted from the making of any payment to a location other than the office designated by the Applicable Agent or such Lender for the receipt of payments of the applicable type from the applicable ~~Borrower~~Loan Party, (c) any Taxes attributable to such recipient’s failure to comply with Section 2.17(f), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means this Agreement as in effect immediately prior to the Restatement Effective Date.

“Existing Indenture Specified Lien Basket” means (a) with respect to the Existing Indenture referred to in clause (a) of the definition of such term, each of Sections 4.2(b) and 4.3(b) thereof, (b) with respect to the Existing Indenture referred to in clause (b) of the definition of such term, each of Sections 4.1(b) and 4.2(b) thereof, (c) with respect to the Existing Indenture referred to in clause (c) of the definition of such term, each of Sections 4.1(b) and 4.2(b) thereof, (d) with respect to the Existing Indenture referred to in clause (d) of the definition of such term, each of Sections 4.2(b) and 4.3(b) thereof, (e) with respect to the Existing Indenture referred to in clause (e) of the definition of such term, each of Sections 4.2(b) and 4.3(b) thereof, (f) with respect to the Existing Indenture referred to in clause (f) of the definition of such term, each of Sections 4.2(b) and 4.3(b) thereof, (g) with respect to the Existing Indenture referred to in clause (g) of the definition of such term, each of Sections 4.2(b) and 4.3(b) thereof and (h) with respect to the Existing Indenture referred to in clause (h) of the definition of such term, each of Sections 4.2(b) and 4.3(b) thereof.

“Existing Indenture Specified Lien Basket Amount” means, with respect to any Existing Indenture, the maximum amount of Restricted Secured Obligations secured by Liens created under the Loan Documents that the Company and its Subsidiaries may incur on the Restatement Effective Date in reliance on the Existing Indenture Specified Lien Basket under such Existing Indenture without such Existing Indenture requiring that any Notes or Guarantees be secured equally and ratably therewith (or prior thereto). The term “incur”, “Lien”, “Subsidiary”, “Notes” or “Guarantees”, when used in this definition, have the meanings assigned to such terms in such Existing Indenture.

“Existing Indentures” means (a) the Indenture dated as of August 5, 2010, among the Company, the Subsidiary Guarantors (as defined therein) from time to time parties thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the Company’s 5.95% Senior Notes due 2020, (b) the First Supplemental Indenture dated as of August 18, 2014, to the Indenture dated as of August 18, 2014, among the Company, the Subsidiary Guarantors (as defined therein) from time to time parties thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the Company’s 4.500% Senior Notes due 2024, (c) the Fourth Supplemental Indenture dated as of June 3, 2015, to the Indenture dated as of August 18, 2014, among the Company, the Subsidiary Guarantors (as defined therein) from time to time parties thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the Company’s 2.500% Senior Notes due 2022, (d) the Indenture dated as of December 8, 2015, among the Company, the Subsidiary Guarantors (as defined therein) from time to time parties thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the Company’s 5.000% Senior Notes due 2026, (e) the Indenture dated as of September 21, 2017, among the Company, the Subsidiary Guarantors (as defined therein) from time to time parties thereto and U.S. Bank National Association, as Trustee, relating to the Company’s 3.800% Senior Notes due 2028, (f) the Indenture dated as of September 19, 2019, among the Company, the Subsidiary Guarantors (as defined therein) from time to time parties thereto and U.S. Bank National Association, as Trustee, relating to the Company’s 3.25% Senior Notes due 2030, (g) the Indenture dated as of May 5, 2020, among the Company, the Subsidiary Guarantors (as defined therein) from time to time parties thereto and U.S. Bank National Association, as Trustee, relating to the Company’s 6.250% Senior Notes due 2025 and (h) the Indenture dated as of May 5, 2020, among the Company, the Subsidiary Guarantors (as defined therein) from time to time parties thereto and U.S. Bank National Association, as Trustee, relating to the Company’s 7.000% Senior Notes due 2025, in each case, as amended, supplemented, restated or otherwise modified from time to time.

“Existing Letters of Credit” means letters of credit issued under the Existing Credit Agreement, or pursuant to the terms of the Existing Credit Agreement deemed issued thereunder, that are outstanding on the Restatement Effective Date.

“Facility Exposure” means, at any time, the sum of the total unused Commitments at such time and the total Revolving Credit Exposures at such time.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Restatement Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as shall be set forth on the NYFRB Website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if such rate would be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Financial Officer” means the chief financial officer, principal accounting officer, financial director, treasurer or controller of the Company; provided that, when such term is used in reference to any document executed by, or a certification of, a Financial Officer, upon request of the Administrative Agent, the secretary, an assistant secretary or any other officer or manager (or authorized signatory holding equivalent function) of the Company shall have delivered (which delivery may be made on the Restatement Effective Date) an incumbency certificate to the Administrative Agent as to the authority of such individual.

“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973), as now or hereafter in effect or any successor statute thereto, (b) the Flood Insurance Reform Act of 2004, as now or hereafter in effect or any successor statute thereto, and (c) the Biggert-Waters Flood Insurance Reform Act of 2012, as now or hereafter in effect or any successor statute thereto and any and all official rulings and interpretations thereunder or thereof.

“Foreign Currency Overnight Rate” means, for any day, with respect to any currency (a) a rate per annum equal to the London interbank offered rate as administrated by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for overnight deposits in such currency as displayed on the Reuters screen page that displays such rate (currently LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other commercially available information service that publishes such rate as shall be selected by the Applicable Agent or the applicable Issuing Bank, as applicable, from time to time) at approximately 11:00 a.m., London time, on such day or (b) if the rate referred to above is not available for such currency, a rate per annum at which overnight deposits in such currency would be offered on such day in the applicable offshore interbank market, as such rate is determined by the Applicable Agent or the applicable Issuing Bank, as applicable, by such means as the Applicable Agent or such Issuing Bank, as the case may be, shall determine to be reasonable.

“Foreign Facility” means any Indebtedness incurred pursuant to Section 6.01(y) and any credit facility providing for such Indebtedness.

“Foreign Facility Deemed Agreement” means, with respect to any Lender, (a) in the case of any Lender that is a Tranche 1 Lender as of the Restatement Effective Date, the Deemed Agreement of such Lender set forth in, and as defined in, the Restatement Agreement and (b) in the case of any other Lender, a written agreement of such Lender that is substantially identical, in form and substance, to the Deemed Agreement of the Tranche 1 Lenders set forth in, and as defined in, the Restatement Agreement.

“Foreign Lender” means a Lender that is not a US Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Form S-4” means the Form S-4 Registration Statement filed by IAC and the Company with the SEC on April 25, 2005, as amended on or before June 17, 2005.

“GAAP” means, subject to Section 1.04(a), generally accepted accounting principles in the United States of America.

“Government Program Indebtedness” mean any Indebtedness provided directly or indirectly by any Governmental Authority pursuant to any COVID-19 virus outbreak relief program, including any such Indebtedness provided through a designee thereof or an intermediary financial institution (but excluding any sovereign wealth fund that regularly makes financial investments).

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof (including pursuant to any “synthetic lease” financing), (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. For the avoidance of doubt, any expression by the Company or any Subsidiary of an intent to continue to provide financial support to any of its subsidiaries made in a management representation letter delivered in connection with an audit of the financial statements of such subsidiary, so long as such expression of intent does not create any binding obligation, contingent or otherwise, on the Company or such Subsidiary to provide such support, shall not be deemed to be a Guarantee. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation (which, in the case of any Guarantee of any Indebtedness, shall be the principal amount of such Indebtedness), or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guarantee Agreement” means the Amended and Restated Guarantee Agreement dated as of the Restatement Effective Date, among the Company, the Subsidiaries of the Company party thereto and the Administrative Agent, as supplemented.

“Guarantee and Collateral Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received from the Company and each Designated Subsidiary (i) in the case of the Company and each Person that is a Designated Subsidiary on the Restatement Effective Date, a counterpart of the Guarantee Agreement, duly executed and delivered on behalf of such Person, or (ii) in the case of any Person that becomes a Designated Subsidiary after the Restatement Effective Date, a supplement to the Guarantee Agreement, in the form specified therein, duly executed and delivered on behalf of such Person;

(b) the Administrative Agent shall have received from the Company and each Designated Subsidiary (other than OWW Fulfillment) (i) in the case of the Company and each Person that is a Designated Subsidiary on the Restatement Effective Date (other than OWW Fulfillment), a counterpart of the Collateral Agreement, duly executed and delivered on behalf of such Person, or (ii) in the case of any Person that becomes a Designated Subsidiary after the Restatement Effective Date (other than OWW Fulfillment), a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Person; provided that in the case of any Designated Subsidiary that is a Foreign Subsidiary, such Designated Subsidiary shall instead execute and deliver counterparts of one or more other Security Documents customary for the jurisdiction of organization of such Designated Subsidiary and in form and substance reasonably satisfactory to the Administrative Agent and the Company;

(c) in the case of any Person that becomes a Designated Subsidiary after the Restatement Effective Date, the Administrative Agent shall have received, to the extent reasonably requested by the Administrative Agent, documents, opinion of counsel and certificates with respect to such Designated Subsidiary of the type referred to in Sections 7(d), 7(f) and 7(h) of the Restatement Agreement;

(d) the Administrative Agent shall, solely to the extent required by the Collateral Agreement, have received (i) certificates or other instruments representing all certificated Equity Interests owned by each Loan Party, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank, and (ii) all promissory notes owned by each Loan Party, together with undated instruments of transfer with respect thereto endorsed in blank;

(e) within 30 days after the Restatement Effective Date (or such later date as the Administrative Agent may agree to in writing), all Indebtedness owed by any Loan Party to any Subsidiary that is not a Loan Party shall be subordinated to the Secured Obligations pursuant to the Intercompany Indebtedness Subordination Agreement;

(f) all documents and instruments, including Uniform Commercial Code financing statements, reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording; and

(g) the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid and enforceable first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted under Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, (iii) a completed “life of loan” flood hazard determination form with respect to each Mortgaged Property, (iv) if any Mortgaged Property is located in an area identified by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under the Flood Insurance Laws and Regulation H of the Board and (v) such surveys (which may be previously obtained surveys that, together with a “no-change” affidavit, are sufficient to issue the policies of title insurance described in clause (ii) above), abstracts, customary legal opinions to the extent reasonably requested by the Administrative Agent (but excluding opinions as to due execution, delivery, requisite authority, title, priority and usury) and existing appraisals and other existing documents in the possession of the applicable Loan Party as the Administrative Agent may reasonably request with respect to any such Mortgage or Mortgaged Property.

Notwithstanding the foregoing:

(i) this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, if and for so long as the Administrative Agent, in consultation with the Company, reasonably determines that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, shall be excessive in relation to the benefit to be afforded to the Lenders therefrom;

(ii) the Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets in its sole discretion; provided that, in the case of delivery of Pledged Collateral (as defined in the Collateral Agreement) or other actions to be taken after the Restatement Effective Date, the Administrative Agent shall agree to a reasonable extension if the Company shall have delivered to the Administrative Agent a certificate of an Authorized Officer of the Company certifying that such actions cannot be reasonably completed with commercially reasonable efforts due to factors caused by the COVID-19 virus (it being acknowledged and agreed that the Administrative Agent shall be entitled to rely conclusively upon such certificate without any independent verification thereof);

(iii) nothing in this definition shall require the creation or perfection of pledges of, or security interests in, any Excluded Asset;

(iv) no Loan Party shall be required to obtain any control agreement with respect to any deposit account or securities account or enter into any lockbox agreement or similar arrangement with respect to any accounts or payment intangibles;

(v) no Loan Party shall be required to obtain any landlord, mortgagee or bailee waivers, estoppels, collateral access agreements or similar third party agreements;

(vi) no notices shall be required to be sent to account debtors or other contractual third parties to any item of Collateral unless an Event of Default shall have occurred and be continuing; and

(vii) no Loan Party (other than any Foreign Subsidiary) shall be required to take any action to create or perfect pledges of, or security interests in, any asset under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia (including any Equity Interests issued by any Subsidiary or other Person organized under the laws of any such jurisdiction).

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“IAC” means IAC/InterActiveCorp, a Delaware corporation.

“IAC Agreements” means each of the Separation Agreement dated as of August 9, 2005, by and between IAC and the Company, the Tax Sharing Agreement dated as of August 9, 2005, by and between IAC and the Company, the Employee Matters Agreement dated as of August 9, 2005, by and between IAC and the Company, and the Transition Services Agreement dated as of August 9, 2005, by and between IAC and the Company.

“IBA” has the meaning assigned to such term in Section 1.06.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations and all Synthetic Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable), (j) all Securitization Transactions of such Person and (k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, Indebtedness of any Person shall not include (i) trade payables, (ii) endorsements of checks, bills of exchange and other instruments for deposit or collection in the ordinary course of business, (iii) customer deposits and advances, and interest payable thereon, in the ordinary course of business in accordance with customary trade terms and other obligations incurred in the ordinary course of business through credit on an open account basis customarily extended to such Person in connection with the purchase of goods or services, or (iv) obligations under overdraft arrangements with banks incurred in the ordinary course of business to cover working capital needs.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any ~~Borrower~~Loan Party under any Loan Document.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Intellectual Property” has the meaning assigned to such term in the Collateral Agreement.

“Intercompany Indebtedness Subordination Agreement” means the Intercompany Subordination Agreement among the Company, the Subsidiaries party thereto and the Administrative Agent, substantially in the form of Exhibit J, together with all supplements thereto.

“Interest Election Request” means a request by a Borrower (or the Company on its behalf) to convert or continue a Borrowing in accordance with Section 2.08, which shall be in the form of Exhibit D or any other form approved by the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two (other than in the case of Borrowings denominated in Euro), three or six months (or, with the consent of each Lender participating therein, twelve months) thereafter, as the applicable Borrower (or the Company on its behalf) may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Screen Rate” means, with respect to any currency for any period, a rate per annum which results from interpolating on a linear basis between (a) the applicable Screen Rate for the longest maturity for which a Screen Rate is available that is shorter than such period and (b) the applicable Screen Rate for the shortest maturity for which a Screen Rate is available that is longer than such period, in each case as of the time the Interpolated Screen Rate is required to be determined in accordance with the other provisions hereof; provided that the Interpolated Screen Rate shall in no event be less than zero.

“Investment” means, with respect to a specified Person, any Equity Interests, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or any capital contribution or loans or advances (other than advances made in the ordinary course of business that would be recorded as accounts receivable on the balance sheet of the specified Person prepared in accordance with GAAP) to, Guarantees of any Indebtedness or other obligations of, or transfers of property for consideration that is less than the fair value thereof (as reasonably determined by the Company) to, any other Person that are held or made by the specified Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee”, (c) any Investment in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any Person shall be the fair value (as reasonably determined by the Company) of the consideration therefor (including any Indebtedness assumed in connection therewith), plus the fair value (as so determined) of all additions to such consideration, as of such date of determination, and minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such Investment, (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) in the form of a transfer of Equity Interests or other property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair value (as reasonably determined by the Company) of such Equity Interests or other property as of the time of such transfer (less, in the case of any investment in the form of transfer of property for consideration that is less than the fair value thereof, the fair value (as so determined) of such consideration as of the time of the transfer), minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a return of capital, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such transfer, and (e) any Investment (other than any Investment referred to in clause (a), (b), (c) or (d) above) in any Person resulting from the issuance by such Person of its Equity Interests to the investor shall be the fair value (as reasonably determined by the Company) of such Equity Interests at the time of the issuance thereof.

“Investment Agreements” means (a) that certain Investment Agreement, by and between the Company and AP Fort Holdings, L.P., dated as of April 23, 2020 and (b) that certain Investment Agreement, by and among the Company, SLP Fort Aggregator II, L.P. and SLP V Fort Holdings II, L.P., dated as of April 23, 2020, in each case, as amended, restated or otherwise modified from time to time.

“IP Collateral Agreements” has the meaning assigned to such term in the Collateral Agreement.

“IRS” means the US Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means (a) each of JPMorgan Chase Bank, N.A., BNP Paribas and Bank of America, N.A. and (b) any other Lender that has entered into an Issuing Bank Agreement with the Company, each in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.06 with respect to such Letters of Credit).

“Issuing Bank Agreement” means an agreement among the Company, the Administrative Agent and a financial institution pursuant to which such financial institution agrees to act as an Issuing Bank hereunder, in the form of Exhibit C or any other form approved by the Administrative Agent.

“Judgment Currency” has the meaning assigned to such term in Section 9.15(b).

“LC Commitment” means, as to any Issuing Bank, the maximum permitted amount of the LC Exposure that may be attributable to Letters of Credit issued by such Issuing Bank. The initial amount of each Issuing Bank’s LC Commitment is set forth on Schedule 2.06 or in such Issuing Bank’s Issuing Bank Agreement. The LC Commitment of any Issuing Bank may be increased or reduced by written agreement between such Issuing Bank and the Company, provided that a copy of such written agreement shall have been delivered to the Administrative Agent.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit. The amount of any LC Disbursement made by an Issuing Bank in an Alternative LC Currency and not reimbursed by the applicable Borrower shall be determined as set forth in Section 2.06(e) or 2.06(l), as applicable.

“LC Exchange Rate” means, on any date of determination, with respect to US Dollars in relation to any Alternative LC Currency, the rate at which US Dollars may be exchanged into such Alternative LC Currency on such day as last provided (either by publication or as may otherwise be provided to the Administrative Agent) by the applicable Reuters source on the Business Day (determined based on New York City time) immediately preceding such day of determination (or, if a Reuters source ceases to be available or Reuters ceases to provide such rate of exchange, as last provided by such other publicly available information service that provides such rate of exchange at such time as shall be selected by the Administrative Agent from time to time in its reasonable discretion). For the avoidance of doubt, any exchange rate used will be with no mark-up or spread added.

“LC Exposure” means, at any time, the sum of (a) the aggregate of the US Dollar Equivalents (based on the applicable Exchange Rates) of the undrawn amounts of all outstanding Letters of Credit at such time plus (b) the aggregate of the US Dollar Equivalents (based on the applicable Exchange Rates) of all LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrower at such time. The LC Exposure of any Lender at any time shall be its Combined Tranche Percentage of the total LC Exposure at such time, adjusted (without duplication) to give effect to any reallocation under Section 2.20 of the LC Exposure of Defaulting Lenders in effect at such time.

“LC Participation Calculation Date” means, with respect to any LC Disbursement made by any Issuing Bank or any refund of a reimbursement payment made by any Issuing Bank to any Borrower, in each case in a currency other than US Dollars, (a) the date on which such Issuing Bank shall advise the Applicable Agent that it purchased with US Dollars the currency used to make such LC Disbursement or refund or (b) if such Issuing Bank shall not advise the Applicable Agent that it made such a purchase, the date on which such LC Disbursement or refund is made.

“Lender Parent” means, with respect to any Lender, any Person in respect of which such Lender is a subsidiary.

“Lenders” means the Persons listed on Schedule 2.01 to the Existing Credit Agreement and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement, and, as of the Restatement Effective Date, the Existing Letters of Credit, other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.

“Leverage Condition” shall be satisfied if the Leverage Ratio as of the end of the most recently ended fiscal quarter of the Company for which consolidated financial statements of the Company have been delivered pursuant to Section 5.01(a) or 5.01(b), calculated on an annualized basis using Consolidated EBITDA for the two most recently ended fiscal quarters of the Company included in such consolidated financial statements multiplied by two, is not greater than 5.00:1.00.

“Leverage Ratio” means, on any date, the ratio of (a) Consolidated Funded Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ended on such date (or, if such date is not the last day of a fiscal quarter of the Company, ended most recently prior to such date).

“LIBO Rate” means, with respect to any Borrowing denominated in US Dollars or Sterling for any Interest Period, the applicable Screen Rate as of the Specified Time on the Quotation Date.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, assignment by way of security, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Liquidity” means, as of any date, (a) Unrestricted Cash of the Company and its Subsidiaries (in the case of Excluded Subsidiaries and other non-Wholly Owned Subsidiaries, (i) only to the extent of the Company’s direct or indirect equity ownership thereof and (ii) excluding Unrestricted Cash of any such Subsidiary to the extent that, as of such date, the declaration or payment of cash dividends or similar cash distributions by such Subsidiary is not permitted under applicable law or is subject to any prior approval of any Governmental Authority that has not been obtained or is not permitted by the operation of the terms of the organizational documents of such Subsidiary), plus (b) the sum of (i) the excess, if any, of (x) the total Commitments in effect on such date over (y) the total Revolving Credit Exposures as of such date, and (ii) in the event the Foreign Facility is a committed revolving facility, the amount of the unused commitments thereunder, in each case under this clause (b), only if the conditions precedent set forth in Section 4.02 or the conditions precedent to borrowing under the Foreign Facility, as applicable, are capable of being satisfied as of such date, minus (c) Total 30-Day Net Deferred Merchant Bookings as of such date.

“Loan” means any loan made by the Lenders to any Borrower pursuant to this Agreement.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrowers of (i) the principal of and premium, if any, and interest (including interest accruing, at the rate specified herein, during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on all Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) each payment required to be made by any Borrower under any Loan Document in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing, at the rate specified herein, during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, and (b) the due and punctual payment or performance by the Borrowers of all other monetary obligations under this Agreement and by the Company, any Borrowing Subsidiary and any Subsidiary Guarantor of all other monetary obligations under any other Loan Document to which it is a party, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations accruing, at the rate specified herein or therein, or incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Loan Documents” means, collectively, (a) this Agreement, the Guarantee Agreement, the Collateral Agreement, the IP Collateral Agreements, any other Security Documents, the Restatement Agreement, the Borrowing Subsidiary Agreements and the Borrowing Subsidiary Terminations and (b) except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.10(e) and any letter of credit applications referred to in Section 2.06(a) and any Issuing Bank Agreement.

“Loan Parties” means the Company and the Subsidiary Loan Parties.

“Local Time” means (a) with respect to a Loan or Borrowing denominated in US Dollars or any Letter of Credit, New York City time, (b) with respect to a Loan or Borrowing denominated in Euro, Brussels time, (c) with respect to a Loan or Borrowing denominated in Canadian Dollars, Toronto time, and (d) with respect to a Loan or Borrowing denominated in Sterling or Australian Dollars, London time.

“London Agent” means J.P. Morgan Europe Limited, JPMorgan Chase Bank, N.A. or any Affiliate or branch of JPMorgan Chase Bank, N.A., that JPMorgan Chase Bank, N.A. shall have designated for the purpose of acting in such capacity hereunder.

“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, (a) in the case of the Tranche 1 Lenders, Lenders having Tranche 1 Revolving Exposures and unused Tranche 1 Commitments representing more than 50% of the sum of the total Tranche 1 Revolving Exposures and unused Tranche 1 Commitments at such time and (b) in the case of the Tranche 2 Lenders, Lenders having Tranche 2 Revolving Exposures and unused Tranche 2 Commitments representing more than 50% of the sum of the total Tranche 2 Revolving Exposures and unused Tranche 2 Commitments at such time.

“Material Adverse Effect” means a material adverse effect on (a) the business, results of operations, assets or financial condition of the Company and the Subsidiaries, taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents or (c) the rights of or benefits available to the Agents or the Lenders under the Loan Documents, taken as a whole; provided that the COVID-19 pandemic, all events, conditions or circumstances to the extent arising out of, resulting from or relating to the COVID-19 pandemic and all events, conditions or circumstances to the extent identified on Schedule 1.01 shall be disregarded for purposes of clause (a) of this definition.

“Material Indebtedness” means Indebtedness (other than the Loans, Letters of Credit and Guarantees under the Loan Documents), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and the Subsidiaries in an aggregate principal amount exceeding US$50,000,000. For purposes of determining Material Indebtedness, the “amount” of the obligations of the Company or any Subsidiary in respect of (a) any Swap Agreement at any time shall be (i) the mark-to-market value for such Swap Agreement based upon one or more mid-market or other readily available quotations provided by any recognized dealer in Swap Agreements (which may include a Lender or any Affiliate of a Lender) or (ii) in the absence of any such quotations, the maximum aggregate principal amount that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time, in each case giving effect to any applicable netting agreements and (b) any Securitization Transaction shall be determined as set forth in the definition of such term.

“Material Subsidiary” means, at any time, each Subsidiary other than Subsidiaries that (a) together with their own subsidiaries, do not represent more than 2% for any such Subsidiary, or more than 10% in the aggregate for all such Subsidiaries, of either (i) Consolidated Total Assets or (ii) Consolidated Revenues of the Company and the Subsidiaries at the end of or for the period of four consecutive fiscal quarters of the Company most recently ended prior to such time ~~and~~, (b) do not own Equity Interests ~~or~~in any Material Subsidiary and (c) do not own Indebtedness ~~(other than de minimis Indebtedness) of any Material Subsidiary~~of any Material Subsidiary unless, in the case of any Subsidiary, the aggregate principal amount of all Indebtedness of the Material Subsidiaries owned by such Subsidiary (other than any such Indebtedness of a Subsidiary Guarantor that is expressly subordinated to the Secured Obligations on the terms set forth in the Intercompany Indebtedness Subordination Agreement) does not exceed US$50,000,000; provided that each Borrowing Subsidiary shall in any event be a Material Subsidiary.

“Maturity Date” means May 31, 2023.

“Maximum Rate” has the meaning assigned to such term in Section 9.13.

“MNPI” means material information concerning the Company, any Subsidiary or any Affiliate of any of the foregoing, or any of their securities, that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Exchange Act. For purposes of this definition, “material information” means information concerning the Company, any Subsidiary or other Affiliate of the Company, any Subsidiary or any Affiliate of any of the foregoing, or any of their securities, that could reasonably be expected to be material for purposes of the United States Federal and state securities laws.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents or other security document granting a Lien on any Mortgaged Property to secure, subject to Section 1.09, the Secured Obligations. Each Mortgage shall be in form and substance reasonably satisfactory to each of the Company and the Administrative Agent.

“Mortgaged Property” means each parcel of real property owned in fee by any Loan Party that, together with all improvements located thereon, has appraised value or, in the absence of any appraisal, book value in excess of US$5,000,000; provided that neither the New Headquarters nor any New Headquarters Assets shall constitute Mortgaged Property.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, that is maintained, sponsored or contributed to by the Company or any ERISA Affiliate.

“Net Proceeds” means (a) with respect to any incurrence of any Indebtedness or any issuance or sale of any Equity Interests in the Company, the aggregate amount of cash, Permitted Investments and other cash equivalents received by the Company or any Subsidiary in respect of such event, net of the sum, without duplication, of all third party fees and out-of-pocket costs and expenses actually incurred by the Company or any Subsidiary in connection with such event, including attorneys’ fees, accountants’ fees, investment banking fees and underwriting discounts and commissions and (b) with respect to any sale, transfer, lease or other disposition of assets, (i) the proceeds in the form of cash, Permitted Investments and other cash equivalents received in respect of such event, including any cash, Permitted Investments and other cash equivalents received in respect of any non-cash proceeds, but only as and when received, net of (ii) the sum, without duplication, of (A) all third party fees and out-of-pocket costs and expenses actually incurred by the Company or any Subsidiary in connection with such event, including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (B) the amount of all payments reasonably estimated to be required to be made by the Company and the Subsidiaries of Indebtedness (other than Indebtedness incurred under the Loan Documents) or other obligations relating to the applicable asset to the extent such Indebtedness or obligations are secured by a Lien permitted hereunder (other than Liens on the Collateral that are junior in priority to the Liens pursuant to the Loan Documents), (C) the amount of all payments reasonably estimated to be required to be made by the Company and the Subsidiaries in respect of purchase price adjustment, indemnification and similar contingent liabilities that are directly attributable to such event or in respect of any retained liabilities associated with such event (including pension and other post-employment benefit liabilities and environmental liabilities), (D) the amount of all Taxes (including transfer taxes, deed or recording taxes and repatriation taxes or any withholding or deduction) paid (or reasonably estimated to be payable) by the Company and the Subsidiaries in connection with such event and (E) in the case of any proceeds from any sale, transfer, lease or other disposition by any Subsidiary that is not a Wholly Owned Subsidiary, the portion of such proceeds received by such Subsidiary attributable to the noncontrolling interests in such Subsidiary, in each case, as reasonably determined by the Company. For purposes of this definition, in the event any estimate with respect to contingent liabilities or Taxes as described in clause (b)(ii)(C) or (b)(ii)(D) above shall be reduced, the amount of such reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the applicable contingent liabilities or Taxes, be deemed to be receipt, on the date of such reduction, of proceeds in the form of cash, Permitted Investments or other cash equivalents in respect of such event.

“New Headquarters” means (a) the approximately 41-acre site with a current street address of 1201 Amgen Ct W, Seattle, WA 98119, (b) any subsequently acquired real properties (either fee or leasehold) either (i) adjacent to the property described in clause (a) of this definition or (ii) used in whole or in part in connection with the headquarters of the Company and in the general vicinity of the property described in clause (a) of this definition and (c) all current or future buildings, facilities and improvements (including all repairs, replacements, alterations and additions thereof and thereto) on or under any of the real properties described in clause (a) or (b) of this definition, together with all easements, appurtenances and hereditaments thereto, and including all air rights, mineral rights, water rights and development rights.

“New Headquarters Assets” means the New Headquarters, together with all fixtures, building service equipment, furnishings and betterments currently or subsequently located thereon and all other personal property currently or subsequently located thereon or directly relating thereto or used in connection therewith (including all machinery, equipment and installations) and all other rights, interests and privileges that, in the case of any such personal property and all other rights, interests and privileges, is used in connection with the operation of the New Headquarters and customarily financed together with real properties similar to the New Headquarters, including insurance policies and insurance proceeds and condemnation awards, leases, subleases, licenses, concessions, rents, issues and profits (and all repairs, replacements, alterations and additions thereof and thereto), but specifically excluding any Intellectual Property (other than Intellectual Property that has de minimis fair value, as reasonably determined by the Company) and Equity Interests.

“New Headquarters Parent SPV” means a Subsidiary that is a special purpose entity formed for the purpose of being the direct parent company of the New Headquarters SPV, provided that (a) such Subsidiary does not own any significant assets other than Equity Interests in, and Indebtedness or other obligations of, the New Headquarters SPV and assets relating to its existence and (b) such Subsidiary conducts no significant business other than business relating to ownership of assets referred to in clause (a) above; provided further that the New Headquarters Parent SPV may not be designated as a Borrowing Subsidiary.

“New Headquarters SPV” means a Subsidiary that is a special purpose entity formed for the purpose of incurring Indebtedness secured by Liens on, or otherwise supported by, any New Headquarters Assets, provided that (a) such Subsidiary does not own any significant assets other than any New Headquarters Assets and assets relating to its existence or to the incurrence of such Indebtedness and (b) such Subsidiary conducts no significant business other than the ownership of any New Headquarters Assets and activities incidental thereto (including leasing of all or any portion of the New Headquarters Assets to the Company or any of its Subsidiaries and related contractual relationships); provided further that the New Headquarters SPV may not be designated as a Borrowing Subsidiary.

“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender at such time.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided~~,~~ further~~,~~ that if any of the foregoing rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Other Connection Taxes” means, with respect to either Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of ~~the Company or~~ any ~~Borrowing Subsidiary~~Loan Party hereunder, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made at the request of the Company pursuant to Section 2.19(b)).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depositary institutions (as such composite rate shall be determined by the NYFRB as set forth on the NYFRB Website) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“OWW Fulfillment” means OWW Fulfillment Services, Inc., a Tennessee corporation.

“Participant” has the meaning assigned to such term in Section 9.04(c)(i).

“Participant Register” has the meaning assigned to such term in Section 9.04(c)(i).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Call Spread Swap Agreements” means (a) a Swap Agreement pursuant to which the Company acquires a call or a capped call option requiring the counterparty thereto to deliver to the Company shares of common stock of the Company (or other Equity Interests, securities, property or assets following a merger event or other event or circumstance resulting in the common stock of the Company generally being converted into, or exchanged for, other Equity Interests, securities, property or assets), the cash value thereof or a combination thereof from time to time upon exercise of such option and (b) if entered into by the Company in connection with any Swap Agreement described in clause (a) above, a Swap Agreement pursuant to which the Company issues to the counterparty thereto warrants or other rights to acquire common stock of the Company (or other Equity Interests, securities, property or assets following a merger event or other event or circumstance resulting in the common stock of the Company generally being converted into, or exchanged for, other Equity Interests, securities, property or assets), whether such warrant or other right is settled in shares (or such other Equity Interests, securities, property or assets), cash or a combination thereof, in each case entered into by the Company in connection with the issuance of Permitted Convertible Notes; provided that the terms, conditions and covenants of each such Swap Agreement shall be customary or more favorable to the Company than customary for Swap Agreements of such type (as determined by the Company in good faith).

“Permitted Charitable Contributions” means charitable contributions (as defined in Section 170(c) of the Code, whether in the form of cash, securities or other property and without regard to whether such charitable contributions are deductible for income tax purposes) made by the Company or any Subsidiary, whether directly (including to a donor advised fund) or through one or more Affiliates, and any binding commitment with respect thereto; provided that the aggregate amount of such contributions made by the Company and the Subsidiaries during any fiscal year of the Company, together with the aggregate amount of all binding commitments of the Company and the Subsidiaries to make any such contributions during such fiscal year, may not exceed US$10,000,000 in the aggregate.

“Permitted Convertible Notes” means any notes issued by the Company that are convertible into common stock of the Company (or other Equity Interests, securities, property or assets following a merger event or other event or circumstance resulting in the common stock of the Company generally being converted into, or exchanged for, other Equity Interests, securities, property or assets), cash (the amount of such cash being determined by reference to the price of such common stock or such other Equity Interests, securities, property or assets), or any combination of any of the foregoing, and cash in lieu of fractional shares of common stock; provided that (a) the stated final maturity thereof shall be no earlier than 91 days after the Maturity Date, and shall not be subject to any conditions that could result in such stated final maturity occurring on a date that precedes the 91st day after the Maturity Date (it being understood that each of (~~1~~i) a repurchase of such notes on account of the occurrence of a “change of control”, “fundamental change”, liquidation, delisting or other similar event, (~~2~~ii) any redemption of such notes at the option of the Company, (~~3~~iii) the conversion of such notes in accordance with their terms, (~~4~~iv) the acceleration of such notes following the occurrence of an event of default under the terms of the agreements governing such notes and (~~5~~v) the occurrence of any event or satisfaction of any condition permitting any of the foregoing, shall be deemed not to constitute a change in the stated final maturity thereof), (b) such notes shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of (~~1~~i) an event of default under the terms of the agreements governing such notes, (~~2~~ii) a “change of control”, “fundamental change”, liquidation, delisting or other similar event, (~~3~~iii) a conversion or (~~4~~iv) following the Company’s election to redeem such notes) prior to the 91st day after the Maturity Date, (c) the terms, conditions and covenants of such notes shall be customary or more favorable to the Company than customary for notes of such type (as determined by the Company in good faith), (d) no Subsidiary, other than a Subsidiary Guarantor, shall Guarantee obligations of the Company thereunder, and each such Guarantee shall provide for the release and termination thereof, without action by any Person, upon any release and termination of the Guarantee by such Subsidiary of the Loan Document Obligations, and (e) the obligations in respect thereof (and any Guarantee thereof) shall not be secured by Liens on any assets of the Company or any Subsidiary.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, vendors’ and lessors’ Liens (and deposits to obtain the release of such Liens), setoff rights and other like Liens imposed by law (or contract, to the extent that such contractual Liens are similar in nature and scope to such Liens imposed by law), arising in the ordinary course of business and securing obligations that (i) are not overdue by more than 30 days or (ii) are being contested in good faith by appropriate proceedings; provided that (A) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (B) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (C) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, disability, unemployment insurance and other similar plans or programs and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature (including deposits in respect of tax assessments (or in respect of any performance bonds posted in connection therewith) that are required to be made by the assessing municipalities prior to the commencement of litigation challenging such assessments), in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k); and

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Holders” means Barry Diller, his Affiliates (including any Affiliated Holders) and any group of which any of the foregoing is, in terms of both economic and voting interest, one of the principal members.

“Permitted Investments” means:

(a) direct obligations of the United States of America (including U.S. Treasury bills, notes and bonds) that are backed by the full faith and credit of the United States of America;

(b) direct obligations of any agency of the United States of America that are backed by the full faith and credit of the United States of America and direct obligations of United States of America government-sponsored enterprises (including the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation) that are rated the same as direct obligations of the United States of America;

(c) direct obligations of, and obligations fully guaranteed by, any State of the United States of America that, on the date of acquisition, are rated investment grade by Moody’s or by S&P, including general obligation and revenue notes and bonds, insured bonds (including all insured bonds having, on the date of acquisition, a credit rating of Aaa by Moody’s and AAA by S&P) and refunded bonds (reissued bonds collateralized by U.S. Treasury securities);

(d) Indebtedness of any county or other local governmental body within the United States of America having, on the date of acquisition, a credit rating of Aaa by Moody’s or AAA by S&P, or Auction Rate Securities, Tax-Exempt Commercial Paper or Variable Rate Demand Notes issued by such bodies that is, on the date of acquisition, rated at least A3/P-1/VMIG-1 by Moody’s or A-/A-1/SP-1 by S&P;

(e) non-US Dollar denominated indebtedness of other sovereign countries having, on the date of acquisition, a credit rating of Aaa by Moody’s or AAA by S&P;

(f) non-US Dollar denominated indebtedness of government agencies having, on the date of acquisition, a credit rating of Aaa by Moody’s or AAA by S&P;

(g) mortgage-backed securities of the United States of America and/or any agency thereof that are backed by the full faith and credit of the United States of America; provided that such mortgage-backed securities that are purchased on a TBA (“To-Be-Announced”) basis must have a settlement date of less than three months from date of purchase;

(h) collateralized mortgage obligations of the United States of America and/or any agency thereof that are backed by the full faith and credit of the United States of America;

(i) commercial paper issued by any corporation or bank having a maturity of nine months or less and having, on the date of acquisition, a credit rating of at least P1 or the equivalent thereof from Moody’s or A1 or the equivalent thereof from S&P;

(j) money market investments, deposits, bankers acceptances, certificates of deposit, notes and other like instruments, in each case issued by any bank that has a combined capital and surplus and undivided profits of not less than US$500,000,000;

(k) direct obligations of corporations, banks or financial entities and agencies, including medium term notes (MTN) and bonds, structured notes and Eurodollar/Yankee notes and bonds, in each case having, at the date of acquisition, a credit rating of at least Baa1 from Moody’s or BBB+ from S&P;

(l) repurchase and reverse repurchase agreements for securities described in clauses (a) through (c) above with a financial institution described in clause (j) above;

(m) asset-backed securities that are, on the date of acquisition, rated BBB+ by S&P or Baa1 by Moody’s;

(n) money market funds and mutual funds consisting primarily of investments described in clauses (a) through (m) above, in each case having a credit rating of at least Aaa from Moody’s or AAA from S&P, and in each case having at least US$500,000,000 of assets under management;

(o) money market investments, deposits, bankers acceptances, certificates of deposit, notes and other like instruments, in each case not described in clause (j) of this definition to the extent that (i) the issuing bank is organized under the laws of a country in which the Company or any of its Subsidiaries conducts operations and (ii) the aggregate amount of such instruments issued by any individual bank or its Affiliates held by the Company and its Subsidiaries does not exceed US$20,000,000; and

(p) other investments determined by the Company or any Subsidiary to entail credit risks not materially greater than those associated with the foregoing investments and approved in writing by the Administrative Agent.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA that is maintained, sponsored or contributed to by the Company or any ERISA Affiliate.

“Preferred Stock” means the Series A Preferred Stock issued in accordance with the terms of the Investment Agreements, the terms of which are set forth in the Certificate of Designation.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board of Governors in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board of Governors (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.20.

“Qualifying Foreign Facility” means a Foreign Facility that satisfies the following requirements on the date of the effectiveness of the definitive documentation therefor: (a) the creditors thereunder constitute at least a Majority in Interest of the Tranche 1 Lenders and (b) Tranche 1 Lenders constituting at least a Majority in Interest of the Tranche 1 Lenders shall have provided at least their respective Ratable Shares (as defined in their respective Foreign Facility Deemed Agreements) of such Foreign Facility.

“Quotation Date” means (a) with respect to any Eurocurrency Borrowing denominated in US Dollars for any Interest Period, two Business Days prior to the first day of such Interest Period, (b) with respect to any Eurocurrency Borrowing denominated in Sterling, Canadian Dollars or Australian Dollars for any Interest Period, the first Business Day of such Interest Period and (c) with respect to any Eurocurrency Borrowing denominated in Euro for any Interest Period, the day two TARGET Days before the first day of such Interest Period, in each case unless market practice differs for loans such as the applicable Loans priced by reference to rates quoted in the Relevant Interbank Market, in which case the Quotation Date for such currency shall be determined by the Applicable Agent in accordance with market practice for such loans priced by reference to rates quoted in the Relevant Interbank Market (and if quotations would normally be given by leading banks for such loans priced by reference to rates quoted in the Relevant Interbank Market on more than one day, the Quotation Date shall be the last of those days).

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, partners, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Board of Governors and/or the NYFRB, or a committee officially endorsed or convened by the Board of Governors and/or the NYFRB or, in each case, any successor thereto.

“Relevant Interbank Market” means (a) with respect to US Dollars and Sterling, the London interbank market, (b) with respect to Euros, the European interbank market, (c) with respect to Canadian Dollars, the Toronto interbank market and (d) with respect to Australian Dollars, the Australian interbank market.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restatement Agreement” means the Restatement Agreement dated as of May 4, 2020, among the Company, the Borrowing Subsidiaries party thereto, the Lenders party thereto and the Agents.

“Restatement Effective Date” has the meaning assigned to such term in the Restatement Agreement.

“Restatement Signing Date” means May 4, 2020.

“Restricted Cash” means, as of any date with respect to any Person, any cash, Permitted Investments and other cash equivalents directly owned on such date by such Person and that do not constitute Unrestricted Cash of such Person.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any Subsidiary.

“Restricted Secured Obligations” means, with respect to any Existing Indenture, any Secured Obligations that constitute Indebtedness under, and as defined in, such Existing Indenture.

“Reuters” means Thomson Reuters Corporation, a corporation incorporated under and governed by the Business Corporations Act (Ontario), Canada, Refinitiv or, in each case, a successor thereto.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum at such time of such Lender’s Tranche 1 Revolving Exposure and Tranche 2 Revolving Exposure at such time.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to its rating agency business.

“Sale/Leaseback Transaction” means any arrangement, directly or indirectly, with any Person whereby the Company or any Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter the Company or any such Subsidiary shall rent or lease property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred. The “amount” of any Sale/Leaseback Transaction at any time will be the capitalized amount of the lease included in such transaction as reflected on the most recent consolidated balance sheet of the Company delivered pursuant to Section 5.01 (or, in the case of a Sale/Leaseback Transaction resulting in a lease that is not a Capital Lease, the amount that would be so reflected in respect of such lease if it were a Capital Lease).

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Restatement Signing Date, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) any other Person dealings with which are the subject of Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the European Union or Her Majesty’s Treasury of the United Kingdom.

“Screen Rate” means (a) in respect of the LIBO Rate for any Interest Period or with respect to any determination of the Alternate Base Rate pursuant to clause (c) of the definition thereof, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in the applicable currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period as displayed on the Reuters screen page that displays such rate (currently LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other commercially available information service that publishes such rate as shall be selected by the Applicable Agent from time to time), (b) in respect of the EURIBO Rate for any Interest Period, the percentage per annum determined by the European Money Market Institute (or any other Person that takes over the administration of such rate) for such Interest Period as set forth on the Reuters screen page that displays such rate (currently EURIBOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other commercially available information service that publishes such rate as shall be selected by the Applicable Agent from time to time), (c) in respect of the CDO Rate for any Interest Period, the average rate for bankers acceptances denominated in Canadian Dollars with a term equal to such Interest Period as displayed on the “Reuters Screen CDOR Page” as used in the 2006 ISDA Definition as published by the International Swaps and Derivatives Association, Inc. definitions, as modified and amended from time to time (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Applicable Agent from time to time) and (d) in respect of the AUD Bank Bill Rate for any Interest Period, the Australian Bank Bill Swap Reference Rate (Bid) administered by the ASX Benchmark Pty Limited (ACN 616 075 417) (or any other Person that takes over the administration of such rate) for bills of exchange in Australian Dollars with a term equivalent to such Interest Period as displayed on the applicable Reuters screen page (currently page BBSY) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other commercially available information service that publishes such rate as shall be selected by the Applicable Agent from time to time); provided that if the Screen Rate, determined as provided above, would be less than zero, the Screen Rate shall for all purposes of this Agreement be zero. If, as to any currency, no Screen Rate shall be available for a particular Interest Period but Screen Rates shall be available for maturities both longer and shorter than such Interest Period, then the Screen Rate for such Interest Period shall be the Interpolated Screen Rate.

“SEC” means the United States Securities and Exchange Commission.

“Second Amendment” means the Second Amendment dated as of August 5, 2020, to this Agreement.

“Second Amendment Effective Date” has the meaning assigned to such term in the Second Amendment.

“Secured Obligations” means (a) the Loan Document Obligations, (b) the Designated Cash Management Obligations and (c) the Designated Swap Obligations, excluding, with respect to any Subsidiary Loan Party, Excluded Swap Obligations.

“Secured Parties” means, collectively, (a) the Administrative Agent and the London Agent, (b) the Arrangers, (c) the Lenders, (d) the Issuing Banks, (e) each provider of Cash Management Services the obligations under which constitute Designated Cash Management Obligations, (f) each counterparty to any Swap Agreement the obligations under which constitute Designated Swap Obligations, (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, (h) the holder of any other Secured Obligation and (i) the successors and assigns of any of the foregoing.

“Securities Act” means the United States Securities Act of 1933.

“Securitization Receivables” has the meaning assigned to such term in the definition of “Securitization Transaction”.

“Securitization Subsidiary” means any Subsidiary that is a special purpose entity formed for the purpose of engaging in activities in connection with Securitization Transactions, provided that such Subsidiary (a) does not own any significant assets other than Securitization Receivables, Equity Interests in any other Securitization Subsidiary, assets relating to its existence and other assets ancillary to any of the foregoing and (b) conducts no business activities other than in connection with Securitization Transactions and activities incidental thereto; provided further that a Securitization Subsidiary may not be designated as a Borrowing Subsidiary.

“Securitization Transaction” means any transfer by the Company or any Subsidiary of accounts receivable or interests therein (collectively, the “Securitization Receivables”) (a) to a trust, partnership, corporation or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness, fractional undivided interests or securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests, or (b) directly, or indirectly through a special purpose vehicle, to one or more investors or other purchasers. The amount of any Securitization Transaction shall be deemed at any time to be the aggregate principal or stated amount of the Indebtedness, fractional undivided interests or other securities referred to in the preceding sentence or, if there shall be no such principal or stated amount, the uncollected amount of the accounts receivable or interests therein transferred pursuant to such Securitization Transaction net of any such accounts receivable or interests therein that have been written off as uncollectible and/or any discount (but not in excess of the discount that would be usual and customary for securitization transactions of this type in light of the then prevailing market conditions) in the purchase price therefor. For purposes of Section 6.02 only, a Securitization Transaction shall be deemed to be secured by a Lien on the accounts receivable or interests therein that are subject thereto, and such accounts receivable and interests shall be deemed to be assets of the Company and the Subsidiaries.

“Security Documents” means (a) the Collateral Agreement, (b) the IP Collateral Agreements, (c) any Mortgages and (d) each other security agreement or other instrument or document executed and delivered by or on behalf of any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to, or perfect in favor of, the Administrative Agent, for the benefit of the Secured Parties, a Lien on any property of such Loan Party as security, subject to Section 1.09, for the Secured Obligations.

“Singapore Dollars” or “SGD$” refers to lawful money of Singapore.

“SOFR” means, with respect to any day, the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the NYFRB Website.

“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR.

“Specified Foreign Subsidiary” means (a) any Subsidiary that is a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code) and (b) any subsidiary of any entity described in clause (a) of this definition.

“Specified Time” means (a) with respect to the LIBO Rate, 11:00 a.m., London time, (b) with respect to the EURIBO Rate, 11:00 a.m., Brussels time, (c) with respect to the CDO Rate, 11:00 a.m., Toronto time, and (d) with respect to the AUD Bank Bill Rate, 11:00 a.m., Sydney time.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve (including any marginal, special, emergency or supplemental reserves) established by the Board of Governors to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors). Such reserve percentages shall include those imposed pursuant to Regulation D of the Board of Governors. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” means the lawful currency of the United Kingdom.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company.

“Subsidiary Guarantor” means each Subsidiary of the Company that is a party to the Guarantee Agreement.

“Subsidiary Loan Party” means each Subsidiary that is a party to both the Guarantee Agreement and the Collateral Agreement; provided that, other than for purposes of Article VI, any Subsidiary that is a party to the Guarantee Agreement but not the Collateral Agreement shall be deemed to be a Subsidiary Loan Party.

“Supplemental Perfection Certificate” means a certificate in the form of Exhibit H or any other form approved by the Administrative Agent.

“Supported QFC” has the meaning assigned to it in Section 9.20.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Synthetic Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, under a synthetic, off-balance sheet or tax retention lease, including any financing lease or other agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which are characterized as the indebtedness of such Person for US tax purposes (without regard to accounting treatment), and the amount of such obligations shall be the capitalized amount thereof that would appear on a balance sheet of such Person under GAAP if such lease were accounted for as a capital lease.

“TARGET Day” means any day on which both (a) the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system as shall be determined by the Applicable Agent to be a replacement therefor for purposes hereof) is open for the settlement of payments in Euro and (b) banks in London are open for general business.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Total 30-Day Net Deferred Merchant Bookings” means, as of any date, an amount equal to (a) (i) Total Net Deferred Merchant Bookings as of such date multiplied by (ii) the percentage of Total Deferred Merchant Bookings as of such date represented by Total Deferred Merchant Bookings for stays within 30 days, less (b) the amount (to the extent such amount is not in excess of the product referred to in clause (a)) of current deposits made by the Company and its Subsidiaries (other than Excluded Subsidiaries) held by credit card processors in relation to customer refunds. Total 30-Day Net Deferred Merchant Bookings shall be calculated in substantially the same manner as the sample calculation thereof set forth in Schedule 6.11 hereto.

“Total Deferred Merchant Bookings” means, as of any date, the amount that would appear as the “deferred merchant bookings” on a consolidated balance sheet of the Company prepared in accordance with GAAP as of such date.

“Total Net Deferred Merchant Bookings” means, as of any date, an amount (which shall not be less than zero) equal to (a) the Total Deferred Merchant Bookings as of such date, less (b) the sum, without duplication, as of such date of (i) the amount of Restricted Cash held by the Company or any of its Subsidiaries for purposes of paying hosts upon stay in connection with any deferred merchant bookings relating to the Vrbo business of the Company and its Subsidiaries, (ii) the product of (A) the amount of prepaid merchant bookings of the Company and its Subsidiaries and (B) the successful collection rate from hosts against such prepaid merchant bookings achieved by the Company and its Subsidiaries during the calendar month immediately preceding such date, (iii) to the extent of a corresponding liability reflected in deferred merchant bookings, the amount of any refundable credit card fees associated with any deferred merchant bookings, (iv) to the extent of a corresponding liability reflected in deferred merchant bookings, the amount of any accounts receivable, net of reserves, relating to the “Expedia Affiliate Collect” program of the Company and its Subsidiaries so long as such accounts receivable are backstopped by a letter of credit, cash deposit or insurance, (v) to the extent of a corresponding liability reflected in deferred merchant bookings, the amount of accounts receivable, net of reserves, relating to cancellation of prepaid Vrbo bookings, (vi) the amount of credit card receivables of the Company and its Subsidiaries related to payments for customer deferred merchant bookings that have not yet settled and (vii) to the extent included in deferred merchant bookings, the amount of any deferred loyalty rewards. Total Net Deferred Merchant Bookings shall be calculated in substantially the same manner as the sample calculation thereof set forth in Schedule 6.11 hereto.

“Tranche” means a Class of Commitments and extensions of credit thereunder. For purposes hereof, each of the following comprises a separate Tranche: (a) the Tranche 1 Commitments, the Tranche 1 Revolving Loans and participations in Letters of Credit attributable to the Tranche 1 Commitments and (b) the Tranche 2 Commitments, the Tranche 2 Revolving Loans and participations in Letters of Credit attributable to the Tranche 2 Commitments. The Classes of Commitments and extensions of credit described under clauses (a) and (b) above are referred to, respectively, as “Tranche 1” and “Tranche 2”.

“Tranche 1” has the meaning assigned to such term in the definition of the term “Tranche”.

“Tranche 1 Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Tranche 1 Revolving Loans and to acquire participations in Letters of Credit, expressed as an amount representing the maximum permitted amount of such Lender’s Tranche 1 Revolving Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Tranche 1 Commitment as of the ~~Restatement~~Second Amendment Effective Date, after giving effect to the automatic reduction in the aggregate amount of the Tranche 1 Commitments provided for in Section 2.09(c), is ~~as~~ set forth ~~in the Restatement Agreement~~on Schedule 2.01. The aggregate amount of the Tranche 1 Commitments as of the Second Amendment Effective Date, and after giving effect to such automatic reduction, is US$1,145,000,000.

“Tranche 1 Lender” means a Lender with a Tranche 1 Commitment or Tranche 1 Revolving Exposure.

“Tranche 1 Percentage” means, at any time with respect to any Tranche 1 Lender, the percentage of the total Tranche 1 Commitments represented by such Lender’s Tranche 1 Commitment at such time. If the Tranche 1 Commitments have terminated or expired, the Tranche 1 Percentages shall be determined based upon the Tranche 1 Commitments most recently in effect, giving effect to any assignments.

“Tranche 1 Reduction/Prepayment Amount” means (a) with respect to any Tranche 1 Reduction/Prepayment Event referred to in clause (a) of the definition of such term, (i) for the purposes of Section 2.09(c), the total amounts of the commitments under, or the total amount of the increase in the commitments under, as the case may be, the applicable Foreign Facility, and (~~b~~ii) ~~with respect to any Tranche 1 Reduction/Prepayment Event referred to in clause (b) of~~for the ~~definition~~purposes of ~~such term, the aggregate principal amount of the Indebtedness incurred under the applicable Foreign Facility; provided that the amount under this clause (b) shall be reduced by the amount of any Tranche 1 Reduction/Prepayment Amount theretofore or concurrently therewith arising in relation to any commitment relating to such Indebtedness~~Sections 2.11(b) and 2.11(d), US$772,000,000, (b) [reserved], (c) with respect to any Tranche 1 Reduction/Prepayment Event referred to in clause (c) of the definition of such term, 30% of the Net Proceeds received by the Company or any Subsidiary therefrom, (d) with respect to any Tranche 1 Reduction/Prepayment Event referred to in clause (d) of the definition of such term, an amount sufficient to repay all the Tranche 1 Revolving Loans in full and permit the reduction of the Tranche 1 Commitments to $0 and (e) with respect to any Tranche 1 Reduction/Prepayment Event referred to in clause (e) of the definition of such term, the aggregate amount of the Indebtedness (as defined in any Existing Indenture) secured by the applicable Lien or the aggregate amount of the Attributable Debt with respect to the applicable sale and lease-back transaction, as applicable.

“Tranche 1 Reduction/Prepayment Event” means (a) the effectiveness of any commitments under, or the effectiveness of any increase in any commitments under, any Foreign Facility, (b) ~~incurrence by the Company or any Subsidiary of any Indebtedness under any Foreign Facility~~[reserved], (c) incurrence, after the Restatement Effective Date, by the Company or any Subsidiary of any Indebtedness to the extent such Indebtedness is incurred in reliance on (or any Guarantees thereof are incurred in reliance on) Section 6.01(s), 6.01(t), 6.01(w) and/or 6.01(x), or any combination thereof, but, in the case of this clause (c), only to the extent the aggregate principal amount of such Indebtedness so incurred since the Restatement Effective Date (excluding any such Indebtedness to the extent the Net Proceeds thereof are applied substantially concurrently with the incurrence thereof (or within three Business Days thereafter) to repay, prepay, redeem or otherwise discharge any Indebtedness theretofore incurred in reliance on Section 6.01(w) and that had an earlier scheduled maturity than the Indebtedness so incurred) exceeds (it being understood that only incurrence of such excess amount shall be subject to this clause (c)) the sum of (i) US$2,500,000,000 plus (ii) the aggregate amount of Net Proceeds in excess of US$1,000,000,000 received by the Company or any Subsidiary from the issuance and sale of Equity Interests in the Company on or after the Restatement Signing Date or pursuant to any issuance and sale of the Preferred Stock consummated substantially concurrently with the occurrence of the Restatement Effective Date, (d) any release of all or substantially all of the value of the Collateral from the Liens of the Security Documents pursuant to Section 9.02A(a)(i) and (e) any creation, incurrence or assumption by any Excluded Subsidiary of any Lien on any property or asset now owned or hereafter acquired by it, in each case, in reliance on the proviso to the last sentence of Section 6.02 or any entrance by any Excluded Subsidiary into any sale and lease-back transaction in reliance on the proviso to the last sentence of Section 6.03; provided that no event described in clause (a) above that occurs after the Second Amendment Effective Date shall constitute a Tranche 1 Reduction/Prepayment Event.

“Tranche 1 Revolving Exposure” means, at any time, the sum of (a) the aggregate principal amount of the Tranche 1 Revolving Loans denominated in US Dollars outstanding at such time, (b) the sum of the US Dollar Equivalents of the aggregate principal amounts of the Tranche 1 Revolving Loans denominated in Euro, Sterling, Canadian Dollars or Australian Dollars outstanding at such time and (c) the Tranche 1 Share of the LC Exposure at such time. The Tranche 1 Revolving Exposure of any Lender at any time shall be such Lender’s Tranche 1 Percentage of the total Tranche 1 Revolving Exposure at such time, adjusted (without duplication) to give effect to any reallocation under Section 2.20 of the LC Exposure of Defaulting Lenders in effect at such time.

“Tranche 1 Revolving Loan” means a Loan made pursuant to Section 2.01(a). Each Tranche 1 Revolving Loan denominated in US Dollars shall be a Eurocurrency Loan or an ABR Loan, and each Tranche 1 Revolving Loan denominated in Euro, Sterling, Canadian Dollars or Australian Dollars shall be a Eurocurrency Loan.

“Tranche 1 Share” means, at any time, a percentage determined by dividing the aggregate amount of the Tranche 1 Commitments at such time by the aggregate amount of the Commitments at such time.

“Tranche 2” has the meaning assigned to such term in the definition of the term “Tranche”.

“Tranche 2 Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Tranche 2 Revolving Loans and to acquire participations in Letters of Credit, expressed as an amount representing the maximum permitted amount of such Lender’s Tranche 2 Revolving Exposure hereunder, as such commitment may be established pursuant to Section 2.09(g) and (a) reduced or increased from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate amount of Tranche 2 Comitments as of the Second Amendment Effective Date is zero.

“Tranche 2 Lender” means a Lender with a Tranche 2 Commitment or Tranche 2 Revolving Exposure.

“Tranche 2 Percentage” means, at any time with respect to any Tranche 2 Lender, the percentage of the total Tranche 2 Commitments represented by such Lender’s Tranche 2 Commitment at such time. If the Tranche 2 Commitments have terminated or expired, the Tranche 2 Percentages shall be determined based upon the Tranche 2 Commitments most recently in effect, giving effect to any assignments.

“Tranche 2 Revolving Exposure” means, at any time, the sum of (a) the aggregate principal amount of the Tranche 2 Revolving Loans denominated in US Dollars outstanding at such time, (b) the sum of the US Dollar Equivalents of the aggregate principal amounts of the Tranche 2 Revolving Loans denominated in Euro, Sterling, Canadian Dollars or Australian Dollars outstanding at such time and (c) the Tranche 2 Share of the LC Exposure at such time. The Tranche 2 Revolving Exposure of any Lender at any time shall be such Lender’s Tranche 2 Percentage of the total Tranche 2 Revolving Exposure at such time, adjusted (without duplication) to give effect to any reallocation under Section 2.20 of the LC Exposure of Defaulting Lenders in effect at such time.

“Tranche 2 Revolving Loan” means a Loan made pursuant to Section 2.01(b). Each Tranche 2 Revolving Loan denominated in US Dollars shall be a Eurocurrency Loan or an ABR Loan, and each Tranche 2 Revolving Loan denominated in Euro, Sterling, Canadian Dollars or Australian Dollars shall be a Eurocurrency Loan.

“Tranche 2 Share” means, at any time, a percentage determined by dividing the aggregate amount of the Tranche 2 Commitments at such time by the aggregate amount of the Commitments at such time.

“Tranche Percentage” means, at any time, with respect to any Lender holding any Commitment or Loan under Tranche 1 or Tranche 2, such Lender’s Tranche 1 Percentage or Tranche 2 Percentage, as applicable, at such time.

“Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the creation of the Liens provided for in the Security Documents, the borrowing of Loans and the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“trivago” means trivago N.V., a Dutch public limited company (naamloze vennootschap), formerly known as travel B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid).

“trivago Form F-1” means the Form F-1 Registration Statement filed by trivago with the SEC on November 14, 2016, as amended or supplemented from time to time.

“trivago Form F-6” means the Form F-6 Registration Statement filed by trivago with the SEC on December 5, 2016, as amended or supplemented from time to time.

“trivago Headquarters” means (a) Kesselstraße 5 – 7, 40221 Düsseldorf, Germany and (b) all current or future buildings, facilities and improvements (including all repairs, replacements, alterations and additions thereof and thereto) on or under any of the real properties described in clause (a) of this definition, together with all easements, appurtenances and hereditaments thereto, and including all air rights, mineral rights, water rights and development rights.

“trivago Headquarters Assets” means the trivago Headquarters, together with all fixtures, building service equipment, furnishings and betterments currently or subsequently located thereon and all other personal property currently or subsequently located thereon or directly relating thereto or used in connection therewith (including all machinery, equipment and installations) and all other rights, interests and privileges that, in the case of any such personal property and all other rights, interests and privileges, is used in connection with the operation of the trivago Headquarters and customarily financed together with real properties similar to the trivago Headquarters, including insurance policies and insurance proceeds and condemnation awards, leases, subleases, licenses, concessions, rents, issues and profits (and all repairs, replacements, alterations and additions thereof and thereto), but specifically excluding any Intellectual Property (other than Intellectual Property that has de minimis fair value, as reasonably determined by the Company) and Equity Interests.

“trivago IPO” means an initial public offering of American Depositary Shares of trivago, substantially as described in the trivago Form F-1 and the trivago Form F-6.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the LIBO Rate, the EURIBO Rate, the CDO Rate, the AUD Bank Bill Rate or the Alternate Base Rate.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for all purposes of this Agreement.

“Unrestricted Cash” means, as of any date with respect to any Person, cash, Permitted Investments and other cash equivalents directly owned on such date by such Person, as such amount would appear on a consolidated balance sheet of such Person prepared as of such date in accordance with GAAP; provided that such cash, Permitted Investments and other cash equivalents do not appear (and would not be required to appear) as “restricted” on a consolidated balance sheet of such Person prepared in accordance with GAAP.

“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount, and (b) with respect to any amount in any currency other than US Dollars, the equivalent in US Dollars of such amount, determined by the Administrative Agent using the Exchange Rate or the LC Exchange Rate, as applicable, with respect to such currency in effect for such amount on such date. The US Dollar Equivalent at any time of the amount of any Letter of Credit, LC Disbursement or Loan denominated in any currency other than US Dollars shall be the amount most recently determined as provided in Section 1.05(b).

“US Dollars” or “US$” refers to lawful money of the United States of America.

“US Person” means any person that is (a) a “United States person” within the meaning of Section 7701(a)(30) of the Code and (b) any entity that for U.S. Federal income tax purposes is disregarded as an entity separate from any person described in clause (a) of this definition.

“US Special Resolution Regimes” has the meaning assigned to such term in Section 9.20.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Wholly Owned Subsidiary” means any Subsidiary all the Equity Interests in which (other than directors’ qualifying shares and/or other nominal amounts of Equity Interests that are required under applicable law to be held by Persons other than the Company or the Wholly Owned Subsidiaries) are owned, directly or indirectly, by the Company.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any U.K. Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of such Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Tranche 1 Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Tranche 1 Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Tranche 1 Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Tranche 1 Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein (including to this Agreement or any other Loan Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations. (a)Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time; provided that (i) if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Restatement Signing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) for purposes of determining compliance with any covenant set forth in Article VI, no effect shall be given to (A) any election under Accounting Standards Codification 825 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness of the Company or any Subsidiary at “fair value”, as defined therein, (B) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, (C) any valuation of Indebtedness below its full stated principal amount as a result of the application of Accounting Standards Update 2015-03, Interest, issued by the Financial Accounting Standards Board, it being agreed that Indebtedness shall at all times be valued at the full stated principal amount thereof, and (D) any change as a result of the adoption of any of the provisions set forth in the Accounting Standards Update 2016-02, Leases (Topic 842), issued by the Financial Accounting Standards Board in February 2016, or any other amendments to the Accounting Standards Codifications issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require the recognition of right-of-use assets and lease liabilities for leases or similar agreements that would not be classified as capital leases under GAAP as in effect prior to January 1, 2019.

(b) All pro forma computations required to be made hereunder giving effect to any Acquisition, Investment, sale, disposition, merger or similar event shall reflect on a pro forma basis such event and, to the extent applicable, the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness, and may also reflect (i) any projected synergies or similar benefits expected to be realized as a result of such event to the extent such synergies or similar benefits would be permitted to be reflected in financial statements prepared in compliance with Article 11 of Regulation S-X under the Securities Act and (ii) any other demonstrable cost-savings and other adjustments not included in the foregoing clause (i) that are reasonably anticipated by the Company to be achieved in connection with any such event within the 12-month period following the consummation of such event, which the Company determines are reasonable and as set forth in a certificate of a Financial Officer; provided that the aggregate additions to Consolidated EBITDA, for any period being tested, pursuant to this clause (ii), together with the aggregate amount of all other Capped Adjustments for such period, shall not exceed 15% of Consolidated EBITDA for such period (determined prior to giving effect to any addback for any Capped Adjustments).

SECTION 1.05. Currency Translation. (a) For purposes of any determination under Section 6.01, 6.02, 6.03, 6.12, 7.01(f), 7.01(g) or 7.01(k), all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than US Dollars shall be translated into US Dollars at currency exchange rates in effect on the date of such determination; provided that no Default or Event of Default shall arise as a result of any limitation set forth in US Dollars in Section 6.01, 6.02, 6.03 or 6.12 being exceeded solely as a result of changes in currency exchange rates from those rates applicable at the time or times Indebtedness, Liens, Sale/Leaseback Transactions or Investments were initially consummated in reliance on the exceptions under such Sections. For purposes of any determination under Sections 6.05 and 6.08, the amount of each payment, disposition or other applicable transaction denominated in a currency other than US Dollars shall be translated into US Dollars at the applicable currency exchange rate in effect on the date of the consummation thereof. Such currency exchange rates shall be determined in good faith by the Company. For purposes of Sections 6.10 and 6.11, and the related definitions, amounts in currencies other than US Dollars shall be translated into US Dollars at the currency exchange rates then most recently used in preparing the Company’s consolidated financial statements.

(b) (i) The Administrative Agent shall determine the US Dollar Equivalent of any Letter of Credit denominated in an Alternative LC Currency as of the date of the issuance thereof and on the first Business Day of each calendar month on which such Letter of Credit is outstanding, in each case using the Exchange Rate (as calculated in accordance with the definition thereof on the date of determination), and each such amount shall be the US Dollar Equivalent of such Letter of Credit until the next required calculation thereof pursuant to this Section. The Administrative Agent shall in addition determine the US Dollar Equivalent of any Letter of Credit denominated in an Alternative LC Currency as provided in Sections 2.06(e) and 2.06(l).

(ii) The Applicable Agent shall determine the US Dollar Equivalent of any Borrowing denominated in any currency other than US Dollars on or about the date of the commencement of the initial Interest Period therefor and as of the date of the commencement of each subsequent Interest Period therefor, in each case using the Exchange Rate (as calculated in accordance with the definition thereof on the date of determination), and each such amount shall be the US Dollar Equivalent of such Borrowing until the next required calculation thereof pursuant to this Section.

(iii) The Applicable Agent may also determine the US Dollar Equivalent of any Borrowing or Letters of Credit denominated in any currency other than US Dollars as of such other dates as ~~such~~the Applicable Agent shall determine, in each case using the Exchange Rate (as calculated in accordance with the definition thereof on the date of determination), and each such amount shall be the US Dollar Equivalent of such Borrowing or Letter of Credit until the next calculation thereof pursuant to this Section.

(iv) The Administrative Agent shall notify the Company, the applicable Lenders and the applicable Issuing Bank of each determination of the US Dollar Equivalent of each Letter of Credit, Borrowing and LC Disbursement.

SECTION 1.06. Interest Rates; LIBOR Notification. The interest rate on a Loan denominated in US Dollars or any other applicable currency may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administration, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurocurrency Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. ~~In~~Upon the ~~circumstances set forth in Section 2.14(b)~~occurrence of a Benchmark Transition Event or an Early Opt-In Election, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Screen Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including~~, without limitation~~ (a) any such alternative, successor or replacement rate implemented pursuant to Section 2.14(b), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (b) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14(b)), including whether the composition or characteristics of any such alternative, successor or replacement reference rate~~, as it may or may not be adjusted pursuant to Section 2.14(b),~~ will be similar to, or produce the same value or economic equivalence of, the ~~Screen~~applicable Benchmark Rate or have the same volume or liquidity as did the applicable ~~Screen~~Benchmark Rate prior to its discontinuance or unavailability.

SECTION 1.07. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.08. Foreign Facility Cashless Rollover. Notwithstanding any other provision of this Agreement to the contrary, in connection with the establishment of any Foreign Facility and any related prepayment of the Tranche 1 Revolving Loans required pursuant to Section 2.11(b), any Tranche 1 Lender may, in its sole discretion, elect to accept such prepayment to be in the form of Indebtedness incurred under such Foreign Facility rather than in the form of immediately available funds in the currency of such Tranche 1 Revolving Loan, it being agreed that notice of such acceptance shall be provided to the Administrative Agent and the mechanics of the cashless settlement thereof shall be reasonably acceptable to the Company and the Administrative Agent. In connection with the foregoing, the Lenders party to the Restatement Agreement agree that the Company and the Administrative Agent may, without any further consent of any Lender, effect such amendments to this Agreement as may be necessary or appropriate, in the opinion of the Administrative Agent and the Company, to give effect to the provisions of this Section 1.08, including any mechanics intended to effect such cashless settlement.

SECTION 1.09. Restricted Secured Obligations. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, for so long as any Existing Notes (as defined in the Collateral Agreement) shall be outstanding, the amount of the Restricted Secured Obligations secured by a Lien on any asset or property of the Loan Parties granted under this Agreement (including Section 2.06(j)) or any other Loan Document shall be limited to the Maximum Existing Indenture Basket Amount (as defined in the Collateral Agreement) with respect thereto.

ARTICLE II

The Credits

SECTION 2.01. Commitments. (a) Subject to the terms and conditions set forth herein, each Tranche 1 Lender agrees to make Tranche 1 Revolving Loans denominated in US Dollars, Euro, Sterling, Canadian Dollars or Australian Dollars to any Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Tranche 1 Revolving Exposure exceeding such Lender’s Tranche 1 Commitment or (ii) the total Tranche 1 Revolving Exposure exceeding the total Tranche 1 Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, any Borrower may borrow, prepay and reborrow Tranche 1 Revolving Loans.

(b) Subject to the terms and conditions set forth herein, each Tranche 2 Lender agrees to make Tranche 2 Revolving Loans denominated in US Dollars, Euro, Sterling, Canadian Dollars or Australian Dollars to any Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Tranche 2 Revolving Exposure exceeding such Lender’s Tranche 2 Commitment or (ii) the total Tranche 2 Revolving Exposure exceeding the total Tranche 2 Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, any Borrower may borrow, prepay and reborrow Tranche 2 Revolving Loans.

SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class, Type and currency made by the Lenders ratably in accordance with their respective Commitments of the applicable Class to the same Borrower. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and not joint and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.14, each Borrowing shall be comprised (i) in the case of Borrowings denominated in US Dollars, entirely of ABR Loans or Eurocurrency Loans of the applicable Type as the applicable Borrower (or the Company on its behalf) may request in accordance herewith, and (ii) in the case of Borrowings denominated in any other currency, entirely of Eurocurrency Loans of the applicable Type. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a Eurocurrency Borrowing that results from a continuation of an outstanding Eurocurrency Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of US$1,000,000 and not less than US$1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of the applicable Class or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of six Eurocurrency Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Eurocurrency Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Requests for Borrowings. To request a Borrowing, the applicable Borrower (or the Company on its behalf) shall submit a written Borrowing Request, signed by an Authorized Officer of such Borrower or the Company, as applicable, to the Applicable Agent (a) in the case of a Eurocurrency Borrowing denominated in US Dollars, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Borrowing denominated in Euro, Sterling, Canadian Dollars or Australian Dollars, not later than 11:00 a.m., Local Time, four Business Days before the date of the proposed Borrowing, and (c) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(i) the Borrower requesting such Borrowing (or on whose behalf the Company is requesting such Borrowing);

(ii) the aggregate amount and currency of the requested Borrowing;

(iii) the Class of such Borrowing;

(iv) the date of such Borrowing, which shall be a Business Day;

(v) if denominated in US Dollars, whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(vi) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vii) the location and number of the account of the applicable Borrower to which funds are to be disbursed, which shall comply with Section 2.07, or, in the case of any ABR Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), the identity and the account of the Issuing Bank that had made such LC Disbursement.

If no currency is specified with respect to any requested Borrowing, then the applicable Borrower shall be deemed to have selected US Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be (A) if denominated in US Dollars, an ABR Borrowing and (B) if denominated in any other currency, a Eurocurrency Borrowing of the applicable Type. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Applicable Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Borrowing Subsidiaries. Any Wholly Owned Subsidiary of the Company that is a Domestic Subsidiary (and not a CFC Holdco or a Subsidiary of any Foreign Subsidiary) shall become a Borrowing Subsidiary and a party to this Agreement upon the effectiveness of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company and delivered to the Administrative Agent. As soon as practicable upon receipt of any such Borrowing Subsidiary Agreement, the Administrative Agent will make a copy thereof available to the Lenders. Each Borrowing Subsidiary Agreement shall become effective on the date five Business Days after it has been so made available by the Administrative Agent, subject to the receipt by any Lender of any information reasonably requested by it under the USA Patriot Act or other “know-your-customer” laws, in each case, not later than the second Business Day after the delivery of such Borrowing Subsidiary Agreement. Upon the execution by the Company and delivery to the Administrative Agent of a Borrowing Subsidiary Termination with respect to any Borrowing Subsidiary, such Subsidiary shall cease to be a Borrowing Subsidiary hereunder and a party to this Agreement; provided that no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary (other than to terminate such Borrowing Subsidiary’s right to make further Borrowings or obtain Letters of Credit under this Agreement) at a time when any principal of or interest on any Loan to such Borrowing Subsidiary or any Letter of Credit issued for the account of such Borrowing Subsidiary shall be outstanding hereunder. Promptly following receipt of any Borrowing Subsidiary Termination, the Administrative Agent shall send a copy thereof to each Lender.

SECTION 2.05. [Reserved]

SECTION 2.06. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, each Borrower may request any Issuing Bank to issue Letters of Credit for its own account, in a form reasonably acceptable to such Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Borrower to, or entered into by any Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The Existing Letters of Credit will, for all purposes of this Agreement (including paragraphs (d) and (e) of this Section), continue to constitute Letters of Credit.

(b) Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit, other than an automatic extension permitted under paragraph (c) of this Section), the applicable Borrower shall deliver by hand or facsimile transmission (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient of such notice) to an Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the currency in which such Letter of Credit is to be denominated (which shall be US Dollars or an Alternative LC Currency), the name and address of the beneficiary thereof and such other information as shall be necessary to enable the applicable Issuing Bank to prepare, amend or extend such Letter of Credit. If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit; provided that any provisions in any such letter of credit application that are inconsistent with the provisions of this Agreement or the other Loan Documents shall be of no force or effect. A Letter of Credit shall be issued, amended or extended only if (and upon each issuance, amendment or extension of any Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the total LC Exposure shall not exceed US$120,000,000, (ii) the total Tranche 1 Revolving Exposure shall not exceed the total Tranche 1 Commitments, (iii) the Tranche 1 Revolving Exposure of any Lender shall not exceed the Tranche 1 Commitment of such Lender, (iv) the total Tranche 2 Revolving Exposure shall not exceed the total Tranche 2 Commitments, (v) the Tranche 2 Revolving Exposure of any Lender shall not exceed the Tranche 2 Commitment of such Lender and (vi) the portion of the LC Exposure attributable to Letters of Credit issued by any Issuing Bank shall not exceed the LC Commitment of such Issuing Bank.

(c) Expiration Date. Each Letter of Credit shall by its terms expire at or prior to the close of business on the earlier of (i) the date 18 months after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, 13 months after such extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that any Letter of Credit may contain customary automatic extension provisions agreed upon by the applicable Borrower and the applicable Issuing Bank pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 13 months (but not to a date later than the date set forth in clause (ii) above), subject to a right on the part of such Issuing Bank to prevent any such extension from occurring pursuant to the terms of such Letter of Credit.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the Issuing Bank that is the issuer thereof hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Combined Tranche Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Combined Tranche Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment in respect of an LC Disbursement required to be refunded to any Borrower for any reason. Such payment by the Lenders shall be made (i) if the currency of the applicable LC Disbursement or reimbursement payment shall be US Dollars, then in US Dollars and (ii) subject to paragraph (e) of this Section, if the currency of the applicable LC Disbursement or reimbursement payment shall be an Alternative LC Currency, in US Dollars in an amount equal to the US Dollar Equivalent of such LC Disbursement or reimbursement payment, calculated by the Administrative Agent using the LC Exchange Rate on the applicable LC Participation Calculation Date. Each Lender acknowledges and agrees that (A) its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit, the occurrence and continuance of a Default, any reduction or termination of the Commitments, any fluctuation in currency values or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of the ISP or any successor publication of the International Chamber of Commerce) or similar terms of the Letter of Credit itself permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Commitments, and (B) each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender further acknowledges and agrees that, in issuing, amending or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of each Borrower deemed made pursuant to Section 4.02, unless, at least two Business Days prior to the time such Letter of Credit is issued, amended or extended (or, in the case of an automatic extension permitted pursuant to paragraph (c) of this Section, at least two Business Days prior to the time by which the election not to extend must be made by the applicable Issuing Bank), the Required Lenders shall have notified the applicable Issuing Bank (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02 would not be satisfied if such Letter of Credit were then issued, amended or extended.

(e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount in the currency of such LC Disbursement equal to such LC Disbursement not later than 12:00 noon, Local Time, on the date that such LC Disbursement is made, if such Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., Local Time, on such date, or, if such notice has not been received by such Borrower prior to such time on such date, then not later than 12:00 noon, Local Time, on (i) the Business Day that such Borrower receives such notice, if such notice is received prior to 11:00 a.m., Local Time, on the day of receipt, or (ii) the Business Day immediately following the day that such Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is denominated in US Dollars and is not less than the Borrowing Minimum for US Dollar denominated Loans, the applicable Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the applicable Borrower fails to make any such reimbursement payment when due, the applicable Issuing Bank shall give prompt notice and details thereof to the Administrative Agent, whereupon (A) if such payment relates to a Letter of Credit denominated in an Alternative LC Currency, automatically and with no further action required, the obligation of such Borrower to reimburse the applicable LC Disbursement shall be permanently converted into an obligation to reimburse the US Dollar Equivalent, calculated using the LC Exchange Rate on the applicable LC Participation Calculation Date, of such LC Disbursement and (B) in the case of each LC Disbursement, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the amount of the payment then due from such Borrower in respect thereof and such Lender’s Combined Tranche Percentage thereof, and each Lender shall pay in US Dollars to the Administrative Agent on the date such notice is received its Combined Tranche Percentage of the payment then due from such Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement. If the applicable Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Alternative LC Currency would subject the Administrative Agent, the applicable Issuing Bank or any Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in US Dollars, such Borrower shall pay the amount of any such tax requested by the Administrative Agent, such Issuing Bank or such Lender.

(f) Obligations Absolute. The obligation of each Borrower to reimburse LC Disbursements as provided in paragraph (e) of this Section is absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, or any term or provision herein or therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of the ISP or any successor publication of the International Chamber of Commerce) or similar terms of the Letter of Credit itself permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the Commitments of any Class or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower’s obligations hereunder. None of the Agents, the Lenders, the Issuing Banks or any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any other act, failure to act or other event or circumstance; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to a Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that the applicable Issuing Bank shall be deemed to have exercised care in each such determination unless a court of competent jurisdiction shall have determined by a final, non-appealable judgment that such Issuing Bank was grossly negligent or acted with willful misconduct in connection with such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The applicable Issuing Bank shall, within the time allowed by applicable law or the specific terms of such Letter of Credit, following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly after such examination notify the Administrative Agent and the applicable Borrower by telephone, facsimile or email (and, in the case of telephonic notice, promptly confirmed by facsimile or email) of such demand for payment and of such Issuing Bank having made an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the applicable Borrower reimburses such LC Disbursement in full, (i) in the case of any LC Disbursement denominated in US Dollars, and at all times following the conversion to US Dollars of any LC Disbursement made in an Alternative LC Currency pursuant to paragraph (e) or (l) of this Section, at the rate per annum then applicable to ABR Tranche 1 Revolving Loans and (ii) if such LC Disbursement is made in an Alternative LC Currency, at all times prior to its conversion to US Dollars pursuant to paragraph (e) or (l) of this Section, at a rate equal to the rate reasonably determined by the applicable Issuing Bank to be the cost to such Issuing Bank of funding such LC Disbursement (which may be deemed by the applicable Issuing Bank, at its election, to equal to the applicable Foreign Currency Overnight Rate) plus the Applicable Rate applicable to Eurocurrency Tranche 1 Revolving Loans at such time; provided that, if the applicable Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be paid by the applicable Borrower to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be paid by the applicable Borrower to the Administrative Agent for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the applicable Borrower reimburses the applicable LC Disbursement in full.

(i) Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank and execution and delivery by the Company, the Administrative Agent and the successor Issuing Bank of an Issuing Bank Agreement. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, each Borrower shall pay all unpaid fees payable by it that are accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement (including the right to receive fees under Section 2.12(b)), but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders and the Issuing Banks, an amount in cash in US Dollars equal to the total LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) amounts payable in respect of any Letter of Credit or LC Disbursement shall be payable in the currency of such Letter of Credit or LC Disbursement, except that LC Disbursements in an Alternative LC Currency in respect of which the applicable Borrower’s reimbursement obligations have been converted to obligations in US Dollars as provided in paragraph (e) or (l) of this Section and interest accrued thereon shall be payable in US Dollars, and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower or any Material Subsidiary described in Section 7.01(h) or 7.01(i). The Borrowers shall also deposit cash collateral in US Dollars in accordance with this paragraph as and to the extent required by Sections 2.11(b) and 2.20. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations, subject to Section 1.09. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be in Permitted Investments and shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements on behalf of the Borrowers for which they have not been reimbursed, together with related fees, costs and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of (A) Lenders with LC Exposure representing more than 50% of the total LC Exposure and (B) in the case of any such application at a time when any Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the total LC Exposure of all the Defaulting Lenders), the consent of each Issuing Bank), be applied in accordance with Section 4.02 of the Collateral Agreement to satisfy other Secured Obligations, subject to Section 1.09. If any Borrower provides an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived. If any Borrower provides an amount of cash collateral pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to such Borrower, upon request, to the extent that, after giving effect to such return, the total Tranche 1 Revolving Exposure would not exceed the total Tranche 1 Commitments, the total Tranche 2 Revolving Exposure would not exceed the total Tranche 2 Commitments and no Event of Default shall have occurred and be continuing. If any Borrower provides an amount of cash collateral hereunder pursuant to Section 2.20, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower, upon request, to the extent that, after giving effect to such return, no Issuing Bank shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Commitments of the Non-Defaulting Lenders and/or the remaining cash collateral and no Event of Default shall have occurred and be continuing.

(k) Issuing Bank Reports. Each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent, promptly upon request, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(l) Conversion. In the event that the Loans become immediately due and payable on any date pursuant to Section 7.01, all amounts (i) that any Borrower is at the time or becomes thereafter required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Letter of Credit denominated in an Alternative LC Currency (other than amounts in respect of which the Borrowers have deposited cash collateral, if such cash collateral was deposited in the applicable currency), (ii) that the Lenders are at the time or become thereafter required to pay to the Administrative Agent (and the Administrative Agent is at the time or becomes thereafter required to distribute to the applicable Issuing Bank) pursuant to paragraph (e) of this Section in respect of unreimbursed LC Disbursements made under any Letter of Credit denominated in an Alternative LC Currency and (iii) of each Lender’s participation in any Letter of Credit denominated in an Alternative LC Currency under which an LC Disbursement has been made shall, automatically and with no further action required, be converted into the US Dollar Equivalent, calculated using the LC Exchange Rate on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, any Issuing Bank or any Lender in respect of the obligations described in this paragraph shall accrue and be payable in US Dollars at the rates otherwise applicable hereunder.

(m) Communications with Beneficiaries. Each Issuing Bank shall use its commercially reasonable efforts to provide advance notice to the Company of any formal communication by such Issuing Bank with any beneficiary under any Letter of Credit issued by such Issuing Bank with respect thereto, other than any such communication in the ordinary course of business or otherwise in accordance with the standard operating procedures of such Issuing Bank.

(n) LC Exposure Determination. For all purposes of this Agreement, (i) the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases (other than any such increase consisting of the reinstatement of an amount previously drawn thereunder and reimbursed), whether or not such maximum stated amount is in effect at the time of determination and (ii) if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrowers and Lenders hereunder shall remain in full force and effect until the Issuing Banks and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

(o) Applicability of ISP and UCP. Unless otherwise expressly agreed by the Issuing Bank and the applicable Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.

(p) Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary that is not a Borrower, or states that a Subsidiary that is not a Borrower is the “account party”, “applicant”, “customer”, “instructing party”, or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Company (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Company and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Company hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.

SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 12:00 noon, Local Time, to the account of the Applicable Agent most recently designated by it for such purpose by notice to the Lenders. The Applicable Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with the Applicable Agent and designated by such Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank specified in the applicable Borrowing Request.

(b) Unless the Applicable Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Applicable Agent such Lender’s share of such Borrowing, the Applicable Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Applicable Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Applicable Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Applicable Agent, at (i) in the case of such Lender, (A) if denominated in US Dollars, the greater of the NYFRB and a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation and (B) if denominated in an any currency other than US Dollars, the greater of the Foreign Currency Overnight Rate and a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of such Borrower, (A) if denominated in US Dollars, the interest rate applicable to ABR Loans of the applicable Class and (B) if denominated in any currency other than US Dollars, the interest rate applicable to the subject Loan. If such Lender pays such amount to the Applicable Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. If such Borrower and such Lender shall pay such interest to the Applicable Agent for the same or an overlapping period, the Applicable Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. Any such payment by any Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Applicable Agent.

SECTION 2.08. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the applicable Borrower may elect to convert any Borrowing denominated in US Dollars to a different Type or to continue any Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the applicable Borrower (or the Company on its behalf) shall submit a written Interest Election Request, signed by an Authorized Officer of such Borrower or the Company, as applicable, to the Applicable Agent by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type, and in the currency, resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable. Notwithstanding any other provision of this Section, no Borrower shall be permitted to change the currency of any Borrowing or to convert any Borrowing to a Type not available under the Class of Commitments pursuant to which such Borrowing was made.

(c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If a Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then such Borrowing (i) if such Borrowing is denominated in US Dollars, shall be converted to an ABR Borrowing at the end of such Interest Period and (ii) if such Borrowing is denominated in any currency other than US Dollars, shall be continued as a Eurocurrency Borrowing of the same Type with an Interest Period of one month’s duration unless repaid. Notwithstanding any contrary provision hereof, if any Event of Default under Section 7.01(h) or 7.01(i) has occurred and is continuing, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, in each such case, so long as an Event of Default is continuing (i) in the case of Borrowings denominated in US Dollars, (A) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (B) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, and (ii) in the case of Borrowings denominated in any currency other than US Dollars, unless repaid, each Eurocurrency Borrowing shall be continued as a Eurocurrency Borrowing of the same Type with an Interest Period of one month’s duration.

SECTION 2.09. Termination and Reduction of Commitments; Conversion of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b) The Company may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of the Borrowing Multiple for US Dollar denominated Loans and not less than the Borrowing Minimum for US Dollar denominated Loans, (ii) the Company shall not terminate or reduce the Commitments of any Class if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the total Tranche 1 Revolving Exposure would exceed the total Tranche 1 Commitments or the total Tranche 2 Revolving Exposure would exceed the total Tranche 2 Commitments and (iii) if any Tranche 1 Commitments shall be outstanding, the Company shall not (A) terminate the Tranche 2 Commitments unless, concurrently therewith, the Tranche 1 Commitments shall have been terminated in full or (B) reduce the Tranche 2 Commitments unless, concurrently therewith, the Tranche 1 Commitments shall have been reduced by at least a ratable amount (such ratable amount to be determined on the basis of the relative amounts of the total Commitments of each Class, in each case, immediately prior to giving effect to such reduction). The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments pursuant to this paragraph at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this paragraph shall be irrevocable; provided that a notice of termination or reduction of the Commitments of any Class delivered by the Company may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(c) In the event and on each occasion that, after the Restatement Effective Date and prior to the termination of the Tranche 1 Commitments in full, any Tranche 1 Reduction/Prepayment Event shall occur, then (i) in the case of a Tranche 1 Reduction/Prepayment Event referred to in clause (a~~), (b~~) or (d) of the definition of such term, on the date of the occurrence of such Tranche 1 Reduction/Prepayment Event and (ii) in the case of a Tranche 1 Reduction/Prepayment Event referred to in clause (c) or (e) of the definition of such term, on the third Business Day after the occurrence of such Tranche 1 Reduction/Prepayment Event, the Tranche 1 Commitments shall automatically reduce, including to (but not below) zero, by the Tranche 1 Reduction/Prepayment Amount with respect to such Tranche 1 Reduction/Prepayment Event; provided that, in the case of a Tranche 1 Reduction/Prepayment Event referred to in clause (c) of the definition of such term, in the event that on or prior to the date of such reduction the Company or any Subsidiary is required, in accordance with the definitive documentation for any Foreign Facility then in effect, to apply any Net Proceeds received by the Company or any Subsidiary from such Tranche 1 Reduction/Prepayment Event to prepay or repurchase Indebtedness outstanding under such Foreign Facility, then the amount of the reduction of the Tranche 1 Commitments under clause (ii) above shall be reduced by the amount of the Net Proceeds so required to be applied by the Company or such Subsidiary to prepay or repurchase Indebtedness outstanding under such Foreign Facility. The Company shall give the Administrative Agent prompt written notice of any reduction of the Tranche 1 Commitments pursuant to this paragraph, specifying the applicable Tranche 1 Reduction/Prepayment Event and setting forth the calculation of the applicable Tranche 1 Reduction/Prepayment Amount. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.

(d) [Reserved.]

(e) Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders of such Class in accordance with their respective Commitments of such Class, after giving effect to any concurrent or prior conversion of the Commitments of any Class as provided in paragraphs (f) or (g) of this Section.

(f) At any time on or prior to the 25th day after the Restatement Effective Date, any Lender may elect to convert all (but not a portion) of its Tranche 2 Commitment into a Tranche 1 Commitment and all (but not a portion) of its Tranche 2 Revolving Loans into Tranche 1 Revolving Loans. Any such election shall be subject to the delivery by such Lender to the Company and the Administrative Agent of a written notice of its exercise of such election, together with its Foreign Facility Deemed Agreement, in each case, on or prior to the date set forth above. Subject to the receipt of such notice and such Foreign Facility Deemed Agreement in accordance with the immediately prior sentence, from and after the date of such receipt, for all purposes of this Agreement and the other Loan Documents, (i) the entire amount of the Tranche 2 Commitment of such Lender shall convert to, and shall continue in effect under this Agreement as, the Tranche 1 Commitment, in a like amount, of such Lender (and shall cease to constitute a Tranche 2 Commitment), and the entire amount of the LC Exposure of such Lender attributable to its Tranche 2 Commitment shall convert to LC Exposure of such Lender attributable to its Tranche 1 Commitment, (ii) the entire principal amount of the Tranche 2 Revolving Loans of such Lender shall convert to, and shall continue to be outstanding under this Agreement as, Tranche 1 Revolving Loans, in a like principal amount, of such Lender (and shall cease to constitute Tranche 2 Revolving Loans) and (iii) such Lender shall constitute a Tranche 1 Lender (and shall cease to constitute a Tranche 2 Lender) and shall have all the privileges, rights and obligations of a Tranche 1 Lender (rather than a Tranche 2 Lender) hereunder and under the other Loan Documents. The Company agrees to pay to each such converting Lender, within two Business Days of the effective date of such conversion, a fee equal to 0.20% of the amount of the Tranche 2 Commitment of such Lender in effect immediately prior to the effectiveness of such conversion. The Lenders party to the Restatement Agreement authorize the Company, the Administrative Agent and the applicable Tranche 2 Lender to enter into a written agreement to evidence such conversion. Notwithstanding anything to the contrary set forth in this Agreement, the Tranche 1 Revolving Loans resulting from any conversion pursuant to this paragraph shall be ratably allocated to, and shall constitute a part of (and, in the case of Eurocurrency Loans, shall have the same Interest Period as), each Borrowing of the Tranche 1 Revolving Loans outstanding immediately prior to such conversion. Any conversion pursuant to this paragraph shall not be subject to Section 2.16.

(g) In the event that on the date of effectiveness of the definitive documentation for any Qualifying Foreign Facility any Tranche 1 Lender shall fail to provide its Ratable Share (as defined in its Foreign Facility Deemed Agreement) of such Qualifying Foreign Facility after having been provided a bona fide opportunity to do so, then, from and after such date, for all purposes of this Agreement and the other Loan Documents, (i) the entire amount of the Tranche 1 Commitment of such Lender shall convert to, and shall continue in effect under this Agreement as, the Tranche 2 Commitment, in a like amount, of such Lender (and shall cease to constitute a Tranche 1 Commitment), and the entire amount of the LC Exposure of such Lender attributable to its Tranche 1 Commitment shall convert to LC Exposure of such Lender attributable to its Tranche 2 Commitment, (ii) the entire principal amount of the Tranche 1 Revolving Loans of such Lender shall convert to, and shall continue to be outstanding under this Agreement as, Tranche 2 Revolving Loans, in a like principal amount, of such Lender (and shall cease to constitute Tranche 1 Revolving Loans) and (iii) such Lender shall constitute a Tranche 2 Lender (and shall cease to constitute a Tranche 1 Lender) and shall have all the privileges, rights and obligations of a Tranche 2 Lender (rather than a Tranche 1 Lender) hereunder and under the other Loan Documents. The Lenders party to the Restatement Agreement authorize the Company and the Administrative Agent to enter into one or more agreements to evidence any such conversion. Notwithstanding anything to the contrary set forth in this Agreement, the Tranche 2 Revolving Loans resulting from any conversion pursuant to this paragraph shall be ratably allocated to, and shall constitute a part of (and, in the case of Eurocurrency Loans, shall have the same Interest Period as), each Borrowing of the Tranche 2 Revolving Loans outstanding immediately prior to such conversion. Any conversion pursuant to this paragraph shall not be subject to Section 2.16.

SECTION 2.10. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay on the Maturity Date to the Applicable Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender made to such Borrower. Each Borrower will repay the principal amount of each Loan made to such Borrower and the accrued interest thereon in the currency in which such Loan is denominated.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) Each Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by such Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or any Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the applicable Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, each applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11. Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any of its Borrowings in whole or in part, without any premium or penalty (but subject to Section 2.16) subject to prior notice in accordance with paragraph (~~c~~d) of this Section; provided that if Tranche 1 Revolving Loans shall be outstanding, no Borrower may prepay under this paragraph Tranche 2 Revolving Loans unless, concurrently therewith, the Borrowers prepay Tranche 1 Revolving Loans by at least a ratable amount (such ratable amount to be determined on the basis of the relative aggregate principal amount of the Loans of each Class outstanding immediately prior to giving effect to such prepayment).

(b) In the event and on each occasion that, after the Restatement Effective Date and prior to the repayment of the Tranche 1 Revolving Loans in full, any Tranche 1 Reduction/Prepayment Event shall occur, then (i) in the case of a Tranche 1 Reduction/Prepayment Event referred to in clause (a~~), (b~~) or (d) of the definition of such term, on the date of the occurrence of such Tranche 1 Reduction/Prepayment Event and (ii) in the case of a Tranche 1 Reduction/Prepayment Event referred to in clause (c) or (e) of the definition of such term, on the third Business Day after the occurrence of such Tranche 1 Reduction/Prepayment Event, the Borrowers shall prepay Tranche 1 Revolving Loans, including to (but not below) zero, by the Tranche 1 Reduction/Prepayment Amount with respect to such Tranche 1 Reduction/Prepayment Event; provided that, in the case of a Tranche 1 Reduction/Prepayment Event referred to in clause (c) of the definition of such term, in the event that on or prior to the date of such reduction the Company or any Subsidiary is required, in accordance with the definitive documentation for any Foreign Facility then in effect, to apply any Net Proceeds received by the Company or any Subsidiary from such Tranche 1 Reduction/Prepayment Event to prepay or repurchase Indebtedness outstanding under such Foreign Facility, then the amount of the prepayment of the Tranche 1 Revolving Loans under clause (ii) above shall be reduced by the amount of the Net Proceeds so required to be applied by the Company or such Subsidiary to prepay or repurchase Indebtedness outstanding under such Foreign Facility. Prepayments made under this paragraph shall be without any premium or penalty (but shall be subject to Section 2.16).

(c) In the event and on each occasion that the sum of Revolving Credit Exposures under any Tranche exceeds the sum of the Commitments under such Tranche, the Borrowers shall, not later than the next Business Day prepay Borrowings under the applicable Tranche in an aggregate amount equal to the amount of such excess, and in the event that after such prepayment of Borrowings any such excess shall remain, the Borrowers shall deposit with the Administrative Agent cash in US Dollars in an amount equal to the amount of such excess as collateral to be held by the Administrative Agent in accordance with Section 2.06(j); provided that if such excess results from a change in Exchange Rates, such prepayment and deposit shall be required to be made not later than the fifth Business Day after the day on which the Administrative Agent shall have given the Company notice of such excess. Prepayments made under this paragraph shall be without any premium or penalty (but shall be subject to Section 2.16). It is understood that nothing in this paragraph shall modify the obligations of the Borrowers set forth in paragraph (b) above.

(d) The applicable Borrower (or the Company on its behalf) shall notify the Applicable Agent by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, ~~four~~three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment; provided that in the case of any prepayment required to be made under paragraph (b) or (c) of this Section the applicable Borrower (or the Company on its behalf) will give such notice as soon as practicable. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of any prepayment under paragraph (b) of this Section, shall specify the applicable Tranche 1 Reduction/Prepayment Event and set forth the calculation of the applicable Tranche 1 Reduction/Prepayment Amount; provided that (x) a notice of optional prepayment of any Borrowing pursuant to paragraph (a) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein and (y) a notice of prepayment of any Tranche 1 Revolving Borrowing pursuant to paragraph (b) of this Section may state that such notice is conditioned upon the occurrence of the Tranche 1 Reduction/Prepayment Event specified therein, and in either such case such notice may be revoked by the applicable Borrower (or the Company on its behalf) (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Class, Type and in the same currency as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing, it being agreed that the determination of which Loans are included in such Borrowing shall be made after giving effect to any concurrent or prior conversion of the Loans of any Class as provided in Section 2.09(f) or 2.09(g). Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

SECTION 2.12. Fees. (a) The Company agrees to pay, or cause the applicable Borrowing Subsidiary to pay, (i) to the Administrative Agent for the account of each Tranche 1 Lender a commitment fee, which shall accrue at the Applicable Rate on the daily unused amount of the Tranche 1 Commitment of such Lender during the period from and including the Restatement Effective Date to but excluding the date on which such Tranche 1 Commitment terminates and (ii) to the Administrative Agent for the account of each Tranche 2 Lender a commitment fee, which shall accrue at the Applicable Rate on the daily unused amount of the Tranche 2 Commitment of such Lender during the period from and including the Restatement Effective Date to but excluding the date on which such Tranche 2 Commitment terminates. Commitment fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth day (or, if such day is not a Business Day, the next succeeding Business Day) following such last day and on the date on which the Commitments of the applicable Class terminate, commencing on the first such date to occur after the Restatement Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Commitment of a Lender under any Tranche shall be deemed to be used to the extent of the outstanding Loans and LC Exposure of such Lender under such Tranche.

(b) Each Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender of any Class a participation fee with respect to its participations in Letters of Credit issued for the account of such Borrower, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Eurocurrency Loans of such Class, on the average daily amount of such Lender’s LC Exposure of such Class attributable to such Letters of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date on which such Lender’s Commitment of such Class terminates and the date on which such Lender ceases to have any LC Exposure of such Class, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Company and such Issuing Bank on the daily LC Exposure attributable to Letters of Credit issued for the account of such Borrower by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements), during the period from and including the Restatement Effective Date to but excluding the later of the date the LC Commitment of such Issuing Bank is reduced to zero and the date on which there ceases to be any such LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit issued for the account of such Borrower or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth day (or, if such day is not a Business Day, the next succeeding Business Day) following such last day, commencing on the first such date to occur after the Restatement Effective Date; provided that all such fees shall be payable on the date on which the Commitments of the applicable Class terminate and any such fees accruing after the date on which the Commitments of such Class terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds in US Dollars, to the Administrative Agent (or to the Issuing Banks, in the case of fees payable to them) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurocurrency Borrowing shall bear interest (i) in the case of any such Borrowing denominated in US Dollars, at the Adjusted LIBO Rate, (ii) in the case of any such Borrowing denominated in Sterling, at the LIBO Rate, (iii) in the case of any such Borrowing denominated in Euro, at the EURIBO Rate, (iv) in the case of any such Borrowing denominated in Canadian Dollars, at the CDO Rate, and (v) in the case of any such Borrowing denominated in Australian Dollars, at the AUD Bank Bill Rate, in each case for the Interest Period in effect for such Borrowing plus, in each case, the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, (ii) in the case of any overdue interest on any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (iii) in the case of any other amount, 2% plus the rate applicable to ABR Tranche 1 Revolving Loans as provided in paragraph (a) of this Section.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Loans of any Class, upon termination of the Commitments of such Class; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. All interest shall be payable in the currency in which the applicable Loan is denominated.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and (ii) interest on Eurocurrency Loans denominated in Sterling, Canadian Dollars or Australian Dollars shall be computed on the basis of a year of 365 days (or, in the case of clause (i) above, 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate, LIBO Rate, EURIBO Rate, CDO Rate or AUD Bank Bill Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14. Alternate Rate of Interest. (a) ~~If~~Subject to Section 2.14(b), if prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the LIBO Rate, the EURIBO Rate, the CDO Rate or the AUD Bank Bill Rate, as the case may be, for such Interest Period (including because the applicable Screen Rate is not available or published on a current basis); or

(ii) the Administrative Agent is advised by the Majority in Interest of the Lenders under the affected Tranche that the Adjusted LIBO Rate, the LIBO Rate, the EURIBO Rate, the CDO Rate or the AUD Bank Bill Rate, as the case may be, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Eurocurrency Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing of the applicable Type for such Interest Period shall be ineffective, (B) the affected Eurocurrency Borrowing that was requested to be converted or continued shall (1) if denominated in US Dollars, on the last day of the then current Interest Period applicable thereto, unless repaid, be continued as or converted to an ABR Borrowing or (2) if denominated in any currency other than US Dollars, from and after the last day of the then current Interest Period applicable thereto, unless repaid, bear interest at a rate equal to the Applicable Rate for Eurocurrency Loans plus a rate that adequately and fairly reflects the weighted average of the cost to each Lender of the applicable Class to fund its pro rata share of such Borrowing (from whatever source and using whatever methodologies such Lender may select in its reasonable discretion) (with respect to a Lender, the “COF Rate” and with respect to the weighted average of the COF Rate applicable to each Lender of the applicable Class for any Borrowing, the “Average COF Rate”), it being agreed by each Lender that, promptly upon request therefor by the Administrative Agent, such Lender shall notify the Administrative Agent of the COF Rate of such Lender with respect to the applicable Borrowing, and (C) if any Borrowing Request requests a Eurocurrency Borrowing of the applicable Type for such Interest Period, such Borrowing shall (1) if denominated in US Dollars, be treated as a request for an ABR Borrowing or (2) if denominated in any currency other than US Dollars, be treated as a request for a Borrowing that bears (and such Borrowing will bear) interest at a rate equal to the Applicable Rate for Eurocurrency Loans plus the Average COF Rate, it being agreed by each Lender that, promptly upon request therefor by the Administrative Agent, such Lender shall notify the Administrative Agent of the COF Rate of such Lender with respect to the applicable Borrowing.

(b)              (i) Notwithstanding anything to the contrary herein, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Company may amend this Agreement to replace the applicable Benchmark Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m., New York City time, on the fifth Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Company, so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Lenders consent to such amendment. No replacement of any Benchmark Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.

(ii)           In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii)         The Administrative Agent will promptly notify the Company and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period.

(iv)          Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to any Benchmark Rate, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing of the applicable Type shall be ineffective, and, on the last day of the then current Interest Period applicable thereto, unless repaid, such Borrowing shall~~,~~ (1) if denominated in US Dollars, be continued as or converted to an ABR Borrowing or~~,~~ (2) if denominated in any currency other than US Dollars, ~~bear interest at such rate as the Administrative Agent shall determine (which determination shall be conclusive absent manifest error) adequately and fairly reflects the cost to the affected Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period plus the Applicable Rate (or, if the Administrative Agent determines that it is unable to make such a determination, shall be repaid on~~from and after the last day of the then current Interest Period applicable thereto~~)~~, unless repaid, bear interest at a rate equal to the Applicable Rate for Eurocurrency Loans plus the Average COF Rate, it being agreed by each Lender that, promptly upon request therefor by the Administrative Agent, such Lender shall notify the Administrative Agent of the COF Rate of such Lender with respect to the applicable Borrowing and (B) ~~if~~ any Borrowing Request ~~requests~~for a Eurocurrency Borrowing of the applicable Type~~, such Borrowing~~ shall~~,~~ (1) if denominated in US Dollars, be ~~made~~treated as a request for an ABR Borrowing or~~,~~ (2) if denominated in any currency other than US Dollars, be treated as a request for a Borrowing that bears (and such Borrowing will bear) interest at ~~such~~a rate ~~as~~equal to the ~~Administrative Agent shall determine (which determination shall be conclusive absent manifest error) adequately and fairly reflects the cost to the affected Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period~~Applicable Rate for Eurocurrency Loans plus the ~~Applicable~~Average COF Rate ~~(or~~, ~~if the Administrative Agent determines that it is unable to make~~it being agreed by each Lender that, promptly upon request therefor by the Administrative Agent, such ~~a determination,~~Lender shall ~~be ineffective)~~notify the Administrative Agent of the COF Rate of such Lender with respect to the applicable Borrowing.

~~(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error and shall be evidenced by written notice to the Company), or the Company notifies the Administrative Agent that it has determined, that (i) the circumstances set forth in paragraph (a)(i) of this Section have arisen with respect to Loans of any Type and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in paragraph (a)(i) of this Section have not arisen but either (w) the supervisor for the administrator of the applicable Screen Rate has made a public statement that the administrator of such Screen Rate is insolvent (and there is no successor administrator that will continue publication of such Screen Rate), (x) the administrator of the applicable Screen Rate has made a public statement identifying a specific date after which such Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of such Screen Rate), (y) the supervisor for the administrator of the applicable Screen Rate has made a public statement identifying a specific date after which such Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the applicable Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the applicable Screen Rate may no longer be used for determining interest rates for loans, then, reasonably promptly following receipt of such notice by the Company or the Administrative Agent, as applicable, the Administrative Agent and the Company shall, at the option of the Company (in its sole discretion), (A) endeavor to establish an alternate rate of interest to the LIBO Rate, the EURIBO Rate, the CDO Rate or the AUD Bank Bill Rate, as applicable, that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States denominated in the applicable currency at such time and (B) enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (it being understood that such amendment shall not reduce the Applicable Rate). Notwithstanding anything else herein, any definition of such alternate rate of interest shall provide that in no event shall such alternate rate of interest be less than zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date a copy of such amendment is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this paragraph (but, in the case of the circumstances described in clause (ii) above, only to the extent the applicable Screen Rate for such Interest Period is not available or published at such time on a current basis), clauses (A) and (B) of paragraph (a) of this Section shall be applicable~~

(v)            Any determination, decision or election that may be made by the Administrative Agent or the Lenders pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.14.

SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;

(ii) subject any Agent, Lender or Issuing Bank to any Taxes on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (but expressly excluding Taxes referred to in paragraph (f) of this Section); or

(iii) impose on any Lender or any Issuing Bank or the London interbank market, European interbank market, Toronto interbank market or Australian interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to or continuing or maintaining any Loan (or of maintaining its obligation to make any Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Company will pay, or cause the applicable Borrowing Subsidiary to pay, to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay, or cause the applicable Borrowing Subsidiary to pay, to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, as the case may be, setting forth in reasonable detail the manner in which such amount or amounts have been determined, shall be delivered to the Company and shall be conclusive absent manifest error. The Company or the applicable Borrowing Subsidiary shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Company or any Borrowing Subsidiary shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) If an Agent, a Lender or an Issuing Bank determines, in its sole discretion, that it has received a refund of any amount as to which it has been indemnified by any Borrower pursuant to this Section 2.15, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made by such Borrower under this Section 2.15 with respect to the events giving rise to such refund), net of all out-of-pocket expenses of such Agent, such Lender or such Issuing Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that each Borrower, upon the request of such Agent, such Lender or such Issuing Bank, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such Agent, such Lender or such Issuing Bank is required to repay such refund to such Governmental Authority. This Section shall not be construed to require any Agent, any Lender or any Issuing Bank to make available its accounting records (or any other information which it deems confidential) to any Borrower or any other Person.

(f) For the avoidance of doubt, this Section 2.15 (i) shall not entitle any Agent, Lender or Issuing Bank to compensation in respect of any Excluded Taxes, (ii) shall not apply to (A) Indemnified Taxes imposed on payments by or on account of any obligations of any Borrower hereunder or under any Loan Document or (B) Other Taxes, it being understood that Indemnified Taxes and Other Taxes shall be governed by Section 2.17(a), and (iii) shall not relieve any Lender of any obligation pursuant to Section 2.17(d), 2.17(f) or 2.17(g).

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(d) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate, the LIBO Rate, EURIBO Rate, the CDO Rate or the AUD Bank Bill Rate, as the case may be, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan) over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the Relevant Interbank Market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 20 days after receipt thereof.

SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes except as required by applicable law; provided that if ~~any Borrower~~an applicable withholding agent shall be required by applicable law to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable by such Borrower shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Applicable Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Borrower shall make such deductions and (iii) the applicable Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Company shall pay, or cause the applicable Borrowing Subsidiary to pay, any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Company shall indemnify, or cause the applicable Borrowing Subsidiary to indemnify, each Agent, Lender and Issuing Bank, within 20 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of any Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d) Each Lender and Issuing Bank severally agrees to indemnify each Agent, within 20 days after written demand therefor, for the full amount of (i) any Indemnified Taxes and Other Taxes attributable to such Lender or Issuing Bank (but only to the extent that the Borrowers have not already indemnified such Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of any Borrower to do so), (ii) any Taxes attributable to such Lender’s or Issuing Bank’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender or Issuing Bank, in each case, that are paid or payable by such Agent in connection with any Loan Documents and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Lender or Issuing Bank by an Agent shall be conclusive absent manifest error. Each Lender and Issuing Bank hereby authorizes each Agent to set off and apply any and all amounts at any time owing to such Lender or Issuing Bank under any Loan Document or otherwise payable by such Agent to the Lender or Issuing Bank from any other source against any amount due to such Agent under this paragraph (d). Nothing herein shall prevent any Lender or Issuing Bank from contesting the applicability of any Excluded Taxes that it believes to have been incorrectly or illegally imposed or asserted by any Governmental Authority; provided that no such contest shall suspend the obligation of any Lender or Issuing Bank to pay amounts due to the Agents as provided in the first sentence of this paragraph.

(e) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times reasonably requested by the Company or the Administrative Agent or at the time or times prescribed by applicable law, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent or prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.17(f)(ii)(A), 2.17(f)(ii)(B) and 2.17(f)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A) any Lender that is a US Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the applicable Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for any Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Restatement Signing Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so. For purposes of this paragraph (f), the term “Lender” includes any Issuing Bank.

(g) If an Agent, a Lender or an Issuing Bank determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay over such refund to the indemnifying party (but only to the extent of indemnity payments made, or additional amounts paid, under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of such Agent, such Lender or such Issuing Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such indemnifying party, upon the request of such Agent, such Lender or such Issuing Bank, agrees to repay the amount paid over to such indemnifying party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent, such Lender or such Issuing Bank in the event such Agent, such Lender or such Issuing Bank is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will an Agent, a Lender or an Issuing Bank be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place such Agent, Lender or Issuing Bank in a less favorable net after-Tax position than such Agent, Lender or Issuing Bank would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section shall not be construed to require any Agent, any Lender or any Issuing Bank to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Company, any Borrowing Subsidiary or any other Person.

(h) Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under this Agreement and the other Loan Documents.

(i) From and after the Restatement Effective Date, each Agent shall be entitled to treat this Agreement as not qualifying as a “grandfathered obligation” within the meaning of United States Treasury Regulation Section 1.1471-2(b)(2)(i).

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, Local Time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Applicable Agent to the applicable account specified by it from time to time to the Company for such purpose, except payments to be made directly to an Issuing Bank as expressly provided herein shall be so made and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Applicable Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Except as otherwise provided herein, (i) all payments of principal, interest or reimbursement obligations in respect of any Loan or Letter of Credit shall be made in the currency of such Loan or Letter of Credit and (ii) all other payments under each Loan Document (including all fees) shall be made in US Dollars.

(b) If at any time insufficient funds are received by and available to the Applicable Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders under such Tranche to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or Participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). It is acknowledged and agreed that the foregoing provisions of this Section 2.18(c) reflect an agreement entered into solely among the Lenders (and not any Borrower or any other Loan Party) and the consent of any Borrower or any other Loan Party shall not be required to give effect to the acquisition of a participation by a Lender pursuant to such provisions or with respect to any action taken by the Lenders or the Administrative Agent pursuant to such provisions. Each Borrower agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower, as the case may be, in the amount of such participation.

(d) Unless the Applicable Agent shall have received notice from the Company prior to the date on which any payment is due to the Applicable Agent for the account of the Lenders or an Issuing Bank hereunder that any Borrower will not make such payment, the Applicable Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Applicable Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Applicable Agent, at (A) if such amount is denominated in US Dollars, the greater of the NYFRB and a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation, and (B) if such amount is denominated in any currency other than US Dollars, the greater of the Foreign Currency Overnight Rate and a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(d), 2.06(e), 2.07(b), 2.17(d), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by either Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future payment obligations of such Lender under such Sections, in each case in such order as shall be determined by such Agent in its discretion.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

(b) If (i) any Lender requests compensation under Section 2.15, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender becomes a Defaulting Lender or (iv) any Lender has failed to consent to a proposed waiver, amendment or other modification that under Section 9.02 or 9.02A requires the consent of all the Lenders (or all the affected Lenders or all the Lenders of the affected Class) and with respect to which the Required Lenders (or, where applicable, a Majority in Interest of the Lenders of the affected Class) shall have granted their consent, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents (or, in the case of any such assignment and delegation resulting from a failure to provide a consent as a Lender of an affected Class, all its interests, rights and obligations under this Agreement and the other Loan Documents as a Lender of such affected Class) to an Eligible Assignee that shall assume such obligations (which may be another Lender, if a Lender accepts such assignment); provided that (A) the Company shall have received the prior written consent of the Administrative Agent and the Issuing Banks, which consent shall not unreasonably be withheld, delayed or conditioned, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrowers (in the case of all other amounts), (C) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment is reasonably be expected to result in a future reduction in such compensation or payments, (D) in the case of any such assignment resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and any contemporaneous assignments and consents, the applicable waiver, amendment or other modification can be effected and (E) such assignment does not conflict with applicable law. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

SECTION 2.20. Defaulting Lenders. (a) Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as any such Lender is a Defaulting Lender:

(i) no commitment fee shall accrue on the unused amount of any Commitment of any Defaulting Lender pursuant to Section 2.12(a);

(ii) the Commitments and Revolving Credit Exposures of each Defaulting Lender shall be disregarded in determining whether the Required Lenders or any other requisite Lenders have taken any action hereunder or under any other Loan Document (including any consent to any waiver, amendment or other modification pursuant to Section 9.02 or 9.02A); provided, however, that any waiver, amendment or other modification that, disregarding the effect of this clause (ii), requires the consent of all Lenders or of all Lenders affected thereby shall, except as otherwise provided in Section 9.02 or 9.02A, continue to require the consent of such Defaulting Lender in accordance with the terms hereof;

(iii) if any LC Exposure exists at the time any Lender becomes a Defaulting Lender, then:

(A) the LC Exposure of such Defaulting Lender (other than any portion of such LC Exposure attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.06(d) and 2.06(e)) shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Combined Tranche Percentages, but only to the extent that, after giving effect to such reallocation, the sum of all Non-Defaulting Lenders’ Tranche 1 Revolving Exposures would not exceed the sum of Non-Defaulting Lenders’ Tranche 1 Commitments and the sum of all Non-Defaulting Lenders’ Tranche 2 Revolving Exposures would not exceed the sum of Non-Defaulting Lenders’ Tranche 2 Commitments;

(B) if the reallocation described in clause (A) above cannot, or can only partially, be effected, the Borrowers shall within two Business Days following notice by the Administrative Agent cash collateralize for the benefit of the Issuing Banks such Defaulting Lender’s LC Exposure (other than any portion thereof referred to in the parenthetical in such clause (A)) that has not been reallocated in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(C) if the applicable Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (B) above, the applicable Borrower shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such portion of such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized;

(D) if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (A) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted to give effect to such reallocation; and

(E) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (A) or (B) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all participation fees payable by any Borrower under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(iv) so long as such Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend or extend any Letter of Credit, unless, in each case, it is satisfied that the related LC Exposure will be fully covered by the Commitments of the Non-Defaulting Lenders and/or cash collateral provided by the Borrowers in accordance with this Section 2.20, and participating interests in any such issued, amended or extended Letter of Credit will be allocated among the Non-Defaulting Lenders in a manner consistent with Section 2.20(a)(iii)(A) (and such Defaulting Lender shall not participate therein).

(b) In the event the Administrative Agent, each Issuing Bank and the Company shall have agreed that a Lender that is a Defaulting Lender has adequately remedied all matters that caused such Lender to become a Defaulting Lender, then (i) the participations of the Lenders in Letters of Credit under Section 2.06(d) shall be readjusted to be determined on the basis of the Lenders’ Combined Tranche Percentages and (ii) such Lender shall purchase at par such of the Loans under the applicable Tranche of the other Lenders under such Tranche as the Administrative Agent shall determine to be necessary in order for the Loans to be held by the Lenders in accordance with their respective Tranche Percentages under such Tranche, whereupon such Lender shall cease to be a Defaulting Lender (but shall not be entitled to receive any fees that ceased to accrue during the period when it was a Defaulting Lender and all amendments, waivers or other modifications effected without its consent in accordance with the provisions of Section 9.02 and 9.02A and this Section 2.20 during such period shall be binding on it).

(c) No Commitment of any Lender shall be increased or otherwise affected and, except as otherwise expressly provided in this Section, performance by any Borrower of its obligations hereunder and under the other Loan Documents shall not be excused or otherwise modified, as a result of the operation of this Section. The rights and remedies against a Defaulting Lender under this Section are in addition to other rights and remedies that any Borrower, any Agent, any Issuing Bank or any Non-Defaulting Lender may have against such Defaulting Lender (and, for the avoidance of doubt, each Non-Defaulting Lender shall have a claim against any Defaulting Lender for any losses it may suffer as a result of the operation of this Section).

ARTICLE III

Representations and Warranties

The Company and each Borrowing Subsidiary represents and warrants to the Lenders that:

SECTION 3.01. Organization; Powers. Each of the Company and the Subsidiaries is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization (except, in the case of Subsidiaries that are not Material Subsidiaries, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect), has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and (to the extent the concept is applicable in such jurisdiction) is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action. This Agreement has been duly executed and delivered by each Borrower and constitutes (assuming due execution by the parties hereto other than the Company and the Subsidiaries), and each other Loan Document to which any Loan Party is or is to be a party, when executed and delivered by such Loan Party, will constitute (assuming due execution by the parties thereto other than the Company and the Subsidiaries), a legal, valid and binding obligation of such Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority, except those that have been obtained or made and are in full force and effect or those the failure to obtain which could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws, constitution, articles and/or memorandum of association or other organizational documents of the Company or any of the Subsidiaries or any order of any Governmental Authority, (c) will not violate or result (alone or with notice or lapse of time, or both) in a default under any indenture, or other material agreement or instrument binding upon the Company or any of the Material Subsidiaries or its assets, or require any payment to be made by the Company or any of the Material Subsidiaries thereunder and (d) will not result in the creation or imposition of, or in an obligation to create, any Lien (other than any Lien created pursuant to the Loan Documents) on any asset of the Company or any of the Material Subsidiaries.

SECTION 3.04. Financial Condition; No Material Adverse Change. (a)The Company has heretofore furnished to the Lenders its consolidated balance sheet and consolidated statements of operations, cash flows ~~and~~, changes in stockholders equity and comprehensive income (i) as of and for the fiscal year ended December 31, 2019, reported on by Ernst & Young LLP, independent registered public accounting firm, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2020, certified by a Financial Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and the consolidated Subsidiaries as of such ~~date~~dates and for such ~~period~~periods in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) There has not occurred since December 31, 2019, any event, condition or circumstance that has had or could reasonably be expected to have a material adverse effect on the business, results of operations, assets or financial condition of the Company and the Subsidiaries, taken as a whole; provided that the COVID-19 pandemic, all events, conditions or circumstances to the extent arising out of, resulting from or relating to the COVID-19 pandemic and all events, conditions or circumstances to the extent identified on Schedule 1.01 shall be disregarded for purposes of this paragraph.

(c) Except as disclosed in the financial statements referred to above or the notes thereto and except for the Disclosed Matters, after giving effect to the Transactions, none of the Company or the Subsidiaries has, as of the Restatement Effective Date, any material contingent liabilities.

SECTION 3.05. Properties. (a)Each of the Company and the Subsidiaries (other than any Excluded Subsidiary) has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Each of the Company and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other ~~intellectual property~~Intellectual Property material to its business, except for ~~intellectual property~~Intellectual Property the failure to own or license which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and the use thereof by the Company and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened in writing against or affecting the Company or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis reasonably likely to result in any Environmental Liability.

SECTION 3.07. Compliance with Laws and Agreements. Each of the Company and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.08. Investment Company Status. Neither the Company nor any other Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09. Taxes. Each of the Company and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books reserves with respect thereto in accordance with GAAP or (b) to the extent that the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. The excess of the present value of all accumulated benefit obligations under each Plan (based on assumptions used for purposes of Statement of Financial Accounting Standards No. 87), if any, over the fair market value of the assets of such Plan, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11. Disclosure. None of the reports, financial statements, certificates or other written factual information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date furnished; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 3.12. Subsidiaries. Schedule 3.12 sets forth, as of the Restatement Effective Date, the name and jurisdiction of organization of, and the percentage of each class of Equity Interests owned by the Company or any Subsidiary in, each Subsidiary and identifies, as of the Restatement Effective Date, each Designated Subsidiary and each Material Subsidiary.

SECTION 3.13. Use of Proceeds; Margin Regulations. The proceeds of the Loans and the Letters of Credit have been and will be used solely for the general corporate purposes of the Company and the Subsidiaries, including working capital, capital expenditures and acquisitions. No part of the proceeds of any Loan or any Letter of Credit have been or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors, including Regulations T, U and X.

SECTION 3.14. Anti-Corruption Laws and Sanctions. The Company maintains and will maintain in effect policies and procedures designed to result in compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company and its Subsidiaries and, to the knowledge of the Company, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Company, any Subsidiary or, to the knowledge of the Company, any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, issuance of a Letter of Credit or use of the proceeds of any Borrowing or any Letter of Credit will result in a violation by any party hereto of Anti-Corruption Laws or applicable Sanctions.

SECTION 3.15. Collateral Matters. (a) The Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties (as defined therein), a valid and enforceable security interest in the Collateral (as defined therein) and (i) when the Collateral constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties party thereto in such Collateral, prior and superior in right to any other Person, except for rights secured by Liens permitted under Section 6.02, and (ii) when Uniform Commercial Code financing statements (or equivalent) in appropriate form are filed in the applicable filing offices, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties party thereto in the remaining Collateral (as defined therein) to the extent perfection can be obtained by filing Uniform Commercial Code financing statements (or equivalent), prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.02.

(b) Each Mortgage, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable (except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and general principles of equity) security interest in all the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof, and when the Mortgages have been filed in the jurisdictions specified therein, to the extent the filing of a Mortgage in such jurisdictions can perfect a security interest in all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof, the Mortgages will constitute a fully perfected security interest in all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof, prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.02.

(c) Upon the execution and delivery of the IP Collateral Agreements by the parties thereto and the recordation of the IP Collateral Agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in paragraph (a) of this Section, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties party thereto in the Intellectual Property in which a security interest may be perfected by filing in the United States of America, in each case prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.02 that have priority as a matter of law (it being understood that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in such Intellectual Property acquired by the Loan Parties after the Restatement Effective Date).

(d) As of the Restatement Effective Date, neither the Company nor any of its Subsidiaries (as defined in any Existing Indenture) (i) has incurred, directly or indirectly, any Indebtedness (as defined in any Existing Indenture), other than any Indebtedness (as so defined) constituting Secured Obligations, secured by a Lien (as defined in any Existing Indenture) on any of its assets or (ii) entered, directly or indirectly, into any sale and lease-back transaction for the sale and leasing back of any property, in each case, in reliance on any Existing Indenture Specified Lien Basket. The Existing Indenture Specified Lien Basket Amount under each of the Existing Indentures is at least US$1,145,000,000.

ARTICLE IV

Conditions

SECTION 4.01. Restatement Effective Date. The amendment and restatement of the Existing Credit Agreement to be in the form hereof is subject to the satisfaction (or waiver in accordance with Section 9.02 of the Existing Credit Agreement) of the conditions precedent to the occurrence of the Restatement Effective Date set forth in the Restatement Agreement.

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than any conversion or continuation of a Loan), and of each Issuing Bank to issue, amend or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a) The representations and warranties of the Loan Parties set forth in the Loan Documents (other than the representations and warranties set forth in Sections 3.04(b) and 3.06 hereof) shall be true and correct in all material respects (or, in the case of any such representation or warranty under the Loan Documents already qualified as to materiality, in all respects) on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as applicable (except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall have been so true and correct in all material respects on and as of such prior date).

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c) In the case of any Borrowing, immediately after giving effect to such Borrowing, the aggregate amount of Restricted Secured Obligations that would be secured by Liens created under the Loan Documents in reliance on the Existing Indenture Specified Lien Basket in any Existing Indenture without such Existing Indenture requiring that any Notes or Guarantees (as defined in such Existing Indenture) be secured equally and ratably therewith (or prior thereto) shall be at least equal to the lesser of (i) US$1,145,000,000 and (ii) the aggregate amount of the Restricted Secured Obligations then outstanding.

(d) Solely in the case of any Tranche 1 Revolving Borrowing (other than an ABR Borrowing made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e)), at the time of such Borrowing the total Tranche 2 Commitments (excluding therefrom the Tranche 2 Commitment of any Lender that, at such time, is a Defaulting Lender) shall not exceed the total Tranche 2 Revolving Exposure as of such time.

Each Borrowing (other than any conversion or continuation of a Loan) and each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company and the applicable Borrower on the date thereof that the conditions set forth in paragraphs (a) and (b) of this Section 4.02 (and, in the case of any Borrowing, paragraph (c) of this Section 4.02 and, in the case of any such Borrowing referred to in paragraph (d) of this Section 4.02, such paragraph (d)) have been satisfied.

SECTION 4.03. Initial Credit Event in Respect of Each Borrowing Subsidiary. The obligations of the Lenders and Issuing Banks to make the initial Loans to or to issue the initial Letter of Credit for the account of each Borrowing Subsidiary (other than the Borrowing Subsidiaries that are party to this Agreement on the Restatement Effective Date) are subject to the satisfaction of the following additional conditions:

(a) The Administrative Agent or its counsel shall have received from each of such Borrowing Subsidiary and the Company either (i) a counterpart of a Borrowing Subsidiary Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of such Borrowing Subsidiary Agreement) that such party has signed a counterpart of a Borrowing Subsidiary Agreement, and such Borrowing Subsidiary Agreement shall have become effective as provided in Section 2.04.

(b) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Banks, a favorable written opinion of counsel for such Borrowing Subsidiary (which counsel shall be reasonably acceptable to the Administrative Agent), in form and substance reasonably satisfactory to the Administrative Agent, (i) dated the date of the applicable Borrowing Subsidiary Agreement (or as of a later date prior to the date of such credit event), (ii) addressed to the Administrative Agent, the Lenders and the Issuing Banks and (iii) covering such matters as the Administrative Agent shall reasonably request.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Borrowing Subsidiary, the authorization by it of the Transactions to which it will be party and any other legal matters relating to such Borrowing Subsidiary, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received a certificate, dated the date of the applicable Borrowing Subsidiary Agreement and signed by a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 (in each case, deeming all references therein to the date, time or effect of a Borrowing (or an issuance, amendment or extension of a Letter of Credit) to refer to the date, time and effect of such Borrowing Subsidiary Agreement).

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed by the Borrowers, the Company and each Borrowing Subsidiary covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Company will furnish to the Administrative Agent, on behalf of each Lender:

(a) (i) so long as the Company is subject to periodic reporting obligations under the Exchange Act, within five Business Days of each date the Company is required to file with the SEC an Annual Report on Form 10-K for any fiscal year of the Company (giving effect to any extension of such date available under paragraph (b) of Rule 12b-25 under the Exchange Act), and (ii) otherwise, within 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related consolidated statements of operations, changes in stockholders’ equity and comprehensive income and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all audited by and accompanied by the opinion of Ernst & Young LLP or another registered independent public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations and cash flows of the Company and the consolidated Subsidiaries on a consolidated basis as of the end of and for such fiscal year in accordance with GAAP;

(b) (i) so long as the Company is subject to periodic reporting obligations under the Exchange Act, within five Business Days of each date the Company is required to file with the SEC a Quarterly Report on Form 10-Q for any fiscal quarter of the Company (giving effect to any extension of such date available under paragraph (b) of Rule 12b-25 under the Exchange Act or, in the case of the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, otherwise available under the rules and regulations of the SEC), and (ii) otherwise, within 45 days after the end of each of the first three fiscal quarters of the Company, its consolidated balance sheet and related consolidated statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations and cash flows of the Company and the consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with each delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth (A) a reasonably detailed calculation of the Leverage Ratio as of the last day of the most recent fiscal year or fiscal quarter, as applicable, covered by such financial statements, including a reasonably detailed calculation of Consolidated EBITDA (including, any time the covenant set forth in Section 6.10 shall be in effect, a reasonably detailed calculation of Consolidated EBITDA with and without giving effect to the last sentence of the definition of such term), (B) a reasonably detailed calculation of the Leverage Condition, together with a certification as to whether the Leverage Condition is satisfied as of the last day of the most recent fiscal year or fiscal quarter, as applicable, covered by such financial statements, and (C) at any time the covenant set forth in Section 6.11 shall be in effect, a reasonably detailed calculation of the Liquidity as of the last day of the most recent fiscal year or fiscal quarter, as applicable, covered by such financial statements, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 that has had a material effect thereon and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) certifying as to the identity of each Designated Subsidiary existing at the date of such certificate;

(d) concurrently with any delivery of financial statements under clause (a) above, a completed Supplemental Perfection Certificate, signed by an Authorized Officer of the Company, setting forth the information required pursuant to the Supplemental Perfection Certificate;

(e) at any time the covenant set forth in Section 6.11 shall be in effect, within 20 days after the end of each calendar month, a reasonably detailed calculation of the Liquidity as of the last day of such month; provided that the requirements of this clause (e) shall cease to apply following delivery of a certificate of a Financial Officer under clause (c) above demonstrating that either (i) Consolidated EBITDA (for the avoidance of doubt, calculated without giving effect to the last sentence of the definition of such term) for the most recent fiscal quarter of the Company covered by such certificate is at least zero or (ii) the Liquidity as of the last day of such fiscal quarter is greater than US$1,000,000,000; provided further that the requirements of this clause (e) shall be reinstated and shall apply following any subsequent delivery of a certificate of a Financial Officer under clause (c) above demonstrating that both (A) Consolidated EBITDA (for the avoidance of doubt, calculated without giving effect to the last sentence of the definition of such term) for the most recent fiscal quarter of the Company covered by such certificate is less than zero and (B) the Liquidity as of the last day of such fiscal quarter is not greater than US$1,000,000,000;

(f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be;

(g) promptly after any request therefor by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Company or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Company or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that, if the Company or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Company or the applicable ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof; and

(h) (i) promptly after any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent (on its own behalf or at the request of any Lender) may reasonably request and (ii) promptly after any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender in writing to the extent necessary for compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

Information required to be delivered pursuant to clause (a), (b), (f), (g) or (h) of this Section 5.01 shall be deemed to have been delivered if such information (including, in the case of certifications required pursuant to clause (b) above, the certifications accompanying any such quarterly report pursuant to Section 302 of the Sarbanes-Oxley Act of 2002), or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on ~~the~~an Approved Electronic ~~System~~Platform or a similar site to which the Lenders have been granted access or shall be publicly available on the website of the SEC at http://www.sec.gov. Information required to be delivered pursuant to this Section 5.01 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. In the event any financial statements delivered under clause (a), (b) or (e) above shall be restated, the Company shall deliver, promptly after such restated financial statements become available, revised completed certificates with respect to the periods covered thereby that give effect to such restatement, signed by a Financial Officer.

SECTION 5.02. Notices of Material Events. The Company will furnish to the Administrative Agent prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Subsidiary that could reasonably be expected to be adversely determined and, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. The Company will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business except (other than as to the legal existence of any Borrower) where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, sale, transfer, lease, disposition, liquidation or dissolution permitted under Section 6.04 or 6.08.

SECTION 5.04. Payment of Tax Liabilities. The Company will, and will cause each of the Subsidiaries to, pay its Tax liabilities that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) the Company or such Subsidiary has set aside on its books reserves with respect thereto in accordance with GAAP.

SECTION 5.05. Maintenance of Properties; Insurance. The Company will, and will cause each of the Subsidiaries (other than any Excluded Subsidiary) to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations; provided that the Company and the Subsidiaries may (i) self-insure against such risks and in amounts as are usually self-insured by similar companies engaged in the same or similar businesses operating in the same or similar locations and (ii) elect not to carry terrorism insurance. Within 30 days of the Restatement Effective Date (or such later date as the Administrative Agent may agree to in writing) and at all times thereafter, the Company (A) in the case of each casualty or business interruption insurance policy (other than any such policies in which such endorsements are not customary or available) maintained by or on behalf of the Loan Parties (other than OWW Fulfillment), shall cause such policy to contain a lender loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the loss payee thereunder, (B) in the case of each policy of liability insurance (other than workers’ compensation, director and officer liability or other policies in which such endorsements are not customary or available) maintained by or on behalf of the Loan Parties (other than OWW Fulfillment), shall cause such policy to name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder and (C) in the case of each of the policies referred to in clause (A) or (B) above, shall use commercially reasonable efforts to cause such policy to provide for at least 30 days’ (or such shorter number of days as may be agreed to by the Administrative Agent) prior written notice to the Administrative Agent of any cancellation of such policy; provided that this sentence shall not apply to any casualty policy covering any New Headquarters Assets. With respect to each Mortgaged Property that is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, the applicable Loan Party has obtained, and will maintain, with financially sound and reputable insurance companies, such flood insurance on such terms and in such amounts as is required and available under Flood Insurance Laws and Regulation H of the Board or as otherwise reasonably requested by the Administrative Agent or any Arranger (or any Affiliate thereof) so long as the same is in such amount and with such coverage (including reasonable deductibles) as is generally available at commercially reasonable rates. The Company will, and will cause any applicable Subsidiary Loan Party to, furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

SECTION 5.06. Books and Records; Inspection Rights. The Company will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of the Subsidiaries (other than any Excluded Subsidiary) to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, unless an Event of Default has occurred and is continuing, no representative designated by a Lender may conduct any such visit, inspection, examination, extraction or discussion unless such representative is accompanied by a representative designated by the Administrative Agent.

SECTION 5.07. Compliance with Laws. The Company will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08. Guarantee and Collateral Requirement.

(a) If any Subsidiary that is a Designated Subsidiary is formed or acquired after the Restatement Effective Date or any Subsidiary otherwise becomes, after the Restatement Effective Date, a Designated Subsidiary (including as a result of becoming a Material Subsidiary or a Wholly Owned Subsidiary), the Company will, as promptly as practicable, and in any event within 30 days or, with respect to the actions set forth in clause (g) of the definition thereof, 90 days (or, in each case, such longer period as the Administrative Agent may agree to in writing), notify the Administrative Agent thereof and cause the Guarantee and Collateral Requirement to be satisfied with respect to such Subsidiary.

(b) The Company will, as promptly as practicable, and in any event within 30 days (or such longer period as the Administrative Agent may agree to in writing), notify the Administrative Agent of any change in (i) the legal name of any Loan Party (other than OWW Fulfillment), as set forth in its organizational documents, (ii) the jurisdiction of incorporation, organization or formation or the form of organization of any Loan Party (other than OWW Fulfillment), including as a result of any merger or consolidation, (iii) the location of the chief executive office of any Loan Party (other than OWW Fulfillment) that is not a Domestic Subsidiary and a registered organization (as defined in the Uniform Commercial Code) or (iv) the organizational identification number, if any, or the federal taxpayer identification number of any Loan Party (other than OWW Fulfillment), to the extent such number is relevant in the applicable jurisdiction of organization.

(c) The Company will, as promptly as practicable, and in any event within 30 days (or such longer period as the Administrative Agent may agree to in writing), notify the Administrative Agent of the acquisition by any Loan Party (other than OWW Fulfillment) of, or any real property owned by any Loan Party otherwise becoming, a Mortgaged Property after the Restatement Effective Date. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the Administrative Agent shall not accept any Mortgage from any Loan Party until such time as it has received confirmation from each Lender that each such Lender has completed its flood insurance review and flood insurance compliance has been completed (such confirmation not to be unreasonably withheld, delayed or conditioned); provided that the date by which the actions set forth in clause (g) of the definition of “Guarantee and Collateral Agreement” must be completed in accordance with Section 5.08(a) with respect to any Mortgaged Property shall be extended by a period with duration equal to the duration of the period from the date of delivery of the notice specified in the first sentence of this clause (c) with respect to such Mortgaged Property through, and including, the date on which the Administrative Agent shall have received the confirmation specified in the second sentence of this clause (c) with respect to such Mortgaged Property. The Administrative Agent promptly notify the Company of the duration of such period.

SECTION 5.09. Further Assurances. The Company will, and will cause each of the Subsidiaries to, promptly execute and deliver any and all further documents, agreements and instruments, and take all further actions that may be required under any applicable law or regulation, or that the Administrative Agent may reasonably request, (a) to effectuate the transactions contemplated by the Loan Documents or (b) to cause the Guarantee and Collateral Requirement to be and remain satisfied at all times (it being understood that, with respect to matters set forth in Section 5.08, the requirements of this Section 5.09 shall be subject to the grace periods set forth therein). The Company shall provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

~~SECTION 5.10. Foreign Facility. The Company will, and will cause each of the Subsidiaries to, use reasonable best efforts to establish, promptly after the Restatement Effective Date, the Foreign Facility in an aggregate principal amount at least equal to the amount by which the Facility Exposure exceeds US$1,145,000,000 and otherwise on terms and conditions substantially consistent with those set forth in Exhibit I hereto and otherwise reasonably acceptable to the Company, including reasonable best efforts to negotiate, execute and deliver the definitive documentation for the Foreign Facility (on such terms and conditions) and to satisfy the conditions precedent set forth therein.~~

ARTICLE VI

Negative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or been terminated and all LC Disbursements shall have been reimbursed by the Borrowers, the Company and each Borrowing Subsidiary covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness created under the Loan Documents;

(b) Indebtedness set forth on Schedule 6.01, and any Indebtedness that extends, renews, refinances or replaces any such scheduled Indebtedness, provided that (i) the principal amount (or accreted value, if applicable) of such Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being extended, renewed, refinanced or replaced except by not more than the amount of any fees, underwriting discounts, costs, commissions, expenses and premiums associated with such extension, renewal, refinancing or replacement and accrued interest, fees and premiums with respect to the Indebtedness being extended, renewed, refinanced or replaced, (ii) such Indebtedness shall not mature earlier than, or have a weighted average life to maturity shorter than~~,~~ that of, the Indebtedness being extended, renewed, refinanced or replaced, (iii) such Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Person (other than the Company or any Domestic Subsidiary that is a Subsidiary Guarantor) that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become) an obligor in respect of the Indebtedness being extended, renewed, refinanced or replaced and (iv) such Indebtedness is unsecured or, if the Indebtedness being extended, renewed, refinanced or replaced is secured, is secured solely by assets that secured the Indebtedness being extended, renewed, refinanced or replaced (and any improvements or accessions thereto or proceeds therefrom); provided that (A) notwithstanding anything to the contrary set forth in clause (iii) or (iv) above, any Domestic Subsidiary (and which is not a CFC Holdco or a Specified Foreign Subsidiary) owning any New Headquarters Assets, the New Headquarters SPV, the New Headquarters Parent SPV and any other Person that is permitted to be an obligor in respect thereof pursuant to clause (iii) above may incur or Guarantee such Indebtedness, so long as such Indebtedness is not secured by Liens on any assets of the Company or any Subsidiary other than (1) any New Headquarters Assets (and any other assets of the New Headquarters SPV and the New Headquarters Parent SPV, if applicable) and (2) any other assets permitted to secure such Indebtedness pursuant to clause (iv) above, and (B) any Indebtedness the proceeds of which are applied (whether or not concurrently with the incurrence of such Indebtedness) to repay any Indebtedness set forth on Schedule 6.01 at maturity shall be deemed for purposes of this Section 6.01(b) to constitute an extension, renewal, refinancing or replacement thereof;

(c) Indebtedness owed to the Company or to any Subsidiary; provided that (i) such Indebtedness shall not have been transferred or pledged to any Person other than the Company or any Subsidiary or, in the case of a pledge, the Administrative Agent, and (ii) commencing on the date that is 30 days after the Restatement Effective Date (or such later date as the Administrative Agent may agree to in writing), any such Indebtedness of the Company or any Subsidiary Guarantor to any Subsidiary that is not a Subsidiary Guarantor must be expressly subordinated to the Secured Obligations of the Company or such Subsidiary Guarantor, as applicable, on terms set forth in the Intercompany Indebtedness Subordination Agreement;

(d) Indebtedness incurred after the Restatement Effective Date to finance the acquisition, construction or improvement of any fixed or capital assets (including any such Indebtedness incurred after the consummation of such acquisition, construction or improvement), including Capital Lease Obligations and any Indebtedness incurred or assumed in connection with the acquisition, construction or improvement of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals, refinancings and replacements of any Indebtedness permitted by this clause (d) that do not increase the outstanding principal amount thereof by more than the amount of any fees, costs, expenses and premiums associated with such extension, renewal, refinancing or replacement and accrued interest, fees and premiums with respect to the Indebtedness being extended, renewed, refinanced or replaced, result in an earlier maturity date or decreased remaining weighted average life to maturity thereof or change the parties directly or indirectly responsible for the payment thereof; provided that (i) such Indebtedness (other than otherwise permitted extensions, renewals, refinancings and replacements thereof) is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (d) shall not exceed, in each case, the cost of such acquisition, construction or improvement plus the amount of any fees, costs and expenses associated with the incurrence of such Indebtedness and, in the case of any extension, renewal, refinancing or replacement of any such Indebtedness, accrued interest, fees and premiums with respect to the Indebtedness being extended, renewed, refinanced or replaced;

(e) Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into the Company or a Subsidiary in a transaction permitted hereunder) after the Restatement Effective Date; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) and (ii) at the time such Person becomes a Subsidiary (or is so merged or consolidated), and after giving effect to such Indebtedness, the aggregate principal amount of Indebtedness then outstanding under this clause (e) shall not exceed the greater of (x) US$550,000,000 and (y) 4.5% of Consolidated Adjusted Total Assets as of the last day of the fiscal quarter of the Company most recently ended on or prior to the date such Person becomes a Subsidiary (or is so merged or consolidated);

(f) Indebtedness of the Company or any Subsidiary as an account party in respect of trade letters of credit;

(g) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

(h) Indebtedness representing deferred compensation to employees incurred in the ordinary course of business;

(i) Indebtedness consisting of any purchase price adjustment, earnout or deferred payment of a similar nature incurred in connection with any Investment by the Company or any Subsidiary, but only to the extent that no payment has at the time accrued pursuant to such purchase price adjustment, earnout or deferred payment obligation, or of any indemnification obligation arising in connection with any Investment by the Company or any Subsidiary;

(j) Indebtedness arising under any performance or surety bond (including any consumer protection bond or any performance bond posted in respect of contested tax assessments), completion bond or similar obligation, in each case incurred in the ordinary course of business and not supporting Indebtedness;

(k) overdrafts paid within five Business Days;

(l) Capital Lease Obligations incurred in connection with any Sale/Leaseback Transaction permitted by Section 6.03;

(m) [reserved];

(n) all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in the other clauses of this Section;

(o) Guarantees of Indebtedness of the Company or any Subsidiary Guarantor, provided that no Foreign Subsidiary that is not a Subsidiary Guarantor may Guarantee any Indebtedness of the Company or any Subsidiary Guarantor in reliance on this clause (o);

(p) Indebtedness consisting of promissory notes issued to current or former officers, directors and employees of the Company or any Subsidiary or their respective estates, spouses or former spouses issued in exchange for the purchase or redemption by the Company or such Subsidiary of its Equity Interests (other than Disqualified Equity Interests); provided that the aggregate principal amount of Indebtedness permitted by this clause (p) shall not exceed US$22,500,000 at any time outstanding;

(q) obligations under Swap Agreements that are entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual or anticipated exposure (other than in respect of Equity Interests or Indebtedness of the Company or any Subsidiary) or to cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) or exchange rates with respect to any interest bearing or non-US Dollar denominated liability or Investment of the Company or any Subsidiary;

(r) Indebtedness of Foreign Subsidiaries, provided that (i) if at the time of incurrence of any such Indebtedness the aggregate amount of the Facility Exposure shall not exceed US$1,145,000,000 and no Indebtedness shall then be outstanding under clause (y) below, after giving effect to the incurrence of such Indebtedness the aggregate principal amount of Indebtedness then outstanding under this clause (r) shall not exceed the greater of (x) US$325,000,000 and (y) 2.7% of Consolidated Adjusted Total Assets as of the last day of the fiscal quarter of the Company most recently ended on or prior to the date of incurrence of such Indebtedness (it being agreed that no Indebtedness may thereafter be incurred in reliance on clause (y) below if any Indebtedness is then outstanding in reliance on this clause (i)) or (ii) otherwise, the aggregate principal amount of Indebtedness permitted by this clause (r) shall not exceed US$25,000,000 at any time outstanding;

(s) Indebtedness of any Domestic Subsidiary (and which is not a CFC Holdco or a Specified Foreign Subsidiary) owning any New Headquarters Assets; provided that (i) such Indebtedness shall not be secured by Liens on any assets of the Company or any Subsidiary other than any New Headquarters Assets and (ii) such Indebtedness shall not be Guaranteed by the Company or any other Subsidiary;

(t) Indebtedness of the New Headquarters SPV or the New Headquarters Parent SPV; provided that (i) such Indebtedness shall not be secured by Liens on any assets of the Company or any Subsidiary other than assets of the New Headquarters SPV and the New Headquarters Parent SPV and (ii) such Indebtedness shall not be Guaranteed by the Company or any other Subsidiary, other than the New Headquarters SPV or the New Headquarters Parent SPV;

(u) Indebtedness of Excluded Subsidiaries in an aggregate principal amount not to exceed US$250,000,000 at any time outstanding; provided that any Indebtedness incurred by a Subsidiary that is an Excluded Subsidiary in reliance on this clause (u) shall continue to be permitted by this clause (u) even if such Subsidiary subsequently ceases to be an Excluded Subsidiary;

(v) Securitization Transactions in an aggregate amount (as determined in accordance with the definition thereof) at any time outstanding not to exceed US$200,000,000;

(w) other Indebtedness; provided that (i) other than in the case of any Government Program Indebtedness, such Indebtedness is incurred solely by the Company or any Domestic Subsidiary that is a Subsidiary Guarantor (or by the New Headquarters SPV, the New Headquarters Parent SPV or any Domestic Subsidiary (and which is not a CFC Holdco or a Specified Foreign Subsidiary) owning any New Headquarters Assets), and is not Guaranteed by any Subsidiary other than Domestic Subsidiaries that are Subsidiary Guarantors (or by the New Headquarters SPV, the New Headquarters Parent SPV or any Domestic Subsidiary (and which is not a CFC Holdco or a Specified Foreign Subsidiary) owning any New Headquarters Assets), (ii) other than in the case of any Government Program Indebtedness, such Indebtedness shall not be secured by Liens on any assets of the Company or any Subsidiary other than any New Headquarters Assets (and other assets of the New Headquarters SPV and the New Headquarters Parent SPV, if applicable) and (iii) the aggregate principal amount of Indebtedness outstanding under this clause (w) shall not exceed US$2,500,000,000 at any time;

(x) other Indebtedness of the Company or any Domestic Subsidiary that is a Subsidiary Guarantor; provided that (i) such Indebtedness is either (A) contractually subordinated in right of payment to the Secured Obligations on customary terms or (B) incurred solely by the Company and not Guaranteed by any Subsidiary, (ii) such Indebtedness shall not mature earlier than, or have weighted average life to maturity shorter than, 91 days after the Maturity Date, (iii) subject to clause (i) above, such Indebtedness is not Guaranteed by any Subsidiary other than Domestic Subsidiaries that are Subsidiary Guarantors, (iv) such Indebtedness shall not be secured by Liens on any assets of the Company or any Subsidiary and (v) the aggregate principal amount of Indebtedness outstanding under this clause (x) shall not exceed US$1,000,000,000 at any time;

(y) Indebtedness of any Foreign Subsidiary or any CFC Holdco, and Guarantees thereof by the Company, any Subsidiary Guarantor, any Foreign Subsidiary or any CFC Holdco; provided that (i) such Indebtedness is not Guaranteed by any Subsidiary other than a Subsidiary Guarantor, a Foreign Subsidiary or a CFC Holdco, (ii) such Indebtedness (including such Guarantees thereof) shall not be secured by Liens on any assets of the Company or any Subsidiary and (iii) the aggregate principal amount of Indebtedness outstanding under this clause (y) shall not exceed at any time (x) US$855,000,000 less (y) the aggregate amount of such Indebtedness prepaid or repurchased as contemplated by Section 2.09(c) or 2.11(b) at or prior to such time; and

(z) to the extent constituting Indebtedness, obligations of the Company and any Subsidiary in respect of any Cash Management Services incurred in the ordinary course of business.

SECTION 6.02. Liens. The Company will not, and will not permit any Subsidiary (other than any Excluded Subsidiary) to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Permitted Encumbrances;

(b) any Lien on any asset of the Company or any Subsidiary (or on any improvements or accessions thereto or proceeds therefrom) existing on the Restatement Effective Date and set forth on Schedule 6.02; provided that (i) such Lien shall not apply to any other asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations that it secures on the Restatement Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c) any Lien existing on any asset prior to the acquisition thereof by the Company or any Subsidiary after the Restatement Effective Date or existing on any asset of any Person that becomes a Subsidiary after the Restatement Effective Date prior to the time such Person becomes a Subsidiary or existing on any asset of any Subsidiary that ceases to be an Excluded Subsidiary after the Second Amendment Effective Date prior to the time such Subsidiary ceases to be an Excluded Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary or ceasing to be an Excluded Subsidiary, as the case may be, (ii) such Lien shall not apply to any other assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary or ceases to be an Excluded Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such Liens secure solely Indebtedness permitted by Section 6.01(d) and (ii) such Liens shall not apply to any other assets of the Company or any Subsidiary;

(e) Liens arising in the ordinary course of business that do not secure Indebtedness and do not interfere with the material operations of the Company and the Subsidiaries and do not individually or in the aggregate materially impair the value of the assets of the Company and the Subsidiaries;

(f) Liens deemed to secure Capital Lease Obligations incurred in connection with any Sale/Leaseback Transaction permitted by Section 6.03;

(g) other Liens securing Indebtedness (other than Securitization Transactions); provided that at the time of incurrence of any such Liens the aggregate principal amount of Indebtedness then secured under this clause (g), together with the aggregate amount of Sale/Leaseback Transactions then outstanding under the proviso to Section 6.03, shall not exceed the greater of (x) US$225,000,000 and (y) 1.8% of Consolidated Adjusted Total Assets as of the last day of the fiscal quarter of the Company most recently ended on or prior to the date of incurrence of such Liens;

(h) licenses, sublicenses, leases or subleases that do not interfere in any material respect with the business of the Company or any Subsidiary;

(i) any interest or title of a lessor or sublessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases and subleases permitted hereunder;

(j) normal and customary rights of setoff upon deposits of cash or other Liens originating solely by virtue of any statutory or common law provision relating to bankers liens, rights of setoff or similar rights in favor of banks or other depository institutions and not securing any Indebtedness;

(k) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(l) Liens solely on any cash earnest money deposits made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement in respect of any Acquisition or other Investment by the Company or any Subsidiary;

(m) any extension, renewal or replacement (or successive renewals or replacements) in whole or in part of any Lien referred to in clause (b), (c) or (d); provided that (i) the obligations secured thereby shall be limited to the obligations secured by the Lien so extended, renewed or replaced (and, to the extent provided in such clauses, extensions, renewals and replacements thereof) and (ii) such Lien shall be limited to all or a part of the assets that secured the Lien so extended, renewed or replaced;

(n) Liens granted by the New Headquarters Parent SPV or the New Headquarters SPV; provided that ~~(i)~~ such Liens shall secure solely Indebtedness permitted by Section 6.01(b), 6.01(t) or 6.01(w);

(o) Liens on any New Headquarters Assets; provided that ~~(i)~~ such Liens shall secure solely Indebtedness permitted by Section 6.01(b), 6.01(s) or 6.01(w);

(p) Liens on assets of Foreign Subsidiaries securing Indebtedness incurred pursuant to Section 6.01(r);

(q) Liens securing (or deemed to secure pursuant to the definition of the term) Securitization Transactions permitted to be incurred pursuant to Section 6.01(v); provided that such Liens shall only extend to Securitization Receivables subject to such Securitization Transaction, the Equity Interests in and assets of Securitization Subsidiaries and assets ancillary to any of the foregoing; and

(r) Liens created under the Loan Documents.

Notwithstanding anything to the contrary set forth in this Section 6.02, the Company will not, and will not permit any Subsidiary (as defined herein or as defined in any Existing Indenture, and including any Excluded Subsidiary) to, create, incur, assume or permit to exist any Lien (other than Liens created under the Loan Documents) on any property or asset now owned or hereafter acquired by it, in each case, in reliance on the Existing Indenture Specified Lien Basket in any Existing Indenture unless at the time thereof, and after giving effect thereto, the entire amount of the Restricted Secured Obligations then outstanding is secured by Liens created under the Loan Documents in reliance on such Existing Indenture Specified Lien Basket without such Existing Indenture requiring that any Notes or Guarantees (as defined in such Existing Indenture) be secured equally and ratably therewith (or prior thereto); provided, however, that nothing in this sentence shall prohibit any Excluded Subsidiary from creating, incurring, assuming or permitting to exist any Lien on any property or asset now owned or hereafter acquired by it, in each case, in reliance on the Existing Indenture Specified Lien Basket in any Existing Indenture so long as the aggregate amount of the Indebtedness (as defined in any Existing Indenture) secured by any such Lien (together with aggregate amount of the Attributable Debt with respect to all the sale and lease-back transactions permitted by the proviso to the last sentence of Section 6.03) does not exceed US$25,000,000 outstanding at any time.

SECTION 6.03. Sale/Leaseback Transactions. Other than (a) contemporaneously with the acquisition of any asset in order to finance the purchase thereof or (b) in the case of a Sale/Leaseback Transaction with respect to any New Headquarters Assets or any trivago Headquarters Assets, at any time, the Company will not, and will not permit any Subsidiary (other than any Excluded Subsidiary) to, enter into any Sale/Leaseback Transaction; provided that, notwithstanding the foregoing, the Company or any such Subsidiary may engage in any Sale/Leaseback Transaction if, at the time of such Sale/Leaseback Transaction, the aggregate amount of Sale/Leaseback Transactions then outstanding pursuant to this proviso, together with the aggregate principal amount of Indebtedness then outstanding secured by Liens permitted pursuant to Section 6.02(g), shall not exceed the greater of (i) US$225,000,000 and (ii) 1.8% of Consolidated Adjusted Total Assets as of the last day of the fiscal quarter of the Company most recently ended on or prior to the date of such Sale/Leaseback Transaction. Notwithstanding anything to the contrary set forth in this Section 6.03, the Company will not, and will not permit any Subsidiary (as defined herein or as defined in any Existing Indenture, and including any Excluded Subsidiary) to, enter into any sale and lease-back transaction for the sale and leasing back of any property (including any Sale/Leaseback Transaction), in each case, in reliance on the Existing Indenture Specified Lien Basket in any Existing Indenture unless at the time thereof, and after giving effect thereto, the entire amount of the Restricted Secured Obligations then outstanding is secured by Liens created under the Loan Documents in reliance on such Existing Indenture Specified Lien Basket without such Existing Indenture requiring that any Notes or Guarantees (as defined in such Existing Indenture) be secured equally and ratably therewith (or prior thereto); provided, however, that nothing in this sentence shall prohibit any Excluded Subsidiary from entering into any sale and lease-back transaction for the sale and leasing back of any property (including any Sale/Leaseback Transaction), in each case, in reliance on the Existing Indenture Specified Lien Basket in any Existing Indenture so long as the aggregate amount of the Attributable Debt with respect to all such sale and lease-back transactions (together with the aggregate amount of Indebtedness (as defined in any Existing Indenture) secured by Liens permitted by the proviso to the last sentence of Section 6.02) does not exceed US$25,000,000 outstanding at any time.

SECTION 6.04. Fundamental Changes; Business Activities. (a) The Company will not, and will not permit any Material Subsidiary (other than any Excluded Subsidiary) to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve; provided that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) the Company or any Material Subsidiary may merge or consolidate with any Person; provided that (A) in the case of any merger or consolidation involving the Company or any Borrowing Subsidiary, (1) either (x) the Company or such Borrowing Subsidiary shall be the continuing or surviving Person or (y) the continuing or surviving Person shall be a corporation or limited liability company organized under the laws of the United States of America or any State thereof and shall assume all of the Company’s or such Borrowing Subsidiary’s obligations under the Loan Documents in a manner reasonably acceptable to the Administrative Agent and (2) the Company or such Borrowing Subsidiary shall give the Lenders reasonable prior notice thereof in order to allow the Lenders to comply with “know your customer” rules and other applicable regulations; and (B) (1~~) in the case of any merger or consolidation involving a Material Subsidiary, the continuing or surviving Person shall be a Subsidiary and, if such Material Subsidiary is a Wholly Owned Subsidiary, shall be a Wholly Owned Subsidiary, (2~~) in the case of any merger or consolidation involving a Material Subsidiary that is a Subsidiary Guarantor, the continuing or surviving Person shall be, or substantially concurrently therewith shall be liquidated or dissolved into, or merged or consolidated into a Person that is, a Subsidiary Guarantor and (~~3~~2) in the case of any merger or consolidation involving a Material Subsidiary that is a Subsidiary Loan Party, the continuing or surviving Person shall be, or substantially concurrently therewith shall be liquidated or dissolved into, or merged or consolidated into a Person that is, a Loan Party; provided that the requirements set forth in this clause (B) shall not apply to any such merger or consolidation involving a Material Subsidiary (other than any Borrowing Subsidiary) consummated to effect any sale, transfer or other disposition of ~~all of the~~ Equity Interests in such Material Subsidiary ~~owned by the Company and the Subsidiaries~~ in accordance with Section 6.08; and (ii) any Material Subsidiary (other than a Borrowing Subsidiary) may liquidate or dissolve into another Subsidiary; provided that in the case of any such liquidation or dissolution of a Material Subsidiary that is a Wholly Owned Subsidiary, the other Subsidiary shall be a Wholly Owned Subsidiary and, if such liquidating or dissolving Material Subsidiary is (x) a Subsidiary Guarantor, shall be, or substantially concurrently therewith shall be liquidated or dissolved into, or merged or consolidated into a Person that is, a Subsidiary Guarantor and (y) a Subsidiary Loan Party, shall be, or substantially concurrently therewith shall be liquidated or dissolved into, or merged or consolidated into a Person that is, a Loan Party.

(b) The Company will not, and will not permit any Subsidiary (other than any Excluded Subsidiary) to, engage to any material extent in any business other than businesses conducted as of the Restatement Effective Date by the Company and the Subsidiaries, taken as a whole, and businesses similar, ancillary, complementary or otherwise reasonably related thereto or that are a reasonable extension, development or expansion thereof.

SECTION 6.05. Restricted Payments. The Company will not, and will not permit any Subsidiary (other than any Excluded Subsidiary) to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that (a) (i) the Company and its Subsidiaries may declare and make Restricted Payments with respect to Equity Interests in the Company that are made solely with Equity Interests (other than Disqualified Equity Interests) in the Company and (ii) the Company may declare and make Restricted Payments that are made with the Net Proceeds of the substantially concurrent issue of new Equity Interests (other than (A) Disqualified Equity Interests and (B) the Preferred Stock) in the Company, (b) Subsidiaries may declare and pay dividends ratably (or on more favorable terms from the perspective of the Company) with respect to their Equity Interests, (c) Subsidiaries may declare and make any Restricted Payments made to the Company or the other Subsidiaries, (d) the Company may make repurchases of Equity Interests deemed to occur upon the “cashless exercise” of stock options or warrants or upon the vesting of restricted stock units, if such Equity Interests represent the exercise price of such options or warrants or represent withholding taxes due upon such exercise or vesting, (e) the Company and the Subsidiaries may purchase Equity Interests in non-Wholly Owned Subsidiaries from the minority owners thereof (whether by means of stock acquisition, self-tender, redemption or otherwise), (f) the Company and the Subsidiaries may make (i) Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company and the Subsidiaries and (ii) Restricted Payments to purchase or redeem Equity Interests in the Company (including related stock appreciation rights or similar securities) held by then present or former directors, officers, employees or consultants of the Company or any of the Subsidiaries or by any Plan then in effect, in each case, upon such person’s death, disability, retirement or termination of employment or under the terms of any such Plan under which such Equity Interests or related rights were issued, provided that the aggregate amount of the Restricted Payments made in reliance on this clause (f)(ii) may not exceed US$15,000,000 in any fiscal year of the Company, (g) the Company may make Restricted Payments in respect of the Preferred Stock; provided that, other than in the case of periodic dividends made by the Company in accordance with the terms of the Preferred Stock (as set forth in the Certificate of Designation as in effect on the Restatement Effective Date), no Restricted Payment may be made in reliance on this clause (g) prior to the later of (i) the date that is 100 days after the Restatement Effective Date and (ii) the earlier of (A) the date on which the Facility Exposure shall not exceed US$1,145,000,000 and (B) the date that is nine months after the Restatement Effective Date, (h) the Company and any Subsidiary may make any Restricted Payments if (i) no Default shall have occurred and be continuing or would result therefrom and (ii) the Leverage Ratio as of the end of the fiscal quarter of the Company most recently ended on or prior to the date of such Restricted Payment (in the case of any such fiscal quarter ending on or prior to June 30, 2022, calculated on an Annualized Basis), giving pro forma effect to such Restricted Payment and any related incurrence of Indebtedness as if they had occurred on the last day of such quarter, would not exceed 4.00:1.00, (i) the Company and any Subsidiary may make Restricted Payments consisting of payments in cash in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such Person, and (j) to the extent constituting a Restricted Payment, the Company or any Subsidiary Guarantor may (i) pay interest, principal and premium, if any, on, and make cash payments upon conversion of, Permitted Convertible Notes and (ii) enter into, pay any premium on, exercise rights under and make any payment or other disposition of cash, common stock of the Company or other Equity Interests, securities, property or assets under any Permitted Call Spread Swap Agreement, in each case pursuant to the terms thereof.

SECTION 6.06. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary (other than any Excluded Subsidiary) to, sell, lease or otherwise transfer any assets to, or purchase, lease or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Company, Wholly Owned Subsidiaries and Subsidiary Loan Parties not involving any other Affiliate; provided that any transactions entered into pursuant to this clause (b) between or among Loan Parties and Wholly Owned Subsidiaries that are not Loan Parties involving Intellectual Property held by any Loan Party shall be at prices and on terms and conditions not less favorable to such Loan Party than could be obtained on an arm’s-length basis from unrelated third parties, (c) transactions between or among Subsidiaries that are not Loan Parties, (d) any Restricted Payment permitted by Section 6.05 or Investment permitted by Section 6.12, (e) transactions under the IAC Agreements as in effect on the Restatement Effective Date (or as hereafter amended in a manner not materially adverse to the Company and to the rights or interests of the Lenders), (f) payments made and other transactions entered into in the ordinary course of business with officers and directors of the Company or any Subsidiary, and consulting fees and expenses incurred in the ordinary course of business payable to former officers or directors of the Company or any Subsidiary, (g) reclassifications or changes in the terms of or other transactions relating to Equity Interests in the Company held by Affiliates that do not involve the payment of any consideration (other than Equity Interests (other than Disqualified Equity Interests) in the Company) or any other transfer of value by the Company or any Subsidiary to any such Affiliate, (h) payments by the Company or any Subsidiary to or on behalf of any Affiliate of the Company or any Subsidiary in connection with out-of-pocket expenses incurred in connection with any public or private offering, other issuance or sale of stock by the Company or an Affiliate of the Company or other transaction for the benefit of the Company or any Subsidiary, (i) transactions disclosed in the Form S-4, (j) Permitted Charitable Contributions, (k) any transaction (if part of a series of related transactions, together with such related transactions) involving consideration or value of less than US$15,000,000, (l) transactions permitted under Section 6.08(m), (m) transactions pursuant to agreements with TripAdvisor, Inc. and its Subsidiaries entered into in connection with the separation of TripAdvisor, Inc. from the Company, in each case substantially as described in the TripAdvisor, Inc. Form S-4 as filed with the SEC on July 27, 2011, as amended, (n) transactions engaged by a Person that is not a Subsidiary on the Restatement Effective Date, which transactions are engaged pursuant to agreements or arrangements in existence at the time such Person becomes a Subsidiary or is merged or consolidated with or into the Company or a Subsidiary (provided that (i) such agreements or arrangements were not entered into in connection with or in contemplation of such Person becoming a Subsidiary or such merger or consolidation and (ii) immediately prior to such Person becoming a Subsidiary or such merger or consolidation, such Person was not an Affiliate of the Company), (o) the trivago IPO and the transactions relating thereto, in each case substantially as described in the trivago Form F-1 as filed with the SEC on November 14, 2016, as amended by the Amendment No. 1 to Form F-1 Registration Statement filed by trivago with the SEC on December 5, 2016, and as supplemented by the prospectus filed by trivago with the SEC on December 16, 2016 and the trivago Form F-6, as filed with the SEC on December 5, 2016 (and any amendment, supplement or modification to any such transaction or related agreement in a manner not materially adverse to the Company and its Subsidiaries (other than trivago and its Subsidiaries) and to the rights or interests of the Lenders) and (p) customary transactions with Securitization Subsidiaries pursuant to a Securitization Transaction; provided, however, that this Section shall not prohibit, nor limit the operation or effect of, or any payments under, (i) any license, lease, service contract, purchasing agreement, disposition agreement or similar arrangement entered into in the ordinary course of business between any Subsidiary and the Company or any other Subsidiary or (ii) any agreement with respect to any joint venture to which the Company or any Subsidiary is a party entered into in connection with, or reasonably related to, its lines of business; provided that such agreement is approved by the Company’s board of directors or the executive committee or audit committee thereof.

SECTION 6.07. Restrictive Agreements. The Company will not, and will not permit any Subsidiary (other than any Excluded Subsidiary) to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Domestic Subsidiary to create, incur or permit to exist any Lien upon any of its assets to secure any Secured Obligations or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock, membership interests or similar Equity Interests or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by any Loan Document, (B) restrictions and conditions identified on Schedule 6.07 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (C) restrictions and conditions with respect to a Person that is not a Subsidiary on the Restatement Effective Date, which restrictions and conditions are in existence at the time such Person becomes a Subsidiary or is merged or consolidated with a Subsidiary and are not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary, so long as such restrictions and conditions apply only to such Person (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (D) restrictions and conditions imposed by any Existing Indenture as in effect on the Restatement Effective Date or by any agreement or document governing or evidencing any other Indebtedness of the Company or any Subsidiary permitted hereunder; provided that the restrictions and conditions contained in any such agreement or document are not less favorable to the Lenders than the restrictions and conditions imposed by the Existing Indentures as in effect on the Restatement Effective Date or, in the case of any agreement or document governing Indebtedness of a Foreign Subsidiary, are market terms for comparable Indebtedness at the time of incurrence of such Indebtedness (as reasonably determined by the Company) and would not materially reduce the ability of Foreign Subsidiaries, taken as a whole, to pay dividends to the Company, (E) in the case of any Domestic Subsidiary that is not a Designated Subsidiary or any Foreign Subsidiary, in each case, that is not a Wholly Owned Subsidiary, restrictions in such Person’s organizational documents or pursuant to any joint venture agreement or equityholders agreement, (F) restrictions and conditions imposed on the New Headquarters SPV or the New Headquarters Parent SPV, (G) in connection with any Securitization Transaction, restrictions and conditions imposed on the Securitization Receivables subject thereto, any Securitization Subsidiary, the Equity Interests in or assets of any Securitization Subsidiary or any assets ancillary to any of the foregoing and (H) restrictions and conditions imposed by any agreement or document governing the Foreign Facility so long as such restrictions and conditions are on market terms for comparable Indebtedness at the time of incurrence of such Indebtedness (as reasonably determined by the Company); (ii) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness or other Liens permitted by this Agreement if such restrictions or conditions apply only to the assets securing such Indebtedness or subject to such Liens and (B) customary provisions in leases and other agreements restricting the assignment or pledge thereof; and (iii) clause (b) of the foregoing shall not apply to (A) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, or (B) restrictions and conditions imposed by any agreement or document governing or evidencing any Indebtedness of the Company or any Domestic Subsidiary permitted hereunder; provided that the restrictions and conditions contained in any such agreement or document are on market terms for comparable Indebtedness at the time of incurrence of such Indebtedness (as reasonably determined by the Company) and would not materially reduce the ability of Domestic Subsidiaries, taken as a whole, to pay dividends to the Company.

SECTION 6.08. Asset Dispositions. The Company will not, and will not permit any Subsidiary (other than any Excluded Subsidiary) to, sell, transfer, lease or otherwise dispose of (including by way of a merger or consolidation) any asset, including any Equity Interest, owned by it, nor will the Company permit any of the Subsidiaries (other than any Excluded Subsidiary) to issue any additional Equity Interest in such Subsidiary, except:

(a) sales, transfers and other dispositions of inventory, used or surplus equipment, other fixed assets, cash, Permitted Investments and other cash equivalents in the ordinary course of business;

(b) sales, transfers and other dispositions (i) to a Loan Party or (ii) among any Subsidiaries that are not Loan Parties;

(c) issuances of Equity Interests in a Subsidiary (i) as incentive compensation to officers, directors or employees of such Subsidiary, (ii) to the Company or to a Wholly Owned Subsidiary; provided that any such issuance that would result in any Loan Party directly owning a lesser percentage of the Equity Interests in such Subsidiary than such Loan Party owned immediately prior to giving effect thereto would only be permitted if such issuance, were it treated as a corresponding disposition of such Equity Interests by such Loan Party, would otherwise be permitted hereunder, or (iii) as a Restricted Payment made in reliance on Section 6.05(b);

(d) dispositions of assets to the extent that (i) such assets are exchanged for credit against the purchase price of similar replacement assets or (ii) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement assets;

(e) licenses, sublicenses, leases and subleases that do not interfere in any material respect with the business of the Company or any Subsidiary;

(f) sales or discounts of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business;

(g) in connection with any Securitization Transaction permitted by Sections 6.01 and 6.02, the granting of Liens and/or any sale, transfer, lease or other disposition of Securitization Receivables subject thereto, Equity Interests in and assets of any Securitization Subsidiary and assets ancillary to any of the foregoing;

(h) any Sale/Leaseback Transaction permitted by Section 6.03;

(i) any Restricted Payment permitted under Section 6.05 (other than non-cash payments permitted solely under Section 6.05(h)) or any Investment permitted under Section 6.12 (other than Section 6.12(g) or 6.12(s));

(j) any disposition pursuant to the entry into, exercise and settlement or termination of any Permitted Call Spread Swap Agreement, the sale of Permitted Convertible Notes and any payments or deliveries made pursuant to the terms thereof;

(k) [reserved];

(l) any other sales, transfers, leases and other dispositions of assets owned by the Company and the Subsidiaries (other than accounts receivable as part of a Securitization Transaction or inventory as part of an inventory financing), in each case to the extent made to a Person other than the Company or any Subsidiary and to the extent not made in reliance on any other clause of this Section 6.08; provided that (i) no Default shall have occurred and be continuing at the time of entry into the agreement governing such transaction or would result therefrom, (ii) all sales, transfers, leases and other dispositions permitted pursuant to this clause (l) shall be made for fair value and 75% cash consideration in respect thereof (for purposes of this clause (ii), each of the following shall be deemed to be cash: (A) the amount of any liabilities (as shown on the Company’s or the applicable Subsidiary’s most recent balance sheet or in the notes thereto and excluding any liabilities that are contractually subordinated in right of payment to the Secured Obligations) that are assumed by the transferee of any such assets pursuant to a customary novation agreement or are otherwise cancelled in connection with such transaction and (B) any notes or similar obligations or other securities received by the Company or the applicable Subsidiary from the transferee that are converted by the Company or such Subsidiary into cash within 180 days after receipt thereof (to the extent of the cash received)), (iii) the aggregate fair value (as reasonably determined by the Company, as to any assets, as of the time of such sale, transfer, lease or other disposition thereof) of all assets (including Equity Interests in Subsidiaries) sold, transferred, leased or otherwise disposed of in reliance on this clause (l) since the Restatement Effective Date shall not exceed US$1,000,000,000, (iv) the Company shall permanently reduce the Tranche 1 Commitments pursuant to Section 2.09(b) and, if no Tranche 1 Commitments shall remain in effect, shall prepay Tranche 1 Revolving Loans pursuant to Section 2.11(a) by an aggregate amount equal to (A) 50% of the aggregate Net Proceeds of all sales, transfers, leases or other dispositions made in reliance on this clause (l) to the extent exceeding US$100,000,000 but less than or equal to US$500,000,000 and (B) 100% of the aggregate Net Proceeds of all sales, transfers, leases or other dispositions made in reliance on this clause (l) to the extent exceeding US$500,000,000, each such reduction and/or prepayment to be made promptly (and in any event within five Business Days) following the consummation of any such sale, transfer, lease or other disposition; provided that in the event that, on or prior to the date of any such reduction and/or prepayment, the Company or any Subsidiary is required, in accordance with the definitive documentation for any Foreign Facility then in effect, to apply any Net Proceeds received by the Company or any Subsidiary from such sale, transfer, lease or other disposition to repay, prepay, redeem or otherwise discharge any Indebtedness outstanding under such Foreign Facility, then the amount of the required reduction and/or prepayment under this clause (iv) shall be reduced by the amount of the Net Proceeds so required to be applied by the Company or such Subsidiary to prepay or repurchase Indebtedness outstanding under such Foreign Facility, and (v) with respect to each sale, transfer, lease or other disposition made in reliance on this clause (l) for consideration with a fair value in excess of US$25,000,000 or that requires a reduction and/or prepayment under clause (iv) above, the Company shall have delivered to the Administrative Agent a certificate of a Financial Officer, certifying that all the requirements set forth in this clause (l) have been satisfied with respect thereto, together with reasonably detailed calculations demonstrating satisfaction of the requirements set forth in clause (ii) above and, if applicable, a reasonably detailed calculation of the amount of the reduction and/or prepayment required under clause (iv) above;

(m) dispositions or transfers of assets by the Loan Parties to Subsidiaries that are not Loan Parties; provided that (i) the aggregate fair market value (as reasonably determined by the Company, with respect to any assets, as of the time of the applicable disposition or transfer) of the assets so disposed or transferred since the Restatement Effective Date shall not exceed the sum of (A) US$175,000,000, net, with respect to any disposition, of the fair market value (as reasonably determined by the Company, with respect to any assets, at the time of the applicable disposition or transfer) of any assets received by the Loan Parties since the Restatement Effective Date as consideration for such disposition or transfer (it being understood that any consideration in the form of Equity Interests in the transferee Subsidiary or any Indebtedness of a Subsidiary shall not constitute consideration for this purpose); and (B) with respect to any such disposition or transfer in the form of a capital contribution, the aggregate fair market value (as reasonably determined by the Company, with respect to any assets, as of the time of the receipt thereof) of assets (other than Equity Interests in the transferee Subsidiary or any Indebtedness of a Subsidiary) received by the Loan Parties as a dividend, distribution or return of or on the capital contributed (it being understood that the amount added back pursuant to this clause (B) may not exceed the original amount of such capital contribution made in reliance on this clause (m)); (ii) in addition to the limitations in clause (i), the aggregate fair value of Intellectual Property so disposed or transferred since the Restatement Effective Date shall not exceed US$200,000,000 (it being agreed that (A) the value of Intellectual Property shall be reasonably determined by the Company as of the time of the applicable disposition or transfer, (B) Intellectual Property that has de minimis fair value as reasonably determined by the Company may be treated as having zero fair value, (C) for the avoidance of doubt, disclosure of Intellectual Property shall not be deemed a transfer or disposition subject to this Section 6.08, (D) non-exclusive licenses of Intellectual Property shall not count against the cap set forth in this clause (ii), (E) the transfer of the legal ownership or an exclusive license of registered or issued Intellectual Property, any application for registration and issuance thereof, source code or databases shall count against the cap set forth in this clause (ii) and (F) dispositions or transfers of know-how, show-how and, subject to clause (E) above, data in electronic form and other technical or business information, in each case, in the ordinary course of business of the Company and its Subsidiaries shall not otherwise count against the cap in this clause (ii)) and (iii) no disposition or transfer of Equity Interests in any Domestic Subsidiary (other than a CFC Holdco, the New Headquarters SPV or the New Headquarters Parent SPV) shall be permitted by this clause (m);

(n) dispositions or transfers by any Loan Party in the form of (i) the contribution or other disposition to a Subsidiary that is not a Loan Party of Equity Interests in, or Indebtedness of, any CFC Holdco, Foreign Subsidiary or Specified Foreign Subsidiary owned directly by such Loan Party in exchange for Equity Interests in (or additional share premium or paid in capital in respect of Equity Interests in), or Indebtedness of, such Subsidiary that is not a Loan Party, or a combination of any of the foregoing, and (ii) an exchange of Equity Interests in any CFC Holdco, Foreign Subsidiary or Specified Foreign Subsidiary for Indebtedness of, or of Indebtedness of such CFC Holdco, Foreign Subsidiary or Specified Foreign Subsidiary for Equity Interests in, such CFC Holdco, Foreign Subsidiary or Specified Foreign Subsidiary;

(o) Permitted Charitable Contributions;

(p) dispositions or transfers of any New Headquarters Assets to the New Headquarters SPV;

(q) any transactions involving consideration or value of less than US$2,000,000 individually;

(r) [reserved];

(s) dispositions or transfers by any Loan Party in the form of (i) the contribution or other disposition to a Domestic Subsidiary (other than any Domestic Subsidiary that is expressly excluded from being a Designated Subsidiary pursuant to clauses (i) through (vi) of the definition of such term) of Equity Interests in, or Indebtedness of, any other Subsidiary owned directly by such Loan Party in exchange for Equity Interests in (or additional share premium or paid in capital in respect of Equity Interests in), or Indebtedness of, such Domestic Subsidiary, or a combination of any of the foregoing, and (ii) an exchange of Equity Interests in any Domestic Subsidiary for Indebtedness of, or of Indebtedness of such Domestic Subsidiary for Equity Interests in, such Domestic Subsidiary; and

(t) sales, transfers and other distributions of any Equity Interest in the Company (it being understood that if such sale, transfer or other disposition constitutes a Restricted Payment, it shall be subject to Section 6.05).

Notwithstanding anything to the contrary in this Section or any other provision of this Agreement, the Company will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any Equity Interests or other assets if such Equity Interests or other assets represent all or substantially all of the assets of the Company and the Subsidiaries, on a consolidated basis.

For the avoidance of doubt, no loan by the Company or any of its Subsidiaries to the Company or any of its Subsidiaries shall constitute a sale, transfer, lease or other disposition subject to the restrictions set forth in this Section 6.08.

SECTION 6.09. Use of Proceeds and Letters of Credit; Margin Regulations. (a) The Company will not, and will not permit any Subsidiary to, use the proceeds of the Loans for any purpose other than for the general corporate purposes of the Company and the Subsidiaries, including working capital, capital expenditures and acquisitions. The Letters of Credit will be used only to support obligations of the Company and the Subsidiaries. The Company will not, and will not permit any Subsidiary to, use any part of the proceeds of any Loan, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors, including Regulations T, U and X.

(b) No Borrower shall request any Borrowing or Letter of Credit, and the Company and each other Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or any Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country except (A) as otherwise permitted pursuant to a license granted by the Office of Foreign Assets Control of the U.S. Department of the Treasury or (B) otherwise to the extent permissible for a Person required to comply with Sanctions or (iii) in any manner that would result in the violation of any Sanctions by any party hereto.

SECTION 6.10. Leverage Ratio. Commencing on December 31, 2021, the Company will not permit the Leverage Ratio at any time (a) on and after December 31, 2021 and prior to March 31, 2023, to exceed 5.00:1.00, and (b) on and after March 31, 2023, to exceed 4.00:1.00.

SECTION 6.11. Minimum Liquidity. From and after the Restatement Effective Date and prior to December 31, 2021, the Company will not permit Liquidity at any time to be less than US$300,000,000.

SECTION 6.12. Investments and Acquisitions. The Company will not, and will not permit any Subsidiary (other than any Excluded Subsidiary) to purchase or acquire (including pursuant to any merger or consolidation with any Person that was not a Wholly Owned Subsidiary prior to such merger or consolidation), hold, make or otherwise permit to exist any Investment in any other Person, or make any Acquisition, except:

(a) Investments in Permitted Investments and Investments that were Investments in Permitted Investments when made;

(b) Investments existing on the Restatement Effective Date in Subsidiaries and other Investments existing on the Restatement Effective Date (but, in each case, not any additions thereto (including any capital contributions) made after the Restatement Effective Date);

(c) investments by the Company and the Subsidiaries in Equity Interests in their Subsidiaries; provided that (i) such investees are Subsidiaries prior to such investments and (ii) the aggregate amount of such investments by the Loan Parties in, and Guarantees under clause (e)(ii) below by the Loan Parties of Indebtedness and other obligations of, Subsidiaries that are not Loan Parties (excluding all such investments, loans, advances and Guarantees (A) existing on the Restatement Effective Date and permitted by clause (b) above or (B) consisting of investments made using cash, Permitted Investments or other cash equivalents) shall not exceed US$100,000,000 at any time outstanding;

(d) loans or advances made by the Company or any Subsidiary to the Company or any Subsidiary; provided that the Indebtedness resulting therefrom is permitted by Section 6.01(c);

(e) (i) Guarantees by the Company or any Subsidiary of Indebtedness or other obligations of the Company or any Subsidiary under the Foreign Facility or (ii) Guarantees by the Company or any Subsidiary of Indebtedness or other obligations of the Company or any Subsidiary (including any such Guarantees arising as a result of any such Person being a joint and several co-applicant with respect to any letter of credit or letter of guaranty); provided that, in the case of this clause (ii), the aggregate amount of Indebtedness and other obligations of Subsidiaries that are not Subsidiary Guarantors that is Guaranteed by the Company or any Subsidiary Guarantor shall be subject to the limitation set forth in clause (c) above;

(f) (i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, (ii) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of account debtors or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and (iii) deposits, prepayments and other credits to suppliers, licensors or other counterparties made in the ordinary course of business;

(g) Investments made as a result of the receipt of noncash consideration from any sale, transfer or other disposition of any asset in compliance with Section 6.08;

(h) Investments by the Company or any Subsidiary that result solely from the receipt by the Company or any Subsidiary from any of its Subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or other securities (but not any additions thereto made after the date of the receipt thereof);

(i) Investments in the form of Swap Agreements that are entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual or anticipated exposure (other than in respect of Equity Interests or Indebtedness of the Company or any Subsidiary) or to cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) or exchange rates with respect to any interest bearing or non-US Dollar denominated liability or investment of the Company or any Subsidiary;

(j) payroll, travel and similar advances to directors, officers, employees and consultants of the Company or any Subsidiary to cover matters that are expected at the time of such advances to be treated as expenses of the Company or such Subsidiary for accounting purposes and that are made in the ordinary course of business;

(k) loans or advances to directors, officers, employees and consultants (or their respective estates, heirs, family members, spouses and former spouses, domestic partners and former domestic partners or beneficiaries under their respective estates) of the Company or any Subsidiary (i) in connection with such Person’s purchase of Equity Interests in the Company, provided that no cash or Permitted Investments is actually advanced pursuant to this clause (i) other than to pay Taxes due in connection with such purchase, and (ii) for other purposes, provided that the aggregate amount of Investments permitted by this clause (ii) shall not exceed US$10,000,000 at any time outstanding;

(l) Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit and (ii) customary trade arrangements with customers;

(m) Guarantees of obligations of any Subsidiary in respect of leases (other than Capital Lease Obligations) and Guarantees of other obligations of any Subsidiary or the Company that do not constitute Indebtedness;

(n) Investments held by a Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into the Company or a Subsidiary in a transaction permitted hereunder) after the Restatement Effective Date; provided that such Investments exist at the time such Person becomes a Subsidiary (or is so merged or consolidated) and are not made in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation);

(o) any Acquisition or other Investment to the extent consideration therefor is paid solely with shares of common stock in the Company;

(p) any other Acquisition or other Investment; provided that, immediately prior to the consummation thereof, and immediately after giving pro forma effect thereto, including to any related incurrence of Indebtedness, (i) no Event of Default shall have occurred and be continuing and (ii) the Company shall be in pro forma compliance with the covenant set forth in Section 6.10 (whether or not then in effect and, prior to December 31, 2021, using the covenant level specified for December 31, 2021);

(q) any Investment made in connection with any Securitization Transaction permitted by Sections 6.01 and 6.02;

(r) Investments by the Company or any other Loan Party in any Subsidiary that is not a Loan Party to the extent made with cash, Permitted Investments or cash equivalents necessary to fund an Acquisition or Investment permitted by clause (p) above or clause (v) below;

(s) to the extent constituting Investments, sales, transfers and other dispositions permitted by Sections 6.08(m), 6.08(n), 6.08(p) and 6.08(s);

(t) advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Company and its Subsidiaries;

(u) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(v) any other Acquisition or other Investment; provided that (i) the aggregate amount of Acquisitions and other Investments permitted by this clause (v) shall not exceed US$500,000,000 at any time outstanding and (ii) in addition to the limitation set forth in clause (i), the aggregate amount of Investments permitted by this clause (v) that do not constitute Acquisitions shall not exceed US$150,000,000 at any time outstanding; and

(w) Investments in the form of Permitted Call Spread Swap Agreements.

Notwithstanding anything to the contrary contained in the foregoing, no Investment in the form of a transfer of (i) Equity Interests in any Subsidiary held by the Company or any other Loan Party to any Subsidiary that is not a Loan Party shall be permitted by this Section 6.12 unless such transfer is also permitted by and made in reliance on Section 6.08(m), 6.08(n), 6.08(q) or 6.08(s) or (ii) Intellectual Property by the Company or any other Loan Party to any Subsidiary that is not a Loan Party shall be permitted by this Section 6.12 unless such transfer is also permitted by and made in reliance on Section 6.08(e), 6.08(m) or 6.08(q).

SECTION 6.13. Maintenance of Borrowing Subsidiaries as Wholly Owned Subsidiaries. Notwithstanding anything to the contrary herein, the Company will not permit any Borrowing Subsidiary to cease to be a Wholly Owned Subsidiary; provided that this Section shall not prohibit any merger or consolidation of a Borrowing Subsidiary consummated in accordance with Section 6.04 or 6.08 so long as the surviving or continuing Person shall be a Wholly Owned Subsidiary that is a Domestic Subsidiary and a Loan Party.

ARTICLE VII

Events of Default

SECTION 7.01. Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan or any fee ~~or~~payable hereunder or any Loan Party shall fail to pay any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c) any representation, warranty or statement made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Company or any Borrowing Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a) or 5.03 (with respect to the Company’s or a Borrowing Subsidiary’s existence) or in Article VI;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

(f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any grace period applicable thereto);

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, but after giving effect to any grace period applicable thereto) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf or, in the case of any Swap Agreement (other than Permitted Call Spread Swap Agreements), the applicable counterparty, or, in the case of a Securitization Transaction the purchasers or lenders thereunder, to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or, in the case of any Swap Agreement (other than Permitted Call Spread Swap Agreements) or Securitization Transaction, to cause the termination thereof; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due (or which the applicable counterparties may cause to become due or require the prepayment, repurchase, redemption or defeasance thereof) as a result of the voluntary sale or transfer of the assets securing such Indebtedness, (ii) any Indebtedness that becomes due (or which the applicable counterparties may cause to become due or require the prepayment, repurchase, redemption or defeasance thereof) as a result of a voluntary prepayment, repurchase, redemption or defeasance thereof, or any refinancing thereof, permitted under this Agreement or (iii) any conversion of Permitted Convertible Notes or the occurrence of any event or satisfaction of any condition that permits such conversion;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization (including by way of scheme of arrangement), judicial management or other relief in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, judicial manager or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Company or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation ~~(other than any liquidation or similar transaction of a Material Subsidiary permitted under Section 6.04(a)(ii))~~, reorganization (including by way of voluntary arrangement or scheme of arrangement) or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership, judicial management or similar law now or hereafter in effect (other than any liquidation or dissolution of a Material Subsidiary permitted under Section 6.04(a)(ii)), (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, judicial manager or similar official for the Company or any Material Subsidiary or for a substantial part of its assets (other than in connection with any liquidation or ~~similar transaction~~dissolution of a Material Subsidiary permitted under Section 6.04(a)(ii)), (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action for the purpose of effecting any of the foregoing;

(j) the Company or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of US$30,000,000 (to the extent not covered by insurance) shall be rendered against the Company, any Material Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days from the date on which payment of such judgment is due during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Material Subsidiary to enforce any such judgment;

(l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m) any Guarantee purported to be created under any Loan Document shall cease to be, or shall be asserted by any Loan Party not to be, in full force and effect, except as expressly provided in Section 9.14;

(n) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material Collateral, with the priority required by the applicable Security Document, except as a result of (i) a sale, transfer or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) the release thereof as expressly provided in the applicable Security Document or this Agreement or (iii) as a result of the Administrative Agent’s failure (A) to maintain possession of any stock certificate, promissory note or other instrument delivered to it under any Security Document or (B) to file Uniform Commercial Code (or equivalent) continuation statements; or

(o) a Change in Control shall occur;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may with the consent of, and shall at the request of, the Required Lenders, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.06(j), in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Section, the Commitments shall immediately and automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of any Borrower accrued hereunder, shall immediately and automatically become due and payable, and the deposit of cash collateral in respect of LC Exposure as provided in Section 2.06(j) shall immediately and automatically be required, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

ARTICLE VIII

The Agents

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the entities named as the Administrative Agent and the London Agent in the heading of this Agreement, and their successors in such capacities, to serve as the Administrative Agent and the London Agent, respectively, under the Loan Documents and authorizes the Agents to take such actions and to exercise such powers as are delegated to the Agents by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the foregoing, each of the Lenders and the Issuing Banks hereby authorizes each Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which such Agent is a party, and to exercise all rights, powers and remedies that such Agent may have under such Loan Documents.

Any Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not an Agent, and such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial adviser or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Banks.

The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents, and ~~their~~in performing its function and duties hereunder and under the other Loan Documents ~~shall be~~, each Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its function and duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing, (a) the Agents do not assume, and shall not be ~~subject~~deemed to have assumed, any obligation or duty or any other relationship as the agent, fiduciary or ~~other implied duties~~trustee of or for any Lender, any Issuing Bank or other Person, other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” ~~herein or in any other Loan Documents~~ (or any ~~other~~ similar term) herein or in any other Loan Document with reference to the Agents is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), and each Lender and Issuing Bank agrees that it will not assert any claim against any Agent based on an alleged breach of fiduciary duty by such Agent in connection with this Agreement, any other Loan Document and/or the transactions contemplated hereby or thereby, (b) the Agents shall not have any duty to take any discretionary action or to exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agents are required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the applicable Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 9.02 or 9.02A); provided that no Agent shall be required to take any action that, in its opinion, could expose such Agent to liability or be contrary to any Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any Subsidiary or other Affiliate thereof that is communicated to or obtained by them or any of their Affiliates in any capacity. ~~The Agents~~Neither any Agent nor any of its Related Parties shall ~~not~~ be liable for any action taken or not taken by them with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the applicable Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 9.02 or 9.02A) or in the absence of their own gross negligence or wilful misconduct (such absence to be presumed for purposes of this Article VIII unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment). Each Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to such Agent by the Company, a Lender or an Issuing Bank, and the Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered ~~thereunder~~under any Loan Document or in connection therewith, including with respect to the existence and aggregate amount of Designated Cash Management Obligations or Designated Swap Obligations at any time, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, value, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to such Agent, or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to such Agent. Notwithstanding anything herein to the contrary, the Agents shall not have any liability arising from, or be responsible for any loss, cost or expense suffered by any Lender as a result of, (A) any determination of any Revolving Credit Exposure or the component amounts thereof, (B) any determination of the Exchange Rate, the LC Exchange Rate or the US Dollar Equivalent, (C) any determination of ~~any rate that reflects the costs to any Lenders of making or maintaining any Loans as contemplated by Section 2.14 (including, for the avoidance of doubt, any determination of an alternate rate of interest pursuant to Section 2.14(a))~~the Average COF Rate, (D) any determination that any Lender is a Defaulting Lender, or the effective date of such status, it being further understood and agreed that no Agent shall have any obligation to determine whether any Lender is a Defaulting Lender, and (E) any determination it makes as contemplated by the definition of the term “Guarantee and Collateral Requirement” or by Section 5.05 or 5.08.

Each Lender and Issuing Bank agrees that nothing in this Agreement shall require any Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its functions or duties under the Loan Documents or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Each Agent shall be entitled to rely upon, and shall not incur any liability for ~~relying,~~acting or not acting upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (including, if applicable, a Financial Officer). Each Agent also may rely upon, and shall not incur any liability for ~~relying,~~acting or not acting upon, any statement made to it orally or by telephone and believed by it to be made by the proper Person (including, if applicable, a Financial Officer), and may act upon any such statement prior to receipt of written confirmation thereof. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, amendment, or extension of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, each Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless such Agent shall have received notice to the contrary from such Lender or such Issuing Bank sufficiently in advance to the making of such Loan or the issuance, amendment or extension of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Agents may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04 and may rely on the Register to the extent set forth in Section 9.04(c).

Each Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any of and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as the Administrative Agent or the London Agent, as applicable. No Agent shall be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

Subject to the terms of this paragraph, each Agent may resign at any time from its capacity as such. In connection with such resignation, the retiring Agent shall give notice of its intent to resign to the Lenders, the Issuing Banks and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its intent to resign, then the retiring Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. Notwithstanding the foregoing, in the event no successor Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its intent to resign, the retiring Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Company, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as administrative agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of such Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the retiring Agent for the account of any Person other than such Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the retiring Agent shall also directly be given or made to each Lender and each Issuing Bank. After an Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent and in respect of the matters referred to in the proviso under clause (a) above.

Each Lender and Issuing Bank irrevocably authorizes the Administrative Agent (a) to determine (it being understood that such determination will be made jointly with the Company), in connection with any Subsidiary that is a Foreign Subsidiary becoming a Subsidiary Guarantor pursuant to the Guarantee Agreement, the terms and conditions of any limitations to be set forth in the Guarantee Agreement with respect to such Subsidiary as contemplated by the form of the supplement attached to the Guarantee Agreement and (b) to make any determination contemplated by the definition of the terms “Guarantee and Collateral Requirement” or by Section 5.05 or 5.08, it being understood and agreed that (~~a~~i) the Administrative Agent shall not have any liability arising from any such determination of such terms and such conditions and (~~b~~ii) in connection with any such determination, the Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties) selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel or in reliance upon such certification.

Except with respect to the exercise of setoff rights in accordance with Section 9.08 (or any similar provision in any other Loan Document) or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party (other than the Administrative Agent) shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In furtherance of the foregoing and not in limitation thereof, no agreement relating to Designated Swap Obligations or Designated Cash Management Obligations will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral and the Guarantees of the Secured Obligations, each Secured Party that is a party to any such arrangement in respect of Designated Swap Obligations or Designated Cash Management Obligations, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder. It is understood and agreed that the availability of benefits of the Collateral or of the Guarantee of the Secured Obligations to any Secured Party that is not a party hereto is made available on an express condition that, and is subject to, such Secured Party not asserting that it is not bound by the appointments and other agreements expressed in this Article to be made, or deemed herein to be made, by such Secured Party.

No Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall any Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding such Secured Party (and/or any designee of such Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid. The provisions of this paragraph shall be subject to Section 1.09.

In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, each Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether such Agent shall have made any demand on any Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other obligations under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and such Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.16, 2.17 and 9.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to such Agent and, in the event that such Agent shall consent to the making of such payments directly to the Lenders or the Issuing Banks, to pay to such Agent any amount due to it, in its capacity as Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the obligations or the rights of any Lender or Issuing Bank, or to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

Each Lender and Issuing Bank acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender and Issuing Bank further represents that it is engaged in making, acquiring or holding commercial loans and letters of credit in the ordinary course of its business and that it has, independently and without reliance upon either Agent, any Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon either Agent, any Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each Lender and Issuing Bank, by delivering its signature page to this Agreement or the Restatement Agreement, or delivering its signature page to an Assignment and Assumption or an Issuing Bank Agreement pursuant to which it shall become a Lender or an Issuing Bank, as the case may be, hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on or prior to the Restatement Effective Date.

Notwithstanding anything herein to the contrary, ~~the Arrangers~~no Arranger and no Person listed on the cover page of this Agreement as a “Co-Syndication Agent” or a “Co-Documentation Agent” shall ~~not~~ have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or an Issuing Bank), but all such ~~Person~~Persons shall have the benefit of the exculpatory provisions, expense reimbursement and indemnities to the extent provided for hereunder or in any other Loan Documents.

Each Lender (a) represents and warrants, as of the date such Person became a Lender party hereto, to, and (b) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent or the London Agent, in its sole discretion, and such Lender.

In addition, unless either (1) sub-clause (i) in the immediately preceding paragraph is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding paragraph, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that neither Agent is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent or the London Agent under this Agreement, any other Loan Document or any documents related hereto or thereto).

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone or electronic communication (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:

(i) if to the Company, to it at ~~333 108th Avenue NE, Bellevue~~1111 Expedia Group Way W, Seattle, WA ~~98004~~98119, Attention of Treasurer (Facsimile No. (425) 679-3163) and of General Counsel (Facsimile No. (425) 679-7251; email: bdzielak@expedia.com), and if to any Borrowing Subsidiary, to it in care of the Company as set forth above;

(ii) if to the Administrative Agent or the London Agent, to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road, Ops 2, 3rd Floor, Newark, Delaware 19713, Attention of Demetrius Dixon (Facsimile No. (302) 634-3301; email: Demetrius.Dixon@jpmorgan.com), with a copy to email: 12012443630@tls.ldsprod.com;

(iii) if to any Issuing Bank, to it at the address (or facsimile number or email) most recently specified by it in a notice delivered to the Administrative Agent and the Company; and

(iv) if to any other Lender, to it at its address (or facsimile number or email) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, and notices sent by facsimile shall be deemed to have been given when sent; provided that, if not given during normal business hours for the recipient, notices shall be deemed to have been given at the opening of business on the next Business Day for the recipient; and notices delivered through email or other electronic communications as provided in paragraph (b) of this Section shall be effective as provided in such paragraph.

(b) Notices and other communications to the Lenders and Issuing Banks hereunder may be delivered or furnished using any Approved Electronic ~~Systems~~Platform pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article using an Approved Electronic ~~Systems~~Platform. Any notices or other communications to any Agent, the Company or any Borrowing Subsidiary may, in addition to email, be delivered or furnished by other electronic communications pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other such Person. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement) and (ii) notices or communications posted to an Approved Electronic ~~System~~Platform shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Any party hereto may change its address, telephone number, email address or facsimile number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any change by a Lender or an Issuing Bank, by notice to the Company and the Administrative Agent).

(d) Each Borrower agrees that the Agents may, but shall not be obligated to, make any Communication by posting such Communication on an Approved Electronic ~~System~~Platform. Any Approved Electronic ~~System~~Platform used by the Agents is provided “as is” and “as available”. None of the Agents or any of their Related Parties warrants, or shall be deemed to warrant, the adequacy of any Approved Electronic ~~System~~Platform and the Agents expressly disclaim liability for errors or omissions in the Communications. None of the Agents or any of their Related Parties is responsible for approving or vetting the representatives or contacts of any Lender that are added to any Approved Electronic ~~System~~Platform. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by the Agents or any of their Related Parties in connection with the Communications or any Approved Electronic ~~System~~Platform. In no event shall any Agent or any of its Related Parties have any liability to any Loan Party, any Lender, any Issuing Bank or any other Person for damages of any kind, including direct or indirect, special, incidental, consequential or punitive damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or any Agent’s transmission of Communications through an Approved Electronic ~~System~~Platform, except to the extent that such direct (but not, for the avoidance of doubt, indirect, special, incidental, consequential or punitive) losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of any Agent or any of its Related Parties.

(e) Each Borrowing Subsidiary hereby irrevocably appoints the Company as its agent for the purpose of receiving or giving on its behalf any notice and taking any other action provided for in this Agreement and any other Loan Document and hereby agrees that it shall be bound by any such notice or action received, given or taken by the Company hereunder or thereunder irrespective of whether or not any such notice shall have in fact been authorized by such Borrowing Subsidiary and irrespective of whether or not the agency provided for herein or therein shall have theretofore been terminated.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by either Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether either Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Except as set forth in Sections 2.09(d), 2.14(b) and 9.02(c) and the definition of the term LC Commitment, neither any Loan Document nor any provision thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by each Borrower and the Required Lenders, or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are party thereto, in each case with the consent of the Required Lenders; provided that (i) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Company and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least 10 Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within 10 Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (ii) no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender, (B) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than as a result of any waiver of any increase in the interest rate applicable to any Loan or LC Disbursement pursuant to Section 2.13(c)), or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (C) postpone the scheduled maturity date of any Loan or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, or waive, amend or modify Section 7.01(a), without the written consent of each Lender affected thereby, (D) change Section 2.18(b) or 2.18(c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, (E) change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (F) release Guarantees representing all or substantially all the value of the Guarantees under the Guarantee Agreement, or limit the liability of the Company or any Subsidiary Loan Parties in respect of such Guarantees, without the written consent of each Lender or (G) change any provision of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently from those holding Loans of another Class, without the written consent of Lenders holding a majority in interest of the outstanding Revolving Credit Exposures and unused Commitments of the affected Class; provided further that (1) no such agreement shall amend, modify or otherwise affect the rights or obligations of either Agent or any Issuing Bank hereunder without the prior written consent of such Agent or such Issuing Bank, as the case may be, and (2) any amendment, modification or waiver of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders under one Tranche (but not the Lenders under the other Tranche or Tranches) may be effected by an agreement or agreements in writing entered into by the Company and the requisite percentage in interest of Lenders under the affected Tranche that would be required to consent thereto under this Section if such Tranche of Lenders were the only Tranche of Lenders hereunder at the time. Notwithstanding the foregoing, (i) no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (A), (B) or (C) of clause (ii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification, and (ii) any provision of this Agreement may be amended by an agreement in writing entered into by the Company, the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Banks) and the Lenders that will remain parties hereto after giving effect to such amendment if (x) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment, (y) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement and (z) after giving effect to such amendment and all contemporaneous repayments of Loans and reductions of Commitments, the sum of the total Revolving Credit Exposures under each Tranche shall not exceed the total Commitments under such Tranche. Any amendment or modification effected in accordance with this paragraph will be binding on each Borrowing Subsidiary whether or not such Borrowing Subsidiary shall have consented thereto.

(c) Notwithstanding anything in paragraph (b) of this Section to the contrary, this Agreement and the other Loan Documents may be amended at any time and from time to time to add a currency or pricing option under any Tranche or to establish one or more additional Classes of revolving credit commitments to be made available to one or more Borrowers by an agreement in writing entered into by the Company, such Borrower or Borrowers, the Administrative Agent and each Person (including any Lender) that shall agree to provide such currency, pricing option or commitment (but without the consent of any other Lender), and each such Person that shall not already be a Lender shall, at the time such agreement becomes effective, become a Lender with the same effect as if it had originally been a Lender under this Agreement with the commitment set forth in such agreement; provided that (i) the aggregate outstanding principal amount of the new commitments of all such Classes and Tranches established pursuant to this paragraph after the Fourth Amendment Effective Date shall, when taken together with the net amount (if positive) of Commitment Increases over Commitment Decreases effected pursuant to (and as defined in) Section 2.09(d) after the Fourth Amendment Effective Date, at no time, without the consent of the Required Lenders, exceed US$500,000,000 and (ii) the terms applicable to any additional revolving credit commitments of a Class or Tranche and the Loans and Letters of Credit thereunder shall be the same as those applicable to the existing Commitments of such Class or Tranche and the Loans and Letters of Credit thereunder (after giving effect to any amendment in connection with the establishment of such additional revolving credit commitments). Any such agreement establishing any such new commitments shall amend the provisions of this Agreement and the other Loan Documents to set forth the terms of each Class or Tranche established thereby (including the amount and final stated maturity thereof (which shall not be earlier than the Maturity Date), the interest to accrue and be payable thereon and any fees to be payable in respect thereof) and to effect such other changes (including changes to the provisions of this Section, Section 2.18 and the definition of “Required Lenders”) as the Company and the Administrative Agent shall deem necessary or advisable in connection with the establishment of any such Class or Tranche; provided that no such agreement shall: (A) effect any change described in any of clauses (A), (B), (C), (F) and (G) of clause (ii) of the first proviso of paragraph (b) of this Section without the consent of each Person required to consent to such change under such clause (it being agreed, however, that any establishment of any Class will not, of itself, be deemed to effect a change described in clause (G) of such clause (ii)); or (B) amend Article V, VI or VII to establish any affirmative or negative covenant, Event of Default or remedy that by its terms benefits one or more Classes or Tranches, but not all Classes or Tranches, of Loans or Borrowings, or provide for any guarantee or security that benefits one or more Classes or Tranches, but not all Classes or Tranches, of Loans or Borrowings, without the prior written consent of Lenders holding a majority in interest of the Revolving Credit Exposures and unused Commitments of each Class or Tranche not so benefited. The loans, commitments and borrowings under any Class or Tranche established pursuant to this paragraph shall constitute Loans, Commitments and Borrowings under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees created by the Guarantee Agreement. Each Borrower shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Guarantee Requirement continues to be satisfied after the establishment of any such Class or Tranche of new commitments.

(d) The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 9.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 9.02A. Certain Agreements. (a) The Lenders party to the Restatement Agreement and the other parties thereto hereby agree that:

(i) any provisions of this Agreement relating to any Collateral (including Section 9.14) and any provision of any Security Document may be waived, amended or modified, and any Collateral may be released from the Liens of the Security Documents, in each case, pursuant to an agreement or agreements in writing entered into by the Company and a Majority in Interest of Tranche 1 Lenders or, in the case of any Security Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are party thereto, in each case, with the consent of the Majority in Interest of Tranche 1 Lenders; provided that (A) this clause (i) shall be subject to clauses (ii) and (iii) below and (B) no such agreement shall, except as expressly provided in Section 9.14 or the applicable Security Document (including any such release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Documents), (1) release all or substantially all of the value of the Collateral from the Liens of the Security Documents without the written consent of each Tranche 1 Lender or (2) modify any express limit on the amount of the Secured Obligations secured thereby without the written consent of Tranche 1 Lenders having Tranche 1 Revolving Exposures and unused Tranche 1 Commitments representing more than 75% of the sum of the total Tranche 1 Revolving Exposures and unused Tranche 1 Commitments at such time; provided that this clause (B) shall not apply to any release or modification otherwise described in this clause (B) that is proposed to be effected in connection with (including immediately after) the effectiveness of the definitive documentation for a Qualifying Foreign Facility (and, for the avoidance of doubt, no consent of any other Lender shall be required with respect to any amendment, waiver, modification or release described in this clause (i));

(ii) the provisions of Section 4.02 of the Collateral Agreement (and any other equivalent provision in any other Security Document) may not be waived, amended or modified in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(iii) the Administrative Agent may, without the consent of any Secured Party, (A) consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement or any other Loan Document to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Guarantee and Collateral Requirement” or (B) amend, waive or otherwise modify any provision in any Security Document, or consent to a departure by any Loan Party therefrom, to the extent the Administrative Agent determines that such amendment, waiver, other modification or consent is necessary in order to eliminate any conflict between such provision and the terms of this Agreement;

(iv) (A) Sections 2.09(b), 2.09(f), 2.09(g) and 2.11(b), and the definitions of the terms “Tranche 1 Reduction/Prepayment Event”, “Tranche 1 Reduction/Prepayment Event Amount” or “Net Proceeds” and (B) Sections 1.08, 5.10 and 6.01(y) and any other provision of this Agreement relating to the Foreign Facility, in each case, may be waived, amended or modified, in each case, pursuant to an agreement or agreements in writing entered into by the Company and a Majority in Interest of Tranche 1 Lenders (and, for the avoidance of doubt, no consent of any other Lender shall be required with respect to any amendment, waiver, modification or release described in this clause (iv));

(v) the provisions of Section 9.02(c) shall be of no further force or effect; and

(vi) this Agreement may be amended in the manner provided in Section 2.06(i) and the definitions of the terms “Issuing Bank” and “LC Commitments” and in Sections 1.08, 2.09(f) and 2.09(g).

(b) The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, waivers or other modifications effected in accordance with this Section 9.02A on behalf of such Lender. The provisions of this Section 9.02A shall be binding on each successor of and any assign of any Lender that is a party to the Restatement Agreement. Any amendment, waiver or other modification effected in accordance with this Section 9.02A shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender. Any amendment, waiver or other modification effected in accordance with this Section 9.02A will be binding on each Borrowing Subsidiary whether or not such Borrowing Subsidiary shall have consented thereto.

SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Company shall pay, or cause the applicable Borrowing Subsidiary to pay, (i) all reasonable out-of-pocket expenses incurred by the Agents, the Arrangers and their Affiliates, including the reasonable fees, charges and disbursements of one firm of counsel for the Agents and, if deemed reasonably necessary by the Agents, one firm of local counsel in each appropriate jurisdiction, in connection with the arrangement and the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Agents, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Agents, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) The Company shall indemnify, or cause the applicable Borrowing Subsidiary to indemnify, the Agents (and any sub-agent thereof), the Arrangers, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the arrangement and the syndication of the credit facility provided for herein, the preparation, execution, delivery and administration of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Company or any of the Subsidiaries, or any Environmental Liability related in any way to the Company or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by the Company or any Affiliate thereof; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

(c) To the extent that any Borrower fails to pay any amount required to be paid by it to either Agent (or any sub-agent thereof) or any Issuing Bank, or any Related Party of any of the foregoing, under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent (or any such sub-agent), such Issuing Bank or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or such sub-agent) or such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for either Agent (or any such sub-agent) or any Issuing Bank in connection with such capacity. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Credit Exposures and unused Commitments at the time (or most recently outstanding and in effect).

(d) To the extent permitted by applicable law, the Borrowers shall not assert, or permit any of their Affiliates or Related Parties to assert, and each hereby waives, any claim against any ~~Indemnitee~~Agent (and any sub-agent thereof), any Arranger, any Lender or any Related Party of any of the foregoing Persons, (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet and any Approved Electronic ~~Systems~~Platform) or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than 10 days after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) except in accordance with Section 6.04(a), neither the Company nor any Borrowing Subsidiary may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any of them without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and the Arrangers and, to the extent expressly contemplated hereby, the sub-agents of the Agents and the Related Parties of any of the Agents, the Arrangers, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and Loans of any Class at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of:

(A) the Company; provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; provided further that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received written notice thereof;

(B) the Administrative Agent; and

(C) each Issuing Bank.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$10,000,000 unless each of the Company and the Administrative Agent otherwise consents; provided that (x) no such consent of the Company shall be required if an Event of Default has occurred and is continuing and (y) the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received written notice thereof;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on ~~the~~an Approved Electronic ~~System~~Platform), together with a processing and recordation fee of US$3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including United States (Federal or State) and foreign securities laws~~; and~~

~~(E) prior to the date of effectiveness of the definitive documentation for any Qualifying Foreign Facility, if such assignment is of any Tranche 1 Commitment or Tranche 1 Revolving Loan, the assignee shall deliver to the Company and the Administrative Agent a Foreign Facility Deemed Agreement (it being agreed that for such purpose the “Ratable Share” of the assignee shall be determined as the percentage of US$855,000,000 equal to the percentage that such assigned Tranche 1 Commitment or, without duplication, Tranche 1 Revolving Loan represents of the total European Tranche Commitments under, and as defined in, the Existing Credit Agreement as in effect immediately prior to the Restatement Signing Date and that, upon delivery of such Foreign Facility Deemed Agreement by the assignee, the “Ratable Share” under, and as defined in, the Foreign Facility Deemed Agreement of the assignor Lender shall be automatically reduced by the amount of the “Ratable Share” of the assignee); provided that the requirements of this clause (E) shall cease to apply from and after the date on which each of the Company and the Administrative Agent consent that such requirements shall cease to apply (with each of the Company and the Administrative Agent agreeing not to withhold such consent if the Company and the Administrative Agent shall have mutually determined, acting reasonably, that definitive documentation for a Qualifying Foreign Facility is not likely to become effective)~~.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Issuing Bank and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on ~~the~~an Approved Electronic ~~System~~Platform) executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this Section and any written consent to such assignment required by this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrowers, the Administrative Agent or the Issuing Banks, sell participations to one or more Eligible Assignees (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Agents, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (A) through (F) of clause (ii) of the first proviso to Section 9.02(b) that directly affects such Participant and requires the approval of all the Lenders or all the affected Lenders (or all the Lenders or all the affected Lenders of a Class). Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the applicable Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, each Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that either Agent, any Arranger, any Issuing Bank or any Lender or any Affiliate or Related Party of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended thereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan, any fee, any LC Disbursement or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facility provided for herein, (a) any Letter of Credit issued by an Issuing Bank shall have been (i) cash collateralized in an amount equal to at least 102% of the LC Exposure attributable to such Letter of Credit pursuant to procedures and documentation reasonably acceptable to such Issuing Bank (it being understood and agreed that the procedures set forth in Section 2.06(j) (but with the cash collateral being deposited with the applicable Issuing Bank) are acceptable to each Issuing Bank) or (ii) backstopped by a letter of credit issued for the benefit of such Issuing Bank (in form reasonably acceptable to such Issuing Bank and issued by an issuing bank reasonably acceptable to such Issuing Bank) with a face amount equal to at least 102% of the LC Exposure attributable to such Letter of Credit or (b) an Issuing Bank shall have otherwise provided to the Administrative Agent a written consent to the release of the Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank, then, in each case, from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents (including for purposes of determining whether the Borrowers are required to comply with Articles V and VI hereof, but excluding Sections 2.15, 2.16, 2.17 and 9.03 and any expense reimbursement or indemnity provisions set forth in any other Loan Document that expressly survive the termination of this Agreement and the other Loan Documents), and the Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.06(d) or 2.06(e). The provisions of Sections 2.15, 2.16, 2.17, 2.18(b), 2.18(c), 9.03, 9.08, 9.09, 9.10, 9.17 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness; Issuing Banks. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates under any commitment letter entered into in connection with the credit facility established herein and any commitment advices submitted by them (but do not supersede any other provisions of any such commitment letter or any fee letter referred to therein (or any separate letter agreements with respect to fees payable to the Administrative Agent or any Issuing Bank) that do not by the terms of such documents terminate upon the effectiveness of this Agreement). Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. ~~Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.~~ Each financial institution that shall be party to an Issuing Bank Agreement executed by the Company and the Administrative Agent shall be a party to and an Issuing Bank under this Agreement, and shall have all the rights and duties of an Issuing Bank hereunder and under its Issuing Bank Agreement. Each Lender hereby authorizes the Administrative Agent to enter into Issuing Bank Agreements.

(b) ~~(b)~~Delivery of an executed counterpart of a signature page (including any Electronic Signature) of this Agreement, any other Loan Document or any document, amendment, approval, consent, information, notice (including any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) by fax, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof or thereof. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to ~~any document to be signed in connection with~~ this Agreement ~~or~~, any other Loan Document and ~~the transactions contemplated hereby~~/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by fax, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be~~, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act~~; provided that nothing herein shall require any Agent to accept ~~electronic signatures~~Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided further, without limiting the foregoing, (i) to the extent any Agent has agreed to accept any Electronic Signature, the Agents and the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of any Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each of the parties hereto hereby (~~i~~A) ~~agree~~agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Agents, the Lenders and the Loan Parties, Electronic Signatures transmitted by fax, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement ~~or~~, any other Loan Document ~~(in each case, including with respect to any signature pages thereto)~~and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, ~~and~~ (~~ii~~B) ~~waive~~each other party hereto may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of ~~the~~this Agreement, any other Loan ~~Documents~~Document and/or any Ancillary Document based solely on the lack of paper original copies of ~~any~~this Agreement, such other Loan ~~Documents~~Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto, and (D) waives any claim against any other party hereto or any Related Party of any such Person for any losses, claims, demands, damages, penalties, liabilities and expenses of any kind, on any theory of liability, arising solely from reliance by any party hereto on or use of Electronic Signatures and/or transmissions by fax, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page, including any losses, claims, demands, damages, penalties, liabilities and expenses of any kind, on any theory of liability, arising as a result of the failure of any such Person to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provision with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or Issuing Bank, or by such an Affiliate, to or for the credit or the account of any Borrower against any of and all the obligations then due of any Borrower now or hereafter existing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement. The rights of each Lender and Issuing Bank, and each Affiliate of any of the foregoing, under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each Borrower hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement or any other Loan Document brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such United States District Court or, if that court does not have subject matter jurisdiction, such Supreme Court. Each of the parties hereto agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any other party hereto or its property in the courts of any jurisdiction.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e) Each Borrowing Subsidiary hereby irrevocably designates, appoints and empowers the Company, and the Company hereby accepts such appointment, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding arising out of or relating to this Agreement and any other Loan Document. Such service may be made by mailing or delivering a copy of such process to any Borrowing Subsidiary in care of the Company at the Company’s address used for purposes of giving notice under Section 9.01, and each Borrowing Subsidiary hereby irrevocably authorizes and directs the Company to accept such service on its behalf.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality.

(a) Each of the Agents, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (~~a~~i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (~~b~~ii) to the extent requested by any regulatory authority, (~~c~~iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (~~d~~iv) to any other party to this Agreement, (~~e~~v) in connection with the exercise of any remedies hereunder or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (~~f~~vi) subject to an agreement containing provisions substantially the same as those of this Section, to (~~i~~A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, other than, in the case of any such disclosure to a Participant or a prospective Participant, any such Participant or prospective Participant that shall have been identified, or is actually known to the disclosing Person to be an Affiliate of any Person identified, on Schedule 9.12, as such Schedule may be supplemented by the Company from time to time by a writing delivered to the Administrative Agent (it being understood and agreed that no Lender shall have any obligation to determine whether any Participant, or any prospective Participant, that is not identified on Schedule 9.12 is an Affiliate of any Person identified on such Schedule) or (~~ii~~B) any actual or prospective counterparty to any swap or derivative transaction relating to the Company, any Subsidiary or any of their respective obligations, (~~g~~vii) with the consent of the Company, (~~h~~viii) to the extent such Information (~~i~~A) is or becomes publicly available other than as a result of a breach of this Section or (~~ii~~B) is or becomes available to either Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than any Borrower, (~~i~~ix) to any credit insurance providers, (~~j~~x) subject to an agreement containing provisions at least as restrictive as those of this Section, to (~~i~~A) any rating agency in connection with rating the Company or the Subsidiaries or the credit facilities provided for herein or (~~ii~~B) the CUSIP Service Bureau in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein or (~~k~~xi) to market data collectors, including league table providers, and other services providers to the lending industry, in each case, information of the type routinely provided to such service providers. For the purposes of this Section, “Information” means all information received from the Loan Parties relating to the Company, its Subsidiaries or their business, other than any such information that is available to either Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by a Loan Party; provided that, in the case of information received from a Loan Party after the Restatement Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.(b) Each of the Agents and the Borrowers agrees to keep each COF Rate (but not the Average COF Rate) confidential and not to disclose it to any other Person, and the Company further agrees to cause its Subsidiaries not to disclose any COF Rate to any other Person, except that (i) in the event a Eurocurrency Borrowing is to bear interest by reference to the Average COF Rate as provided in Section 2.14, the Administrative Agent shall promptly disclose the COF Rate of each Lender, as communicated by such Lender to the Administrative Agent, to the Company, and (ii) each of the Agents and the Borrowers may disclose any COF Rate (i) to any of its Affiliates and any of its or their respective Related Parties or auditors; provided that any such Person to whom such COF Rate is to be disclosed is informed in writing of its confidential nature and that it may be price-sensitive information; provided further that there shall be no requirement to so inform such Person if, in the opinion of the disclosing party, it is not practicable to do so under the circumstances, (ii) to any Person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the Person to whom such COF Rate is to be disclosed is informed in writing of its confidential nature and that it may be price-sensitive information; provided that there shall be no requirement to so inform such Person if, in the opinion of the disclosing party, it is not practicable to do so under the circumstances, (iii) to the extent required by applicable law or by any subpoena or similar legal process, and (iv) the Agents, the Company or any of its Subsidiaries may disclose any COF Rate to any Person (x) with the consent of the relevant Lender, (y) pursuant to applicable law or compulsory legal process and (z) to the extent customary or required in any public or regulatory filing. The Agents and the Borrowers agree to, and the Company shall cause its Subsidiaries to, to the extent permitted by applicable law, (x) inform each relevant Lender of the circumstances of any disclosure made pursuant to this paragraph and (y) notify each relevant Lender upon becoming aware that any information has been disclosed in breach of this paragraph. No Default or Event of Default shall arise under Section 7.01(e) solely by reason of the failure of the Borrowers to comply with this paragraph.

SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB to the date of repayment, shall have been received by such Lender.

SECTION 9.14. Release of Guarantees and Collateral. (a) If the Company shall request the release of any Subsidiary Guarantor (other than a Borrowing Subsidiary) from its obligations under the Loan Documents (i) upon the consummation of any transaction permitted by this Agreement (for the avoidance of doubt, as in effect from time to time) as a result of which such Subsidiary Guarantor ceases to be a Subsidiary or (ii) at such time as such Subsidiary Guarantor immediately prior to giving effect to such release (but giving effect to any substantially concurrent repayment (in whole or in part) or release of any obligation under any Indebtedness) is not a Designated Subsidiary (but, in the case of this clause (ii), without giving effect to clause (iv) of the definition of such term and, in the case of any Subsidiary that was a Designated Subsidiary pursuant to clause (c) of the definition of such term, without giving effect to any release thereof from the Guarantee of any other Indebtedness resulting from a payment or other collection on such Guarantee following demand for payment thereon in connection with a breach or default in respect of the underlying Indebtedness), and, in each case, the Company shall deliver to the Administrative Agent a certificate of a Financial Officer or other executive officer of the Company to the effect that the requirements of this paragraph to such release have been satisfied, then the Administrative Agent shall execute and deliver to the Company, at the Company’s expense, all documents that the Company shall reasonably request to evidence such release and the release of all Liens created by the Security Documents on Collateral owned by such Subsidiary Guarantor.

(b) Upon (i) any sale, transfer or other disposition by any Loan Party (other than to another Loan Party) of any Collateral in a transaction permitted under this Agreement, (ii) any Collateral becoming an Excluded Asset or (iii) the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 9.02A, the Liens on such Collateral created by the Security Documents shall be automatically released. In connection with any such release pursuant to this paragraph, the Administrative Agent shall execute and deliver to the Company, at the Company’s expense, all documents that the Company shall reasonably request to evidence such release; provided that, as a condition to the execution of any such document by the Administrative Agent, upon the request of the Administrative Agent, the Company shall deliver a certificate of an Authorized Officer certifying that the relevant release complies with the provisions set forth above.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Guarantees provided under the Guarantee Agreement and the Liens created by the Security Documents shall terminate when all the Secured Obligations (other than Designated Cash Management Obligations, Designated Swap Obligations and contingent obligations for indemnification, expense reimbursement, tax gross-up, yield protection or otherwise, in each case as to which no claim has been made) have been indefeasibly paid in full, all Commitments have terminated or expired, the LC Exposure has been reduced to zero and the Issuing Banks have no further obligations to issue Letters of Credit hereunder. In connection with any such termination pursuant to this paragraph, the Administrative Agent shall execute and deliver to the Company, at the Company’s expense, all documents that the Company shall reasonably request to evidence such termination.

(d) Any execution and delivery of documents by the Administrative Agent pursuant to this Section shall be without recourse to, or representation or warranty by, the Administrative Agent.

SECTION 9.15. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 9.15 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 9.16. Certain Notices. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA Patriot Act.

SECTION 9.17. No Fiduciary Relationship. The Company and each Borrowing Subsidiary, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Company, the Subsidiaries and their Affiliates, on the one hand, and the Agents, the Arrangers, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agents, the Arrangers, the Lenders, the Issuing Banks or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Company and each Borrowing Subsidiary, on behalf of itself and its subsidiaries, acknowledges that each Agent, each Arranger, each Lender and each Issuing Bank and their respective Affiliates may have economic interests that conflict with those of the Company, the Subsidiaries, their equityholders and/or their Affiliates. The Agents, the Arrangers, the Lenders, the Issuing Banks and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Company, the Borrowing Subsidiaries and their Affiliates, and none of the Agents, the Arrangers, the Lenders, the Issuing Banks or their Affiliates has any obligation to disclose any of such interests to the Company, any Borrowing Subsidiary or any of their Affiliates. To the fullest extent permitted by law, the Company and each Borrowing Subsidiary, on behalf of itself and its subsidiaries, agrees that it will not assert any claims against the Agents, the Arrangers, the Lenders, the Issuing Banks and their Affiliates with respect to any breach or alleged breach of fiduciary duty in connection with this Agreement or any aspect of any transaction contemplated hereby.

SECTION 9.18. Non-Public Information. Each Lender and Issuing Bank acknowledges that all information furnished to it pursuant to this Agreement or any other Loan Document by or on behalf of the Company or any Subsidiary Guarantor and relating to the Company, the Subsidiaries or their respective businesses may include MNPI, and confirms that it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, state and foreign securities laws.

All such information, including requests for waivers and amendments, furnished by the Company, any Subsidiary Guarantor or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Accordingly, each Lender and Issuing Bank represents to the Company, the Borrowing Subsidiaries and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.

SECTION 9.19. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among or between any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancelation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.20. Acknowledgement Regarding Any Supported QFCs. (a) To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “US Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

(b) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a ~~U.S.~~US Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the ~~U.S.~~US Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a ~~U.S.~~US Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the ~~U.S.~~US Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 9.21. MIRE Event. Each of the parties hereto acknowledges and agrees that, if there are any Mortgaged Properties, then in connection with any increase, extension or renewal of any of the Loans or Commitments (excluding (a) any continuation or conversion of any Borrowing, (b) the making of any Borrowing or (c) the issuance, amendment or extension of any Letter of Credit so long as any such extension does not extend beyond the Maturity Date), the Company will, and will cause each applicable Subsidiary Loan Party to, deliver or cause to be delivered all flood hazard determination certifications, acknowledgements and evidence of flood insurance and other flood-related documentation with respect to such Mortgaged Properties as required by Flood Insurance Laws or as otherwise reasonably requested by the Administrative Agent or any Arranger (or any Affiliate thereof), and no amendment to this Agreement or any other Loan Document to effect any such increase, extension or renewal shall be effective until the date that the Administrative Agent confirms that all flood insurance diligence has been completed to the reasonable satisfaction of the Administrative Agent and any Arranger (or any Affiliate thereof designated by such Arranger); provided that the Administrative Agent or any Arranger (or applicable Affiliate thereof) shall use commercially reasonable efforts to complete all such flood diligence within 10 Business Days after the date the Company or such Subsidiary Loan Party delivers to the Administrative Agent or any Arranger (or applicable Affiliate thereof) all such information with respect to each Mortgaged Property as may be requested pursuant to this Section 9.21.

EXHIBIT B

Form of Assignment and Assumption

EXHIBIT A

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used in this Assignment and Assumption and not otherwise defined herein have the meanings specified in the Amended and Restated Credit Agreement dated as of May 5, 2020, among Expedia Group, Inc., a Delaware corporation (the “Company”), the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and London Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such Assignor’s outstanding rights and obligations under the Tranche identified below and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity, relating to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

A-1

1.	Name of Assignor (the “Assignor”):

2.	Name of Assignee (the “Assignee”):

[Assignee is an [Affiliate]/[Approved Fund] of: [Name of Lender]]

3.	Borrowers: Expedia Group, Inc., a Delaware corporation[; and [Name of Borrowing Subsidiary]].

4.	Administrative Agent: JPMorgan Chase Bank, N.A.

5.	Assigned Interest:

Tranche	Aggregate Amount of Commitments/Loans of all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Aggregate Amount of Commitments/ Loans of all Lenders[1]
Tranche 1	$	$	%
Tranche 2	$	$	%

Effective Date:                  [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal, state and foreign securities laws.

1 Set forth, to at least 8 decimals, as a percentage of the Commitments/Loans of all Lenders thereunder.

A-2

The terms set forth in this Assignment and Assumption are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor,

by
Name:
Title:

[NAME OF ASSIGNEE], as Assignee,

by
Name:
Title:

[Signature Page to Assignment and Assumption]

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A.
as Administrative Agent,

by
Name:
Title:

Consented to:

[ ], as Issuing Bank,

by
Name:
Title:

[Signature Page to Assignment and Assumption]

[EXPEDIA GROUP, INC.,

by
Name:
Title:][2]

2 No consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee.

[Signature Page to Assignment and Assumption]

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, the Borrowing Subsidiaries, the other Subsidiaries or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Company, the Borrowing Subsidiaries, the other Subsidiaries or any other Person or any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01(a) or 5.01(b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Assignor, any Agent, any Issuing Bank or any other Lender or any of their respective Related Parties and (vi) if it is a Foreign Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee, and (b) agrees that (i) it will, independently and without reliance on the Assignor, any Agent, any Issuing Bank or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Applicable Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile transmission or other electronic transmission means shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the law of the State of New York.

A-1-1

Schedule 2.01

Commitments

Lender		Tranche 1		Tranche 2		Total
JPMorgan Chase Bank, N.A.	US$	128,812,500	US$	0	US$	128,812,500
Bank of America, N.A.	US$	128,812,500	US$	0	US$	128,812,500
BNP Paribas	US$	128,812,500	US$	0	US$	128,812,500
Mizuho Bank, Ltd.	US$	128,812,500	US$	0	US$	128,812,500
HSBC Bank USA, National Association	US$	128,812,500	US$	0	US$	128,812,500
MUFG Bank, Ltd.	US$	77,287,500	US$	0	US$	77,287,500
Royal Bank of Canada	US$	77,287,500	US$	0	US$	77,287,500
Sumitomo Mitsui Banking Corporation	US$	77,287,500	US$	0	US$	77,287,500
U.S. Bank National Association	US$	77,287,500	US$	0	US$	77,287,500
The Bank of Nova Scotia	US$	77,287,500	US$	0	US$	77,287,500
Goldman Sachs Bank USA	US$	57,250,000	US$	0	US$	57,250,000
Standard Chartered Bank	US$	57,250,000	US$	0	US$	57,250,000
Total	US$	1,145,000,000	US$	0	US$	1,145,000,000